As filed with the Securities and Exchange Commission on July 25, 1997
                                                                Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENTS UNDER
                           THE SECURITIES ACT OF 1933
                             LEHMAN ABS CORPORATION
        (Exact name of Registrant as specified in governing instruments)

                DELAWARE                                  13-3447441
 (State or other jurisdiction of
  incorporation or organization)            (I.R.S. Employer Identification No.)

                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-5594
                    (Address of principal executive offices)

                                   TED JANULIS
                             LEHMAN ABS CORPORATION
                              3 WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-5594
                    (Name and address of agent for services)

                                    Copy to:
        SCOTT KIMMEL, ESQ.                            WALTER G. McNEILL, ESQ.
       LEHMAN BROTHERS INC.                            WEIL GOTSHAL & MANGES
   3 WORLD FINANCIAL CENTER                              767 FIFTH AVENUE
   NEW YORK, NEW YORK 10285                          NEW YORK, NEW YORK 10153

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                               ------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

 Title of Securities being        Amount being       Proposed maximum offering    Proposed maximum aggregate        Amount of
        registered                 registered             price per unit             offering price(1)(2)      registration fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
    Trust Certificates             $1,000,000                  100%                       $1,000,000                  $303.03
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2) $262,450,000 aggregate principal amount of securities registered by the Registrant under Registration Statement No. 33-73438 referred to below are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $263,450,000.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 33-73438 previously filed by the Registrant on Form S-3 and declared effective on November 28, 1995. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-73438 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement includes three different basic prospectuses with corresponding forms of prospectus supplement for offering Series of Certificates representing the entire beneficial ownership interest in various trusts to be created from time to time, the assets of which will consist primarily of a publicly issued, fixed income debt security or pool of such debt securities together with certain other assets as described herein deposited in trust by Lehman ABS Corporation. Following this Explanatory Note in sequential order are the basic prospectus and form of prospectus supplement for trusts consisting of obligations of (i) U.S. corporations, banking organizations and insurance companies subject to the informational requirements of the Securities Exchange Act of 1934, as amended; (ii) the United States of America and U.S. government sponsored entities; and (iii) certain foreign governments, subnationals and agencies or instrumentalities thereof.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion Dated July 25, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 25, 1997)

             CORPORATE BOND-BACKED CERTIFICATES, SERIES 1997 -- [ ]
      $ [PRINCIPAL OR NOTIONAL AMOUNT] [(APPROXIMATE)], CLASS   CERTIFICATES,
                        [ %] [VARIABLE] PASS THROUGH RATE
      $ [PRINCIPAL OR NOTIONAL AMOUNT] [(APPROXIMATE)], CLASS   CERTIFICATES,
                        [ %] [VARIABLE] PASS THROUGH RATE

                             LEHMAN ABS CORPORATION
                                    DEPOSITOR

Each Trust Certificate Series 199[7]-[ ] offered hereby will consist of
classes of Certificates, designated as Class   Certificates[,] [and] Class
Certificates[and list others], [all] of which [only the Class   Certificates[,]
[and] Class Corporate Bond-Backed Certificates [and list others]] are being offered hereby (collectively, the "Certificates") and will represent a fractional undivided beneficial interest in the Series 1997-[ ] Trust (the
 "Trust") to be formed pursuant to the Trust Agreement dated as of [ ], between Lehman ABS Corporation (the "Company") and [ ], as trustee (the "Trustee"), as supplemented by the Series 1997-[ ] Supplement dated as of [ ] (collectively, the "Trust Agreement"). The property of the Trust will consist in part of [$][ ] aggregate principal amount of [a %] [floating rate] [specify publicly issued
debt security] due   of [specify issuer]] [a pool of [ %] [floating rate]
publicly issued debt securities having a term of [not less than   years and not
more than   years] issued by one or more corporations, banking organizations, or insurance companies organized under the laws of the United States or any State [(other than the Retained Interest referred to herein)] (collectively, the "Underlying Securities"), and having the characteristics described herein under "Description of the Deposited Assets." Terms used but not otherwise defined herein are defined in the Prospectus attached hereto (the "Prospectus").

The Underlying Securities will be acquired by the Company and, pursuant to the Trust Agreement, deposited into the Trust for the benefit of Certificateholders. [The Underlying Securities were issued and sold as part of an underwritten public offering in [ ].] The Underlying Securities are obligations of the Underlying Securities Issuer and [explain whether senior or subordinate, whether secured or unsecured and whether subject to any redemption or put rights]. [Describe any required principal payments of Underlying Securities.]

Distributions on the Certificates will be made [monthly] [quarterly] [semi-annually] on [[ ] of each year]-[to be conformed to interest payment dates for Underlying Securities], or, if any such date is not a business day, then on the immediately following business day (each, a "Distribution Date") commencing [ ]. The last day on which distributions are scheduled to be made on the Certificates is [ ] (the "Final Distribution Date"), by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates or, to the extent specified herein, a pro rata share of any remaining Underlying Securities.

SEE "RISK FACTORS" HEREIN ON PAGES [__] TO [__] AND IN THE PROSPECTUS ON PAGES 5 TO 7.
                           ---------------------- (cover continued on next page)


THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

The Underwriter has agreed to purchase the Certificates from the Company at [ ]% of the Certificate Principal Balance thereof ($[ ] aggregate proceeds to the Company, before deducting expenses estimated at $[ ]) plus accrued interest, if any, at the Pass-Through Rate calculated from [ ], 1997 (the "Expected Settlement Date"), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Method of Distribution."

The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Method of Distribution."

The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the [specify applicable classes] Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about the Expected Settlement Date.


                                 LEHMAN BROTHERS

                                  July   , 1997

(cover page continued)

As and to the extent described herein, collections received by the Trustee with respect to the Deposited Assets will be distributed to Certificateholders [of each class] in the manner and priority described herein. [The rights of the
holders of the Class   Certificates [and specify other classes] to receive
distributions of such collections are subordinated to the rights of the holders
of the Class   Certificates [and specify other classes].] As and to the extent described herein, losses realized on the Deposited Assets will be borne by the
holders of the Class   Certificates [and specify other classes] before such
losses will be borne by the holders of the other classes of Offered Certificates
[and the Class   Certificates [and specify other classes]]. To the extent
described herein, the relative priorities of each class of Certificates with respect to collections from and losses on the Deposited Assets may each change over time, either permanently or temporarily, upon the occurrence of certain circumstances specified herein. See "Description of the Certificates-Allocation of Losses; Subordination."

The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, this offering.

There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

The [specify applicable classes] Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates-Definitive Certificates."

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED [__________], 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

UNTIL     ,1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS


                  The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates", "Description of the Deposited Assets" and "Description of Credit Support." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


THE CERTIFICATES

The Trust.................................. Series 1997-[ ]Trust. The Trust will be formed pursuant to the Trust
                                            Agreement dated as of [ ] (the "Base
                                            Trust Agreement"), between the
                                            Company and the Trustee, as
                                            supplemented by the Series 1997-[ ]
                                            Supplement dated as of the Expected
                                            Settlement Date (the "Series
                                            Supplement" and, together with the
                                            Base Trust Agreement, the "Trust
                                            Agreement").

Securities
Offered.....................................Corporate Bond-Backed Certificates,
                                            Series 1997-[ ], consisting of Class
                                            [ ] Certificates[,] [and] Class [ ]
                                            Certificates [and specify others]
                                            (collectively, the "Certificates").

[Initial Certificate
Principal Balance]
[Notional
Amount].....................................Class [ ]: [$] [ ].
                                            Class [ ]: [$] [ ].

Final Scheduled Distribution
Date........................................Class [ ].
                                            Class [ ].

Pass-Through
Rates.......................................[The Variable Pass-Through Rates
                                            applicable to the calculation of the
                                            interest distributable on any
                                            Distribution Date on the
                                            Certificates [(other than the Class
                                            [ ] Certificates)] are equal to
                                            [describe method for determining
                                            variable rates]. The initial
                                            Variable Pass-Through Rates for the
                                            Class [ ] Certificates [,] [and] the
                                            Class [ ] Certificates [and specify
                                            others] are approximately __% [,]
                                            [and] ___% [and ___%] per annum,
                                            respectively.] [The Pass-Through
                                            Rate applicable to the calculation
                                            of the interest distributable on any
                                            Distribution Date on the [specify
                                            classes] Certificates is fixed at
                                            ___% [and ___%, respectively,] per
                                            annum.]

Deposited
Assets..................................... The Deposited Assets shall consist of the Underlying Securities [and
                                            describe any assets which are
                                            ancillary or incidental to the
                                            Underlying Securities]. See "--The
                                            Underlying Securities" [, "-- Other
                                            Deposited Assets"] and "Description
                                            of the Deposited Assets" below.

Original Issue
Date....................................... [     ].

Cut-off Date............................... [     ].

Distribution
Date........................................[     ], commencing [     ].

Record Date.................................The [ ] day immediately preceding each Distribution Date.

Denominations;
Specified
Currency....................................The Class [ ] Certificates [,] [and]
                                            Class [ ] Certificates [and specify
                                            others] will be denominated and
                                            payable in [U.S. dollars] [ ] (the
                                            "Specified Currency") and will be
                                            available for purchase in minimum
                                            denominations of [$][ ] and
                                            [integral multiples thereof]
                                            [multiples of [$][ ] in excess
                                            thereof].

Interest Accrual
Periods.....................................[Monthly] [Quarterly]
                                            [Semi-annually] (or, in the case of
                                            the first Interest Accrual Period,
                                            from and including the Original
                                            Issue Date to but excluding the
                                            first Distribution Date).

Form of
Security....................................Book-entry Certificates with The
                                            Depository Trust Company ("DTC"),
                                            except in certain limited
                                            circumstances. See "Description of
                                            the Certificates -- Definitive
                                            Certificates." Distributions thereon
                                            will be settled in [immediately
                                            available (same-day)] [clearinghouse
                                            (next-day)] funds.

Trustee.....................................[    ], as trustee.

Ratings.....................................[   ] by [   ] [and [   ] by [   ]].
                                            [Specify specific ratings
                                            requirements for particular classes,
                                            including the extent to which the
                                            issuance of the Certificates of a
                                            given class is conditioned upon
                                            satisfaction of the ratings of each
                                            other class of Certificates.] See
                                            "Ratings."

Collection Period...........................With respect to a Distribution Date, the period beginning on [  ] and
                                            ending at the close of business
                                             on [  ].

THE UNDERLYING SECURITIES
-------------------------

Underlying Securities.......................[A [ ]%] [floating rate] [publicly issued debt security due [ ] [A pool
                                            of publicly issued debt securities
                                            of various issuers, exclusive of the
                                            Retained Interest] [in/having] an
                                            aggregate principal amount of
                                            [$][  ].

Underlying Securities
Issuer......................................[Specify issuer] [Pool of various domestic corporations, banking
                                            organizations and insurance
                                            companies.]

Underlying Securities Original
Issue Date..................................[      ].

Underlying Securities Final
Payment Date................................[      ].

Amortization................................[Describe amortization schedule, if any].

Denominations;
Underlying Securities
Currency....................................The Underlying Securities are
                                            denominated and payable in [U.S.
                                            dollars] [ ] (the "Underlying
                                            Securities Currency") and are
                                            available in minimum denominations
                                            of [$][ ] and [integral multiples
                                            thereof] [multiples of [$][ ] in
                                            excess thereof].

Underlying Securities
Payment Dates...............................[      ], commencing [     ].

Underlying Securities
Rate........................................[ % per annum.] [A [Weighted
                                            Average] rate per annum equal to
                                            [specify interest rate formula for
                                            debt security].]

Underlying Securities Interest
Accrual Periods.............................[Monthly] [Quarterly]
                                            [Semi-annually].

Priority....................................[Describe senior or subordinated status of Underlying Securities].

Security....................................[Describe existence of any security for obligations or state that
                                            Underlying Securities are
                                            unsecured].

Redemption/Put/
Other Features..............................[Describe existence of any redemption, put or other material
                                            features applicable to the
                                            Underlying Securities].

Form of
Security................................... Book-entry debt securities with DTC
                                            [listed on the [New York] [American]
                                            Stock Exchange [specify other
                                            listing]].

Underlying Securities
Trustee [Fiscal
and Paying
Agent]..................................... [ ]. The Underlying Securities have been issued pursuant to [an
                                            indenture dated as of [ ], 19[ ]
                                            (the "Indenture"), between the
                                            Underlying Securities Trustee and
                                            the Underlying Securities Issuer].

Ratings.................................... [ ] by [ ] [and [ ] by [ ]]. See
                                            "Description of the Underlying
                                            Securities--Ratings of Underlying
                                            Securities."

OTHER DEPOSITED ASSETS
----------------------

[Provide similar tabular summary description of the principal economic terms of any credit support or other ancillary or incidental asset]

                        SUMMARY OF PROSPECTUS SUPPLEMENT


                  The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus.

Depositor...................................Lehman ABS Corporation (the
                                            "Company"), an indirect wholly-
                                            owned subsidiary of Lehman Brothers
                                            Inc. See "The Company" in the
                                            Prospectus.

Certificates................................The Certificates, each of which represents a fractional undivided
                                            beneficial interest in the Trust,
                                            will be issued pursuant to the Trust
                                            Agreement. The Certificates will
                                            consist of [ ] classes, designated
                                            as Class [ ] Certificates [and] [,]
                                            Class [ ] Certificates [and [specify
                                            other classes]], [all] of which [all
                                            but the Class [ ] Certificates] are
                                            being offered hereby (collectively,
                                            the "Certificates").

                                            The Certificate Principal Balance of
                                            a Certificate outstanding at any
                                            time represents the maximum amount
                                            that the holder thereof is entitled
                                            to receive as distributions
                                            allocable to principal. The
                                            Certificate Principal Balance of a
                                            Certificate will decline to the
                                            extent distributions allocable to
                                            principal are made to such holder.
                                            [The Notional Amount of the Class [
                                            ] Certificates as of any date of
                                            determination is equal to [specify].
                                            Reference to the Notional Amount of
                                            the Class [ ] Certificates is solely
                                            for convenience in determining the
                                            basis on which distributions on the
                                            Class [ ] Certificates are
                                            calculated [and determining the
                                            relative voting rights of
                                            Certificateholders of Class [ ]
                                            Certificates for purposes of voting
                                            on a class-by-class basis or
                                            otherwise]. The Notional Amount does
                                            not represent the right to receive
                                            any distributions allocable to
                                            principal.]

                                            [The Class [ ] Certificates, which
                                            are not being offered hereby, have
                                            in the aggregate an initial
                                            Certificate Principal Balance of [$]
                                            (approximate) and a [Variable]
                                            Pass-Through Rate [of __%]. The
                                            Class [ ] Certificates represent the
                                            right to receive distributions in
                                            respect of their Certificate
                                            Principal Balance and interest
                                            thereon at their applicable
                                            Pass-Through Rate.] Shortfalls in
                                            collections with respect to the
                                            Deposited Assets will be allocated
                                            solely to the Class [ ] Certificates
                                            to the extent provided herein and,
                                            thereafter, will be allocated among
                                            the Certificates and the Class [ ]
                                            Certificates, as provided herein.
                                            [The Class [ ] Certificates will be
                                            transferred by the Company to an
                                            affiliate on or about , 1997 (the
                                            "Closing Date"), and may be sold at
                                            any time in accordance with any
                                            restrictions in the Trust
                                            Agreement.]]

The Underlying
Securities..................................Interest on the Underlying
                                            Securities accrues at the Underlying
                                            Securities Rate for each Underlying
                                            Securities Accrual Period and is
                                            payable on each Underlying
                                            Securities Payment Date. The entire
                                            principal amount of the Underlying
                                            Securities will be payable on the
                                            Underlying Securities Final Payment
                                            Date. [The Underlying Securities
                                            have a remaining term to maturity of
                                            approximately   years.] [As of the
                                            Cut-off Date, the pool of Underlying
                                            Securities have a weighted average
                                            interest rate of % and a weighted
                                            average remaining term to maturity
                                            of approximately   years.
                                            Approximately % [specify if greater
                                            than 10%] of such Underlying
                                            Securities consist of debt
                                            securities of [U.S. corporate
                                            issuers].]

                                            [Name such obligor] is a U.S.
                                            corporation whose principal
                                            executive offices are located at
                                            [specify address]. The obligor is
                                            subject to the informational
                                            requirements of the Exchange Act and
                                            in accordance therewith files
                                            reports and other information
                                            (including financial information)
                                            with the Commission. See
                                            "Description of the Deposited
                                            Assets."

[Other Deposited
Assets and Credit
Support.....................................The Deposited Assets will also include [direct obligations of the
                                            United States] [describe any assets
                                            which are ancillary or incidental to
                                            the Underlying Securities, including
                                            hedging contracts such as puts,
                                            calls, interest rate swaps, currency
                                            swaps, floors, caps and collars]
                                            (such assets, together with the
                                            Underlying Securities, the
                                            "Deposited Assets"). See
                                            "Description of the Deposited
                                            Assets."

                                            The Certificateholders of the
                                            [specify particular classes]
                                            Certificates will have the benefit
                                            of [describe credit support] to
                                            support or ensure the [servicing
                                            and] [timely] [ultimate]
                                            distribution of amounts due with
                                            respect to the Deposited Assets,
                                            including providing certain coverage
                                            with respect to losses thereon.]

Distributions...............................Holders of the Certificates will be entitled to receive on each
                                            Distribution Date, to the extent of
                                            available funds on such Distribution
                                            Date, after payment of the expenses
                                            of the Trustee and its respective
                                            agents up to the Allowable Expense
                                            Amount, (i) [in the case of each
                                            class of Certificates other than the
                                            Class [ ] Certificates,]
                                            distributions allocable to interest
                                            at the applicable Pass-Through Rate
                                            on the applicable Certificate
                                            Principal Balance, (ii) [in the case
                                            of each class of Certificates other
                                            than the Class [ ] Certificates,]
                                            distributions allocable to principal
                                            and (iii) [in the case of each class
                                            of Certificates other than the Class
                                            [ ] Certificates,] distributions
                                            allocable to premium (if any) in an
                                            amount equal to all payments of
                                            premium (if any) received on the
                                            Underlying Securities for the
                                            applicable Collection Period.
                                            Distributions will be made to
                                            Certificateholders only if, and to
                                            the extent that, payments are made
                                            with respect to the Deposited Assets
                                            or are otherwise covered by any
                                            Credit Support. [The holders of the
                                            Class [ ] Certificates will be
                                            entitled to receive on each
                                            Distribution Date distributions
                                            allocable to interest in an amount
                                            equal to [describe Stripped
                                            Interest].] [The holders of the
                                            Class [ ] Certificates will not be
                                            entitled to receive any
                                            distributions allocable to principal
                                            or premium (if any).] See
                                            "Description of the
                                            Certificates--Distributions."

Special
Distribution
Dates.......................................If a payment with respect to the
                                            Underlying Securities is made to the
                                            Trustee after the Underlying
                                            Securities Payment Date on which
                                            such payment was due, then the
                                            Trustee shall distribute any such
                                            amounts received on the next
                                            occurring Business Day (a "Special
                                            Distribution Date") as if such funds
                                            had constituted Available Funds on
                                            the Distribution Date immediately
                                            preceding such Special Distribution
                                            Date; provided, however, that the
                                            Record Date for such Special
                                            Distribution Date shall be [five
                                            Business Days (as such term is
                                            defined in the Prospectus, "Business
                                            Day") prior to the day on] which the
                                            related payment was received from
                                            the Underlying Securities Trustee.

Subordination...............................As and to the extent described herein, the rights of the holders of
                                            the Class [ ] Certificates [and
                                            specify other classes] to receive
                                            distributions of principal, premium
                                            (if any), and interest with respect
                                            to the Deposited Assets will be
                                            subordinated to the rights of the
                                            holders of the other classes of
                                            Certificates with respect to losses
                                            attributable to principal, premium
                                            (if any) and interest realized on a
                                            Deposited Asset (such losses,
                                            "Realized Losses"). See "Description
                                            of the Certificate-Allocation of
                                            Losses; Subordination."

Optional
Termination.................................At its option, the [Company] may purchase all the Deposited Assets in
                                            the Trust, and thereby cause the
                                            termination of the Trust and early
                                            retirement of the Certificates, on
                                            any Distribution Date on which the
                                            aggregate principal amount of the
                                            Deposited Assets remaining in the
                                            Trust is less than [10%] of the
                                            aggregate principal amount of the
                                            Deposited Assets as of the Cut-off
                                            Date. [Specify any other purchase or
                                            repurchase option of the Company.]
                                            See "Description of the Trust
                                            Agreement-- Termination" herein and
                                            "Description of Trust Agreement--
                                            Termination" in the Prospectus.

Certain Federal
Income Tax
Consequences................................In the opinion of tax counsel to the
                                            Trust, the Trust will be classified
                                            for Federal income tax purposes [as
                                            a grantor trust] [as a partnership]
                                            [as a financial asset securitization
                                            investment trust ("FASIT")] and not
                                            as an association taxable as a
                                            corporation. See "Certain Federal
                                            Income Tax Consequences."

Ratings.....................................It is a condition to the issuance of the Certificates that the
                                            Certificates have the ratings
                                            specified above under "Summary of
                                            Principal Economic Terms--The
                                            Certificates--Ratings." A security
                                            rating is not a recommendation to
                                            buy, sell or hold securities and may
                                            be subject to revision or withdrawal
                                            at any time by the assigning rating
                                            agency. A security rating does not
                                            address the occurrence or frequency
                                            of redemptions or prepayments on, or
                                            extensions of the maturity of, the
                                            Deposited Assets, the corresponding
                                            effect on yield to investors [or
                                            whether investors in the Class [ ]
                                            Certificates may fail to recover
                                            fully their initial investment]. See
                                            "Ratings."

ERISA
Considerations..............................An employee benefit plan subject to the Employee Retirement Income
                                            Security Act of 1974, as amended
                                            ("ERISA"), and an individual
                                            retirement account (each, a "Plan")
                                            may purchase Certificates of any
                                            class if either (i) the Company is
                                            able to confirm the existence of at
                                            least 100 independent purchasers of
                                            such class or (ii) the Plan can
                                            represent that its purchase of the
                                            Certificates would not be prohibited
                                            under ERISA or the Code. See "ERISA
                                            Considerations."

                             FORMATION OF THE TRUST

                  The Trust will be formed pursuant to the Trust Agreement (including the Series [ ] Supplement) between the Company and the Trustee. Concurrently with the execution and delivery of the Series [ ] Supplement, the Company will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Company.

                  The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Company or the issuance of the Certificates. [Neither the Company nor any of its affiliates participated in the initial public offering of the Underlying Securities] [Lehman Brothers Inc., an affiliate of the Company, participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].


                                  RISK FACTORS

                  [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and the particular structure of the Certificates being offered, including factors relating to the yield on the Certificates and risks associated with the Deposited Assets and the terms thereof, as described elsewhere herein.] See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.


                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

                  This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Deposited Assets. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. [Describe publicly available documents.] [The] [Each] Underlying Securities Issuer is subject to the information reporting requirements of the Exchange Act. Although the Company has no reason to believe the information concerning the Underlying Securities, [the] [each] Underlying Securities Issuer or each Underlying Securities prospectus related to the Underlying Securities is not reliable, neither the Company nor any of the Underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

[Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors.]

                  [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of publicly issued debt securities of [domestic corporations, banking organizations and insurance companies]. The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will be deposited into the Trust. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

                  The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

                  COMPOSITION OF THE UNDERLYING SECURITIES POOL
                             AS OF THE CUT-OFF DATE

                  Number of Underlying Securities:
                  Aggregate Principal Balance:       [$]
                  Average Principal Balance:         [$]
                  Largest Balance:                   [$]
                  Weighted Average Interest Rate:               %
                  Weighted Average Original Term
                    to Maturity:                                years
                  Weighted Average Remaining Term
                    to Maturity:                                years
                  Longest Remaining Term
                    to Maturity:                                years



                     DISTRIBUTION BY INDUSTRY CLASSIFICATION
            OF THE UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE


                                                            Percent of
                                           Aggregate         Aggregate
   Industry                                Principal         Principal
Classification          Number              Balance           Balance
--------------          ------             ---------         ----------


Total                   ======             =========         ==========


                         DISTRIBUTION BY RATINGS OF THE
                UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE


                                                            Percent of
                                           Aggregate         Aggregate
                                           Principal         Principal
Rating                  Number              Balance           Balance
--------------          ------             ---------         ----------


Total                   ======             =========         ==========

                   DISTRIBUTION BY REMAINING TERM TO MATURITY
            OF THE UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE


                                                            Percent of
                                           Aggregate         Aggregate
Remaining Term                             Principal         Principal
to Maturity              Number              Balance           Balance
--------------          ------             ---------         ----------


Total                   ======             =========         ==========




                      DISTRIBUTION BY INTEREST RATE OF THE
                UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE

                                                                Percent of
                                             Aggregate          Aggregate
                                             Principal          Principal
Interest Rate Range         Number            Balance            Balance
-------------------        -------            -------           ---------

  % to  %                                     [$]                       %

Greater than        %      -------            --------           ---------

Total                                         [$]                    100%
                          ========            =========          =========


                  The Underlying Securities consist of debt securities of [domestic corporate issuers [specify other]]. As of the Cut-off Date, [all of] [approximately % of] such Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein and "Risk Factors--Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.]

UNDERLYING SECURITIES INDENTURE

                  The Underlying Securities have been issued pursuant to [an] agreement[s] ([each,] an "Indenture") between the [various] Underlying Securities Issuer[s] and Underlying Securities Trustee[s]. The following summary describes certain general terms of such Indenture[s], but investors should refer to the Indenture[s] [itself] [themselves] for all the terms governing the Underlying Securities.

                  Each of the Indenture[s] limits the [respective] Underlying Securities Issuer's ability to engage in certain activities and transactions and requires that the Underlying Securities Issuer perform certain obligations with respect to the Underlying Securities. [Describe common restrictive, financial and other covenants on the Underlying Securities Issuer contained in the Indentures.]

                  [The following is a summary of the typical Underlying Security Events of Default for each series of Outstanding Debt Securities. [Any additional Underlying Security Events of Default unique to a Concentrated Underlying Security have been described following the summary]:

                  (a) failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities in the time periods given in the Indentures;

                  (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement under an Indenture continuing for a specified period of time after notice thereof is given to the Underlying Securities Issuer by the Underlying Securities Trustee or the holders of not less than a specified percentage of the Outstanding Debt Securities;

                  (c) failure by the Underlying Securities Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Underlying Securities Issuer or the acceleration by or on behalf of the holders thereof of such securities; [and]

                  (d) certain events of bankruptcy or insolvency relating to the Underlying Securities [Issuer]; and

                  [(e) describe any additional common events of default with respect to the pool of Underlying Securities].]

                  As of the Cut-off Date, [all of] [approximately __% of] the Underlying Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Underlying Securities as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral].]

                  The [pool of] Underlying Securities, together with any other assets described below and any Credit Support described under "Description of Credit Support," represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.]

[Use the following with respect to each obligor the Underlying Securities of which represent more than 10% of the total Underlying Securities available to make distributions in respect of the Certificates--only a single obligor is referred to for purposes of this section of the form of Prospectus Supplement.]

                  [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate] [specify publicly issued debt security] due of [specify issuer][, exclusive of the interest therein retained by [the Company] as described below (the "Retained Interest")], having an aggregate principal amount outstanding as of the Cut-off Date of approximately [$][specify currency] (the "Underlying Securities"). The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will be deposited into the Trust. The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing debt security comprising [ %] of the Underlying

Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein and "Risk Factors--Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.

                  According to [name such obligor]'s publicly available documents, [name such obligor] is a [identify form of domestic corporation, banking organization or insurance company] whose principal executive offices are located at [specify address]. The Company is not an affiliate of [name such obligor]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission [and makes available to the public upon request certain annual reports containing financial and other information]. Copies of such reports and other information [may be inspected and copied at the Commission locations listed under "Available Information" in the accompanying Prospectus and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].

                  The Trust will have no other significant assets [other than any Credit Support or those assets referred to below] from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the Certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor]. All information contained in this Prospectus Supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph. Neither the Company nor [any of] the Underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.

                  The Deposited Assets will also include [direct obligations of the United States of America][describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities] (such assets, together with the Underlying Securities, the "Deposited Assets").

                         [DESCRIPTION OF CREDIT SUPPORT]

                  For the benefit [solely] of the [Offered] [Class [ ] Certificates [and the Class [ ] Certificates]], Credit Support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.

[THE LETTER OF CREDIT

                  Simultaneously with the Company's assignment of the Deposited Assets to the Trust, the Company will obtain the Letter of Credit from [ ] (the "Letter of Credit Bank") in favor of the Trustee on behalf of the Certificateholders. The Letter of Credit will be irrevocable and will [support the [timely][ultimate] remittance of amounts due with respect to the Deposited Assets]. [The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to . The initial amount of the Letter of Credit will be [$] . Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) % of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (ii)] the amount of the Letter of Credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Deposited Assets] [describe other methods]. The Letter of Credit expires on , 19 . The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Letter of Credit Bank to the extent of any amounts owing, in the manner and priority specified herein.]

                  [Add language regarding the Letter of Credit Bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank. In addition, to the extent that the Letter of Credit will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the Letter of Credit Bank.]]

[THE SURETY BOND

                  Simultaneously with the Company's assignment of the Deposited Assets to the Trust, the Company will obtain the Surety Bond from [ ] (the "Surety") in favor of the Trustee on behalf of the Certificateholders. The Surety Bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered][Class[ ]] Certificates. The Surety Bond expires on
             , 19 . The Trustee will be obligated, in the event of a drawing on the Surety Bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Surety to the extent of any amounts owing, in the manner and priority specified herein.

                  [Add language regarding the issuer of the Surety Bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Surety. In addition, to the extent that the Surety Bond will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the issuer of the Surety Bond.]]

[RESERVE ACCOUNT

                  The Company will deposit with the Trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the Certificates in the amount of [$] . [Collections with respect to the Deposited Assets not distributed with respect to the Certificates shall be deposited in the Reserve Account.] Amounts so deposited in such Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Company].]


                            YIELD ON THE CERTIFICATES

                  [Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the Certificateholders of each class of the Certificates, as described elsewhere herein.] See "Maturity and Yield Considerations" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

                  The Certificates will consist of [ ] classes of Certificates, designated as Class [ ][,] [and] Class [ ] [and Class___] Certificates. The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The Certificates represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. [The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate.] [The Class
[ ] Certificates, which are not being offered hereby, will be transferred by the Company to an affiliate on the Closing Date, and may be sold at any time by the Company in accordance with the terms of the Trust Agreement.]

                  The Certificates [(other than the Class [ ] Certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The Class [ ] Certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one Certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

                  The Certificates [(other than the Definitive Classes of Certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Company, the "Clearing Agency"), except as provided below. The Company has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of Certificates--Global Securities" in the Prospectus.

                  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

                  Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates [(other than the Definitive Classes)] and the Company is unable to locate a qualified successor or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

                  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates [(other than the Definitive Classes of Certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

DISTRIBUTIONS

                  Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

               (i) to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;

              (ii) [to the providers of Credit Support ("Credit Support Providers"), any amounts required to be paid or reimbursed to, or deposited with, any such person (collectively, "Credit Support Payments");

            (iii)] to the Certificateholders of each Class of such Series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], second, to the payment of Required Principal and third, to the payment of Required Premium, in each case applicable to such Class, commencing with the most highly ranked Class and, to the extent Available Funds remain available, to each other Class in accordance with the ranking specified herein under "--Allocation of Losses; Subordination";

            [(iii) to the Credit Support Providers, any Credit Support
        Payments;]

            [(iv)] to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant to clause (i) above;

              [(v)   all remaining amounts, if any, to the Company].

                  There can be no assurance that collections received from the Deposited Assets and any applicable Credit Support relating to the Certificates over a specified period will be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the Certificateholders of the Certificates. To the extent Available Funds are insufficient to make any such distributions due to any such Series or Class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

                  For purposes hereof, the following terms have the following meanings:

                  ["Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$]__________ and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]

                  "Available Funds" for any Distribution Date means the sum of
         (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as of such Distribution Date pursuant to the Credit Support described herein [and (c) any additional amount that the [Company] may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds].

                  "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

                  "Eligible Investments" means, with respect to the Certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

                  "Required Interest" for the Certificates or any Class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such Certificates, computed at the applicable Pass-Through Rate.

                  "Required Premium" for the Certificates or any Class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such Certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

                  "Required Principal" for the Certificates or any Class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such Certificates. The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any Credit Support obtained for the benefit of such holder. The Certificate Principal Balance of any class of Certificates [(other than the Class [ ] Certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses, as described herein. [The Notional Amount of the Class [ ] Certificates as of any date of determination is equal to [specify amount].] [Holders of the Class [ ] Certificates are not entitled to receive any distributions allocable to principal.]

                  [Notwithstanding the priorities described above, holders of the Class [ ] Certificates and the Class [ ] Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the Class [ ] Certificates and the Class [ ] Certificates, if any of the following conditions shall be satisfied: [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[ADVANCES

                  Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

                  Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

                  All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

                  The subordination described herein provided by the Class [ ] Certificates [and the Class [ ] Certificates] is designed to protect holders of the remaining classes of Certificates from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining classes of Certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.

                  [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various classes].]

                  [An "Extraordinary Trust Expense" is an expense of a given Trust in excess of the Allowable Expense Amount, including certain reimbursements to the Company described in the Prospectus under

"Description of Certificates-[Certain Matters Regarding the Company"] and certain reimbursements to the Trustee described under "Description of the Trust Agreement-The Trustee" herein.]

[RESTRICTIONS ON TRANSFER OF THE CLASS [  ] CERTIFICATES

                  Because the Class [ ] Certificates are subordinate to the Class [ ] Certificates and the Class [ ] Certificates to the extent set forth herein, the Class [ ] Certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations."]


                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                  The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1997-[ ] Supplement) will consist of (i) the Deposited Assets (exclusive of any Retained Interest, which is not part of the Trust), (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and] [(iii) any Credit Support in respect of any class or classes of Certificates] [and (iv) the rights of the Company under the Purchase Agreement between the Company and the Seller]. [In addition, the Certificateholders of the Certificates may also have the benefit of certain Credit Support discussed above. See "Description of Credit Support."] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

                  [ ], a [ ] corporation, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ ] and its telephone number is [ ].

                  The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

                  An event of default with respect to any class of Certificates under the Trust Agreement (an "Event of Default") will consist of [(i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) the occurrence and continuance of such other events specified in the applicable series supplement.]

[Describe remedies available to Certificateholders upon the occurrence and continuance of an Event of Default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

                  The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates of any class, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such class.

                  No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such Series evidencing not less than the "Required Percentage-Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such Series have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such Series evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights of such Series. ["Required Percentage-Remedies" shall mean [ %] of the Voting Rights.]

VOTING RIGHTS

                  [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates[,] [and] the Class [ ] Certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective Certificates and [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective Certificates. [Specify whether and under what circumstances voting will be class-by-class.]

                  [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages.] ["Required
Percentage-Amendment" of Voting Rights necessary to consent to amendment or modification of the Trust shall be [ %].] ["Required Percentage-Waiver" shall mean [ %] of the Voting Rights.]

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF INDENTURE

                  The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the Certificates, as applicable) as the Certificates of the Trust were actually voted or not voted by the

Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a Underlying Securities Event of Default or an event which with the passage of time would become a Underlying Securities Event of Default and with the unanimous consent of all holders of Outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding Class of the Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Outstanding Debt Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Indenture has occurred, the Trustee is directed by the affirmative vote of all of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above. Accordingly, a Certificateholder generally would be required to effect a withdrawal of Requested Underlying Securities from the Trust in order to accept such offer. See "-Optional Exchange" in the Prospectus.

                  If an event of default under the Indenture occurs and is continuing and if directed by all the holders of outstanding Class [ ] Certificates and, unless the Class [ ] Certificates are no longer outstanding, by all the holders of outstanding Class [ ] Certificates, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the Certificateholders' interests of each Class may differ and the interests of either Class may differ from holders of other Outstanding Debt Securities.

TERMINATION

                  The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of Certificates-Termination" in the Prospectus. The Company will have the right to purchase all remaining Deposited Assets in the Trust and thereby effect early retirement of the Certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of the Company at [specify when and on what terms any such option may be exercised]]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Company exercises any such option, the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding Certificate Principal Balance or Notional Amount, as applicable, plus with respect to the Certificates [one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of Certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.]

In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement-Termination" in the Prospectus.


                  CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

                  [Describe any applicable legal aspects of the Deposited Assets or relating to the enforceability by the Certificateholders of the security interest, if any, securing such Deposited Assets.]


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following is a general discussion of all material Federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates. Such consequences will depend on the terms of the Certificate, whether the Trust is treated as a grantor trust, a partnership or FASIT for Federal income tax purposes, and the assets collateralizing or otherwise supporting such Certificate. The consequences of owning Certificates which are deemed for Federal income tax purposes to be interests in a grantor trust, in a partnership or in a FASIT are discussed separately below under the captions ["Grantor Trust Certificates"], ["Partnership Certificates"] and ["FASIT Certificates"] respectively. The applicable Trust Agreement would include provisions appropriate to the particulars of the transaction and to the relevant Federal income tax status of the Trust and related Certificates.

                  This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. [The Prospectus Supplement for each series of Certificates will describe the consequences that relate to the specific Certificates issued pursuant thereto.]

                  The Trust will be provided with an opinion of Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), special Federal tax counsel to the Company ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.


TAX STATUS OF TRUST

                  In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificate Owner") will be subject to Federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such Certificates, and as if it paid directly its share of expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificate owners will not realize OID except with respect to a "stripped interest" (as defined below).

INCOME OF CERTIFICATE OWNERS

                  In General. A Certificate Owner will allocate the amount it pays for its Certificate among the Underlying Securities and the Deposited Assets in the Trust other than the Underlying Securities (the "other Deposited Assets") allocable to such Certificate, in proportion to their relative fair market values on the date of purchase of the Certificate. A Certificate Owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

                  The Federal income tax treatment of a holder of a particular class of Certificates will depend upon whether the interest in the Underlying Securities represented by such class will be considered, in whole or in part, to be a "stripped bond" or "stripped coupon" (together, a "stripped interest") within the meaning of Section 1286 of the Code. A class of Certificates will not be considered to represent a stripped interest in the Underlying Securities to the extent the Certificate is entitled to receive a proportionate amount of all principal and interest on the Underlying Securities. A class of Certificates will be considered in its entirety to represent a stripped interest in the underlying Underlying Securities if it is entitled to receive interest on the Underlying Securities which is disproportionately less than the principal which it is entitled to receive on the Underlying Securities, or if it is entitled to receive all or part of the interest on the Underlying Securities but no principal on the Underlying Securities. In addition, if a class of Certificates is entitled to receive interest and principal on the Underlying Securities, but the interest it is entitled to receive on the Underlying Securities is disproportionately more than the principal it is entitled to receive on the Underlying Securities, it could be argued that the Certificates represents (a) an interest in the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Securities and (b) a stripped interest in the Underlying Securities to the extent of any additional interest to which it is entitled on the Underlying Securities. If a Certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of Certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

                  Tax Treatment of Certificates to the Extent They Are Not Stripped Interests. To the extent a class of Certificates does not represent a stripped interest in the Underlying Securities, each Certificate Owner will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest and discount earned on the Underlying Securities, income derived from the other Deposited Assets held by the Trust, and any gain or loss upon collection or disposition of the Underlying Securities or other Deposited Assets. The portion of each monthly payment to a Certificate Owner that is allocable to principal on the Underlying Securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such Certificate Owner's undivided interest in the Underlying Securities.

                  To the extent that the portion of the purchase price of a Certificate allocated to a Certificate Owner's undivided interest in a Underlying Security is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. In determining whether a Certificate Owner has purchased its interest in the Underlying Securities at a premium or discount, a portion of the purchase price for a Certificate will be allocated to (i) the other Deposited Assets (including any accrued interest thereon) held by the Trust and (ii) the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the

Certificate Owner's undivided interest in the Underlying Securities (the "allocated Purchase Price"). To the extent that the allocated Purchase Price is less than the principal balance of an Underlying Security, the Certificate Owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the allocated Purchase Price exceeds the principal balance of an Underlying Security, the Certificate Owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

                  For example, if the allocated Purchase Price paid by a Certificate Owner who purchases a Certificate in the initial public offering were equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the Certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a Certificate is equal to the principal amount of the Underlying Securities allocable to the Certificate, because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust, in the aggregate a Certificate Owner's interest in the Underlying Securities will have been purchased at a discount.

                  In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of an Underlying Security or upon the sale or other disposition of a Certificate, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deduction attributable to any indebtedness treated as incurred or continued to purchase or carry an Underlying Security (or a Certificate) must be deferred. The ordinary income treatment on principal payments and dispositions and deferral of interest deductions described in the preceding sentence will not apply if a Certificate Owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the Certificate. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation.

                  Tax Treatment of Certificates to the Extent They Are Stripped Interests. To the extent a class of Certificates represents a stripped interest in the Underlying Securities, each such Certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the Certificate allocable to the stripped interest.

                  Under the Treasury regulations issued under Section 1286 of the Code (the "Regulations"), the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the Underlying Securities to which the stripped interest (i.e., the Certificate Owner) is also entitled. If none of the amounts payable to a Certificate Owner with respect to a stripped interest constitute qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the Certificate allocable to the stripped interest. Moreover, in determining the amount paid for the stripped interest, a portion of the purchase price for a Certificate must be allocated to the Certificate Owner's share of other Deposited Assets and to accrued interest.

                  The tax treatment of a Certificate Owner will depend upon whether the amount of OID on the stripped interest represented by the Certificate is less than a statutorily defined de minimis amount. In general, under the Regulations, the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" and the number of full years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity and the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. In general, "stated redemption price at maturity" means the sum of all amounts payable on the stripped interest other than qualified stated interest.

                  If the amount of OID on the stripped interest represented by the Certificate is de minimis under the rules discussed above, the stripped interest would not be treated as having OID. Each Certificate Owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest on the Underlying Securities and any gain upon sale or disposition by the Trust of the Underlying Securities. Such gross income would exceed the Pass-Through Rate on the Certificate by an amount equal to the Certificate Owner's share of the expenses of the Trust for the period during which it owns a Certificate. Each Certificate Owner would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest; such income would be capital gain, short-term or long-term depending upon the Certificate Owner's holding period in the Certificate. The Certificate Owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Certificate Owner from any Credit Support or any subordination feature will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

                  Except as described below, a Certificate Owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, except as described below, interest on an Underlying Security would be includible in a Certificate Owner's gross income when it accrues on the Underlying Securities, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Administrative Agent, if any, or otherwise the Trustee on behalf of Certificate Owners. Because the interest collected on the Underlying Securities generally is paid to Certificate Owners in the following month, the amount of interest includible in a Certificate Owner's gross income during any calendar month will not equal the interest distributed in that month.

                  If the OID with respect to the stripped interest in the Underlying Securities represented by a Certificate is not treated as being de minimis, a Certificate Owner will be required to include in income, in addition to any qualified stated interest on the stripped interest as described above, any OID on the stripped interest. OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such Certificate Owner prior to the receipt of cash by such Certificate Owner. Under the rules described below, the amounts includible in income by a Certificate Owner on a stripped interest that has OID are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

                  In general, if a stripped interest has OID the Certificate Owner will be required, whether such Certificate Owner uses the cash or the accrual method of tax accounting, to include in ordinary gross income the sum of the "daily portions" of OID on the stripped interest for all days during the taxable year that the Certificate Owner owns the Certificate. The daily portions of OID on a stripped interest are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID on a stripped interest allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest (if any) payable on the stripped interest during (or allocable to) such accrual period.

                  An "accrual period" would generally be each period ending on an interest payment date on the Underlying Securities, although Treasury regulations allow a Certificate Owner to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Underlying Securities occurs at the end of an accrual period.

                  The "adjusted issue price" of a stripped interest at the beginning of any accrual period is the purchase price for a Certificate allocable to the stripped interest (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments (if any) in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

                  The Trustee intends to account for OID, if any, reportable by Certificate Owners by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

                  Bond Premium. In the event that a Certificate represents either an unstripped interest in an Underlying Security, or a stripped interest which includes qualified stated interest, and the stripped or unstripped interest is treated as having been purchased at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the Certificateholder other than qualified stated interest), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the underlying Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

                  Election to Treat All Interest as Original Issue Discount. Any Certificate Owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the Certificate Owner's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such Certificate Owner.

                  Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

OTHER DEPOSITED ASSETS OF THE TRUST

                  [Describe tax consequences of the other Deposited Assets.]

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

                  In computing its Federal income tax liability, a Certificate Owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Certificate Owner is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE

                  A Certificate Owner's tax basis in a Certificate generally will equal the cost of such Certificate, increased by any amounts of undistributed taxable income (e.g., OID or market discount) and reduced by any amortized premium (each as described above) and any payments other than payments of qualified stated interest on an underlying Underlying Security made on such Certificate.

                  If a Certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the assets of the Trust and the Certificate Owner's adjusted basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Certificate Owner's interest in accrued market discount not previously taken into income on Underlying Securities.

BACKUP WITHHOLDING

                  Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATE OWNERS

                  To the extent that amounts paid to Certificate Owners that are not United States persons ("Foreign Certificate Owners") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificate Owner (i) fulfills certain certification requirements, (ii) does not own at least 10% of the total combined voting power of all classes of stock of the Underlying Securities Issuer (or 10% of the capital or profits of an issuer which is a partnership for federal income tax purposes) and (iii) is not a "related controlled foreign corporation." Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

                  [Describe the Federal income tax consequences to Foreign Certificate Owners of an interest in any other Deposited assets of the Trust.]

                  A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.]

[TAX CHARACTERIZATION OF THE TRUST

                  The Company and the Administrative Agent, if any, have agreed, and the Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal, state and local income, franchise and any other tax measured in whole or in part by income. However, the proper characterization of the arrangement involving the Trust, the Certificate Owners, the Company and the Administrative Agent, if any, is not entirely clear because there is no directly comparable authority.

                  If the Trust were deemed to be a "publicly traded partnership" it could be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificate Owners could be liable for any such tax that is unpaid by the Trust). A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. In the opinion of Federal Tax Counsel, because of the nature of the income of the Trust, the Trust will not be a publicly traded partnership taxable as a corporation.

PARTNERSHIP TAXATION

                  As a partnership, the Trust will not be subject to Federal income tax, but each Certificate Owner will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of [ ] and any gain upon collection or disposition [ ]. The Trust's deductions will consist primarily of [ ].

                  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that each class of Certificate Owners will be allocated taxable income of the Trust for each monthly period equal to the sum of (i) the amount payable (or accruing) at the Pass-Through Rate on such class of Certificates for such month (to the extent such amount would not economically represent a return of capital); (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such class of Certificates but not yet distributed;
(iii) any Trust income for such month attributable to discount on the Underlying Securities that corresponds to any excess of the principal amount of such class of Certificates over their initial issue price; and (iv) [any other income economically accruing for such class of Certificates during such month. [All remaining taxable income of the Trust will be allocated to the [ ]]. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, holders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders in effect could be required to report income from the Certificates on the accrual basis. In addition, tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, even though their Certificates may have been purchased at different times and at different prices.

                  An individual taxpayer's miscellaneous itemized deductions (which do not include interest expense) are subject to limitations and as a result may be disallowed in whole or in part. Those limitations, which also apply to estates and trusts, would apply to a Certificate Owner's share of expenses of the Trust (including fees to the Administrative Agent, if any) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

                  If the Trust holds a large number of Underlying Securities, it intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. Were the Service to require that such calculations be made separately for each Underlying Security, the Trust might be required to incur additional expense but the Depositor believes that there would not be a material adverse effect on Certificate Owners.

                  A Certificate Owner would increase or decrease its tax basis in its Certificate for its allocable share of the Trust's income or loss, respectively. Any cash distributions by the Trust to a Certificate Owner will constitute (i) first, a return of capital to the extent of such Certificate Owner's tax basis in the Certificate (with a corresponding dollar-for-dollar reduction in such tax basis), and (ii) thereafter, to the extent in excess thereof, gain on the sale or exchange of such Certificate Owner's Certificate. See "Disposition of Certificates" below.

DISCOUNT AND PREMIUM

                  The Depositor believes that the Underlying Securities were not issued with original issue discount ("OID") and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Underlying Securities may be greater or less than the remaining principal balance of the Underlying Securities at the time of purchase. If so, the Underlying Securities will have been acquired at a premium or discount, as the case may be. (As indicated above, if the Trust acquires a large number of Underlying Securities it will make this calculation on an aggregate basis, but might be required to recompute it on an instrument-by- instrument basis.)

                  The Trust will make an election that will result in any market discount on the Underlying Securities being included in income currently as such discount accrues over the life of the Underlying Securities. As indicated above in the discussion of "Partnership Taxation," a portion of such market discount income may be allocated to Certificate Owners.

MODIFICATION OR EXCHANGE OF UNDERLYING SECURITIES

                  Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

TAX CONSEQUENCES OF OTHER ASSETS HELD BY TRUST

                  The manner in which income with respect to the other assets of the Trust should be accrued will depend on the nature of those assets.

[Discuss specific tax consequences of other assets.]

SECTION 708 TERMINATION

                  Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Were such a termination to occur, the Trust would be considered to have contributed its assets to a new partnership and distributed the interests in the new partnership in liquidation to the Certificate Owners. If any such constructive termination occurs, the Trust does not intend to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses. Moreover, the Schedule K-1 information thereafter distributed to the Certificate Owners may be incorrect.

DISPOSITION OF CERTIFICATES

                  Generally, capital gain or loss will be recognized on a sale or other disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by his share of Trust income includible in his income (including for the taxable year of sale) and decreased by his share of deductible Trust losses and any distributions received with respect to such Certificate. In addition, both his tax basis in, and the amount realized on a sale of, a Certificate would include the holder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificate and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

                  On the sale of a Certificate, any gain attributable to the holder's share of any accrued market discount on the Underlying Securities that has not otherwise been included in the holder's income would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

                  If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificate.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

                  In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month allocable to a particular class of Certificates will be apportioned among holders of such Certificates in proportion to the principal amount of such Certificates owned by them as of the first business day following the end of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

                  The use of such a monthly convention may not be permitted by existing regulations. If such a convention is not allowed (or only applies to transfers of less than all of a partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 754 ELECTION

                  In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

ADMINISTRATIVE MATTERS

                  The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Service for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties, unless the holder notifies the Service of all such inconsistencies.

                  Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is not a United States person, a tax-exempt entity, or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

                  The Company, as the tax matters partner, will be responsible for representing the Certificate Owners in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income (or loss) of the Trust.

TAX CONSEQUENCES TO FOREIGN CERTIFICATE OWNERS

                  It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. [Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust expects to withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.]

                  [Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.]

                  [The foregoing summary will be modified, as necessary, to reflect differences caused by the precise nature of the Deposited Assets relating to a given Series of Certificates.]

BACKUP WITHHOLDING

                  Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

[TAX CHARACTERIZATION OF THE TRUST; FASIT

                  Upon the proposed issuance of Certificates representing interests in a FASIT and the promulgation of Treasury regulations relating to the federal income taxation of FASITs and to the federal income tax consequences of the ownership of FASIT interests, the Prospectus Supplement relating to such Certificates will describe the requirements for the classification of the Trust as a FASIT and the consequences to a holder of owning such Certificates.]

                         [CERTAIN STATE TAX CONSEQUENCES

                  [Describe any applicable state tax consequences that may arise, including as a result of the specific nature of the Deposited Assets relating to a given Series of Certificates or the degree of servicing required with respect to such Deposited Assets.]]

                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in
Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each a "Plan").

                  In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

                  An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets which, in turn, might mean that certain aspects of such investment, including the operation of the Trust, might be non-exempt prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Regulation states that a beneficial interest in a trust is an equity interest. Thus, if a Plan acquired a Certificate of a particular class the Plan might be considered to own its share of the underlying assets of the Trust unless, among other exceptions set forth in the Regulation,
(1) such Certificate is a "publicly-offered security" or (2) equity participation by benefit plan investors in each class of equity interests is not "significant."

                  A publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the conclusion of the initial offering by 100 or more investors independent of the issuer and of one another, and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as a part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which such public offering occurred. The Company does not anticipate that the Certificates of any class will be considered publicly-offered securities within the meaning of the Regulation.

                  Participation by benefit plan investors in any class of Certificates would not be significant if, immediately after the most recent acquisition of any equity interest in the Trust (whether or not from the Company or an Agent or Underwriter), less than 25 percent of the value of each class of equity interest were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans). For purposes of such less than 25 percent limit, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or any affiliate thereof, shall be disregarded. There can be no assurance that less than 25 percent of the value of any given class of Certificates will be held by benefit plan investors.

                  If assets of the Trust were deemed to be Plan assets, certain transactions involving the Trust might be non-exempt prohibited transactions. If, for example, an obligor with respect to any of the Deposited

Assets were a party in interest or disqualified person with respect to a Plan holding a Certificate, the acquisition of the Certificate could be construed as a prohibited indirect loan from the Plan to the obligor. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Certificates were acquired pursuant to and in accordance with a prohibited transaction class exemption ("PTCE") issued by the DOL, such as PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) and PTCE 96-23 (an exemption for certain in-house asset managers).

                  Any Plan acquiring Certificates should consult with its counsel regarding the applicability of ERISA and Code Section 4975 to its acquisition and holding of Certificates. In addition, any Plan acquiring Certificates shall be deemed to have represented that its acquisition and holding of Certificates would not be prohibited under ERISA and the Code because an exemption is applicable to the acquisition and holding of the Certificates and the activities of the Trust. To the extent an insurance company invests assets treated as assets of a Plan, it will be required to make the foregoing representation as a condition to the acquisition of a Certificate.

                             METHOD OF DISTRIBUTION

                  Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of [ ], 199[ ] (the "Underwriting Agreement"), the Company has agreed to sell and [Lehman Brothers Inc. (an affiliate of the Company)] [each of the Underwriters named below, including Lehman Brothers Inc. (an affiliate of the Company)] (the "Underwriter[s]")[,] has [severally] agreed to purchase, the [Certificates] [the principal amount of each class of Certificates set forth below opposite its name].


                                Class [   ]        Class [    ]      Class [   ]

Lehman Brothers Inc........     $                  $                 $


                                ------------       ------------     ------------
         Total.............     $                  $                $
                                ============       ============     ===========


[Lehman Brothers Inc. has] [The several Underwriters have] agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased. [In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.]

                  The Company has been advised by the Underwriter[s] that [it][they] propose[s] to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of Certificates for whom they may act as agents. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

                  The Underwriting Agreement provides that the Company will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter[s] may be required to make in respect thereof.

                  Lehman Brothers Inc. is an affiliate of the Company, and the participation by Lehman Brothers Inc. in the offering of the Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.


                                     RATINGS

                  It is a condition to the issuance of the Certificates that the Certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Corporation ("Standard & Poor's")][Moody's Investors Service, Inc. ("Moody's")][Fitch Investors Service, L.P. ("Fitch")] [and] [Duff & Phelps Credit Rating Company ("Duff & Phelps")](the "Rating[Agency][Agencies]"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of Credit Support, as well as on the relative priorities of the Certificateholders of each class of the Certificates with respect to collections and losses with respect to the Deposited Assets. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the Class [ ] Certificates [specify class with Notional Amount] may fail to recover fully their initial investment.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

                  The Company has not requested a rating on the Certificates by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating [Agency] [Agencies].


                                 LEGAL OPINIONS

                  Certain legal matters relating to the Certificates will be passed upon for the Company and the Underwriter[s] by [Weil, Gotshal & Manges LLP, New York, New York].

                                 INDEX OF TERMS
                                 --------------





                       [LIST DEFINED TERMS AND PAGE NUMBER
                   WHERE DEFINED IN THE PROSPECTUS SUPPLEMENT]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus
                               Trust Certificates
                              (Issuable in Series)
                             Lehman ABS Corporation
                                    Depositor

The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons
("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Lehman ABS Corporation (the "Company") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Company, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company), and will not be acquired from the issuer thereof as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities discussed herein and in the related Prospectus Supplement represent the obligation of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State, which are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and which, in accordance therewith, file reports and other information with the Securities Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support."

Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount

                                 LEHMAN BROTHERS

                                  July 25, 1997
of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Company's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is specified in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

Prospective investors should consider the factors set forth herein under "Risk Factors," beginning on page 5.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

                  The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount or, if applicable, notional amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series,
(g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal (if any), (i) the date of issue, (j) the Final Scheduled Distribution Date (as defined below), if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company does not intend to send any financial reports to Certificateholders.

                  Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The  Company  has filed  with the  Commission  a  registration
statement  on  Form  S-3  (together  with  all  amendments  and  exhibits,   the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.
                          REPORTS TO CERTIFICATEHOLDERS

                  Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

                  Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                  References herein to "U.S. dollars," "U.S.$," USD, "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

                  Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

                  Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

                  Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any person affiliated with the Company or the Trust, or any other person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase an Underlying Security with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Company, or from a reserve fund established to provide funds for such repurchases. Unless otherwise specified in the applicable Prospectus Supplement, the Company has no obligation to establish or maintain any such reserve fund.

                  Credit Support; Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Company, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Company, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

                  Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to a Underlying Securities Issuer (as defined below)) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

                  Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

                  Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

                  Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

                  Currency Risks. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This
Prospectus does not describe all the risks of an investment in such Certificates, and the Company disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See "Currency Risks."

                  Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

                  In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                   THE COMPANY

                  The Company was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Company is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

                  The Certificate of Incorporation of the Company provides that the Company may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Company provides that any securities, except for subordinated securities, issued by the Company must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Company of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Company may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.


                                 USE OF PROCEEDS

                  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company to purchase the related Deposited Assets and arrange certain Credit
Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Company for general corporate purposes.

                             FORMATION OF THE TRUST

                  The Company will assign the  Deposited  Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement -- Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

                  Unless otherwise stated in the Prospectus Supplement, the Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual--administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement -- Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

                  Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support -- Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

                  In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.


                        MATURITY AND YIELD CONSIDERATIONS

                  Each  Prospectus  Supplement  will, to the extent  applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus
Supplement, affect the weighted average life of the related Series of Certificates.

                  The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer will be repaid prior to its stated maturity.

                  Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "Description of the Deposited Assets -- Underlying Securities Indenture." If a Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect a Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

                  The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

                  The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

                  The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.


                           DESCRIPTION OF CERTIFICATES

                  Each Series (or,  if more than one Class  exists,  the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the
Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

                  A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Company as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

General

                  There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support -- Collections."

                  Reference is made to the related  Prospectus  Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates;
(ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Certificates or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer
Certificates of such Series or Class may be exchanged for Registered Certificates of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a Definitive Certificate of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xix) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

                  Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

                  The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. Furthermore, after September 1, 1997 an election may be made to treat a Trust as a "financial asset securitization investment trust" ("FASIT"). To date, Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The Prospectus Supplement relating to any Class or Series of Certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such Certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Bearer Certificates or Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such

Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

                  Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Certificates may not be exchanged for Bearer Certificates. The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

                  Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

                  Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks -- Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

                  Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York or (in the case of Bearer Certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable Prospectus Supplement, no distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

                  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered
Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

                  Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

                  General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different
Pass-Through Rate, which may be a Fixed or Variable Pass- Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

                  Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"),
(iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

                  As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

                  The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

                  The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates, will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the Prospectus Supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

                  With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

                  Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                  Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

                  Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

                  (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                  (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate
Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money Market Yield = D X 360 X 100
                                       -------------
                                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

                  The "Commercial Rate Paper Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                  (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the
Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding

Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

                  The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

                  (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

                  (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

                  The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

                  Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

                  If the  specified  currency  of any  Certificate  is not  U.S.
dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

Indexed Certificates

                  From time to time, the Trust may offer a Series of Certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the "Indexed Currency") specified therein; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates; (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

                  Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Dual Currency Certificates

                  Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

Optional Exchange

                  If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, an "Exchangeable Series," the terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement and/or the related Trust Agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

                  (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

                  (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

                  (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement.

                  Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

                  Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

                  Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Global Securities

                  Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

                  The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

                  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

                  So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

                  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any paying
agent  or  the   Certificate   registrar   for  such   Certificates   will  have
responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                  The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

                  If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary of such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued (a) as Registered Certificates in denominations, unless otherwise specified by the Company or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Certificates of such Class are issuable as Registered Certificates, (b) as Bearer

Certificates in the denomination or denominations specified by the Company or as specified in the related Prospectus Supplement if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form (Section 5.03). See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

                  The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.


               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

                  Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. The Underlying Securities will represent direct obligations of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission (with respect to each Underlying Security, an "Underlying Securities Issuer").

                  This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Company is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security prospectus, and Underlying Securities Indenture (as defined below) and as qualified by the applicable Underlying Securities Indenture.

Underlying Securities Indenture

                  General. Unless otherwise specified in the related Prospectus Supplement, each Underlying Security will have been issued pursuant to an agreement (each, a "Underlying Securities Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). Unless otherwise specified, the Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

                  Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

                  The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security (as defined below) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

                  Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of insolvency or bankruptcy with respect to the Underlying Securities Issuer.

                  Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

                  Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

                  Subordination. As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying

Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

                  Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

                  The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of such Underlying Securities and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Principal Economic Terms of Underlying Securities

                  Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities

Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

                  With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cutoff Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

                  In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

                  If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Company, on behalf of the Trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such issuer may be unavailable.

Other Deposited Assets

                  In addition to the Underlying Securities, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

                  Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

                  As specified in the  applicable  Prospectus  Supplement  for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any
Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

                  Subordination. As discussed below under "-- Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "-- Reserve Accounts" and in the related Prospectus Supplement.

                  If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

                  Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable
Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

                  Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

                  Reserve  Accounts.  If so provided  in the related  Prospectus
Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts deposited in such Reserve Account may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

Collections

                  The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing such collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the Classes of any Series of Certificates, if applicable.

                  The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

                  The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

                  At the time of issuance of any Series of Certificates, the Company will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates ("Concentrated Underlying Securities"), such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

                  In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus

Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

                  With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee shall immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a "Deposited Asset Provider"). If and to the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trustee at the Purchase Price (as defined below) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Company will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).

                  Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

                  General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

                  Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub- Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

                  The agreement between any Administrative Agent or Trustee and a Sub- Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

                  The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

                  The Administrative Agent or Trustee, as applicable, may require any Sub- Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

                  Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

                  Unless  otherwise   provided  in  the  applicable   Prospectus
Supplement, if recovery on a defaulted Deposited Asset and any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the
Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

                  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

                  The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

                  If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any; and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.11).

Advances in Respect of Delinquencies

                  Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein or the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent or the Trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate
Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related Prospectus Supplement) and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's or Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

                  Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's or Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent or Trustee shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent or Trustee from excess funds in the Certificate Account for any Series, such Administrative Agent or Trustee will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.04). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent or Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Company

                  An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

                  The Trust Agreement will provide that an Administrative Agent, if any, may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

                  The Trust Agreement will further provide that neither such an Administrative Agent, if any, the Company nor any director, officer, employee, or agent or the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.02). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

                  Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events;
Rights Upon Administrative Agent Termination Event

                  Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events," if applicable, under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

                  Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event, if applicable, under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage-- Administrative Agent Termination" (as defined in the Prospectus Supplement, if applicable) of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

                  No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage-- Remedies" (as defined in the Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

                  Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement,
(iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating thereof, or
(vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

                  Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

                  Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the
Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

                  (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass- Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

                  (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

                  (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

                  In the case of  information  furnished  pursuant to subclauses
(i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

                  Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate register. Any notice required to be given to a holder of a Bearer Certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

Evidence as to Compliance

                  If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

                  The Trust Agreement may also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

                  Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

                  Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable
Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

Termination

                  The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices-- Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

                  Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

Duties of the Trustee

                  The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 7.01).

The Trustee

                  The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.


                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

                  In compliance with United States Federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

                  Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

                  As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                  Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.


                                 CURRENCY RISKS

Exchange Rates and Exchange Controls

                  An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

                  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates-- General" or as otherwise specified in the applicable Prospectus Supplement.

                  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

                  The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

                  Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

                  Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

                  If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

                  The equivalent of the ECU in U.S.  dollars as of any date (the
"Day of Valuation") shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

                  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

                  All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

                  Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                              PLAN OF DISTRIBUTION

                  Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

                  If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

                  Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

                  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

                  Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

                  Lehman Brothers Inc. is an affiliate of the Company. Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                  As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

                  Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.


                                 LEGAL OPINIONS

                  Certain legal matters with respect to the Certificates will be passed upon for the Company and the underwriters by Weil, Gotshal & Manges LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

            No dealer, salesman or other person has been authorized to given any information or to make any representation not contained in the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or Lehman Brothers Inc. The Prospectus does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of the Prospectus.

                            TABLE OF CONTENTS
                               Prospectus
Prospectus Supplement..................................................3
Available Information..................................................3
Incorporation of Certain Documents by Reference........................4
Reports to Certificateholders..........................................4
Important Currency Information ........................................5
Risk Factors...........................................................5
The Company............................................................8
Use of Proceeds........................................................8
Formation of the Trust.................................................8
Maturity and Yield Considerations......................................9
Description of  Certificates..........................................11
Description of Deposited Assets and Credit Support....................30
Description of the Trust Agreement....................................38
Limitations on Issuance of Bearer Certificates........................50
Currency Risks........................................................51
Plan of Distribution..................................................54
Legal Opinions........................................................55

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     Subject to Completion Dated July 25, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 25, 1997)

                      Trust Certificates, Series 1997 - [ ]
      $ [PRINCIPAL OR NOTIONAL AMOUNT] [(APPROXIMATE)], CLASS   CERTIFICATES,
                        [ %] [VARIABLE] PASS THROUGH RATE
      $ [PRINCIPAL OR NOTIONAL AMOUNT] [(APPROXIMATE)], CLASS   CERTIFICATES,
                        [ %] [VARIABLE] PASS THROUGH RATE
                             LEHMAN ABS CORPORATION
                                    DEPOSITOR

Each Trust Certificate Series 1997-[ ] offered hereby will consist of   classes
of Certificates, designated as Class   Certificates[,] [and] Class
Certificates [and list others], [all] of which [only the Class   Certificates[,]
[and] Class   Certificates [and list others]] are being offered hereby
(collectively, the "Certificates") and will represent a fractional undivided beneficial interest in the Series 1997-[ ] Trust (the "Trust") to be formed pursuant to the Trust Agreement dated as of [ ], between Lehman ABS Corporation (the "Company") and [ ], as trustee (the "Trustee"), as supplemented by the Series 1997-[ ] Supplement dated as of [ ] (collectively, the "Trust Agreement"). The property of the Trust will consist in part of [$][ ] aggregate principal amount of [a [ %] [floating rate] [specify publicly issued debt
security] due of    [specify issuer]] [a pool of [ %] [floating rate] publicly
issued debt securities having a term of [not less than    years and not more
than     years] issued by [the United States of America] [U.S. Government sponsored entity issuers] [Government Trust Certificates ("GTCs") [provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates]] [obligations guaranteed by the United States Agency for International Development ("AID-Guaranteed Underlying Securities") [provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates]] [(other than the Retained Interest referred to herein)] (collectively, the "Underlying Securities"), and having the characteristics described herein under "Description of the Deposited Assets." Terms used but not otherwise defined herein are defined in the Prospectus attached hereto (the "Prospectus").

The Underlying Securities will be acquired by the Company and, pursuant to the Trust Agreement, deposited into the Trust for the benefit of Certificateholders. [The Underlying Securities were issued and sold as part of an underwritten public offering in [ ].] The Underlying Securities are obligations of the Underlying Securities Issuer and [explain whether senior or subordinate, whether secured or unsecured and whether subject to any redemption or put rights]. [Describe any required principal payments of Underlying Securities.]

Distributions on the Certificates will be made [monthly] [quarterly] [semi-annually] on [[ ] of each year] [to be conformed to interest payment dates for Underlying Securities], or, if any such date is not a business day, then on the immediately following business day (each, a "Distribution Date") commencing [ ]. The last day on which distributions are scheduled to be made on the Certificates is [ ] (the "Final Distribution Date"), by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates or, to the extent specified herein, a pro rata share of any remaining Underlying Securities.

SEE "RISK FACTORS" HEREIN ON PAGES [__] TO [__] AND IN THE PROSPECTUS ON PAGES 5 TO 7.
                            ------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

The Underwriter has agreed to purchase the Certificates from the Company at [ ]% of the Certificate Principal Balance thereof ($[ ] aggregate proceeds to the Company, before deducting expenses estimated at $[ ]) plus accrued interest, if any, at the Pass-Through Rate calculated from [ ], 1997 (the "Expected Settlement Date"), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Method of Distribution."

The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Method of Distribution."

The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the [specify applicable classes] Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about the Expected Settlement Date.

                                 LEHMAN BROTHERS
                                  July   , 1997

(cover page continued)

As and to the extent described herein, collections received by the Trustee with respect to the Deposited Assets will be distributed to Certificateholders [of each class] in the manner and priority described herein. [The rights of the
holders of the Class    Certificates [and specify other classes] to receive
distributions of such collections are subordinated to the rights of the holders
of the Class    Certificates [and specify other classes].] As and to the extent described herein, losses realized on the Deposited Assets will be borne by the
holders of the Class    Certificates [and specify other classes] before such
losses will be borne by the holders of the other classes of Offered Certificates
[and the Class    Certificates [and specify other classes]]. To the extent
described herein, the relative priorities of each class of Certificates with respect to collections from and losses on the Deposited Assets may each change over time, either permanently or temporarily, upon the occurrence of certain circumstances specified herein. [SEE "DESCRIPTION OF THE CERTIFICATES-ALLOCATION OF LOSSES; SUBORDINATION."]

The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, this offering.

There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

The [specify applicable classes] Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates-Definitive Certificates."

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED [_______ __], 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

UNTIL     ,1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS


                  The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates", "Description of the Deposited Assets" and "Description of Credit Support." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


THE CERTIFICATES
----------------

The Trust...............................    Series 1997-[ ] Trust. The Trust
                                            will be formed pursuant to the Trust
                                            Agreement dated as of [ ] (the "Base
                                            Trust Agreement"), between the
                                            Company and the Trustee, as
                                            supplemented by the Series 1997-[ ]
                                            Supplement dated as of the Expected
                                            Settlement Date (the "Series
                                            Supplement" and, together with the
                                            Base Trust Agreement, the "Trust
                                            Agreement").

Securities Offered......................    Trust Certificates, Series 1997-[ ],
                                            consisting of Class [ ]
                                            Certificates[,] [and] Class [ ]
                                            Certificates [and specify others]
                                            (collectively, the "Certificates").

[Initial Certificate
Principal Balance]
[Notional Amount].......................    Class [  ]:  [$][     ].
                                            Class [  ]:  [$][     ].

Final Scheduled
Distribution Date.......................    Class [  ].
                                            Class [  ].

Pass-Through Rates......................    [The Variable Pass-Through Rates
                                            applicable to the calculation of the
                                            interest distributable on any
                                            Distribution Date on the
                                            Certificates [(other than the Class
                                            [ ] Certificates)] are equal to
                                            [describe method for determining
                                            variable rates]. The initial
                                            Variable Pass-Through Rates for the
                                            Class [ ] Certificates[,] [and] the
                                            Class [ ] Certificates [and specify
                                            others] are approximately ___%[,]
                                            [and] ___% [and ___%] per annum,
                                            respectively.] [The Pass-Through
                                            Rate applicable to the calculation
                                            of the interest distributable on any
                                            Distribution Date on the [specify
                                            classes] Certificates is fixed at
                                            ___% [and ___%, respectively,] per
                                            annum.]

Deposited Assets........................    The Deposited Assets shall consist
                                            of the Underlying Securities [and
                                            describe any assets which are
                                            ancillary or incidental to the
                                            Underlying Securities]. See "-The
                                            Underlying Securities" [, "-Other
                                            Deposited Assets"] and "Description
                                            of the Deposited Assets" below.

Original Issue Date.....................    [          ].

Cut-off Date............................    [          ].

Distribution Date.......................    [          ], commencing [        ].

Record Date.............................    The [ ] day immediately preceding
                                            each Distribution Date.

Denominations;
Specified Currency......................    The Class [ ] Certificates[,] [and]
                                            Class [ ] Certificates [and specify
                                            others] will be denominated and
                                            payable in [U.S. dollars] [ ] (the
                                            "Specified Currency") and will be
                                            available for purchase in minimum
                                            denominations of [$][ ] and
                                            [integral multiples thereof]
                                            [multiples of [$][ ] in excess
                                            thereof].

Interest Accrual Periods................    [Monthly] [Quarterly]
                                            [Semi-annually] (or, in the case of
                                            the first Interest Accrual Period,
                                            from and including the Original
                                            Issue Date to but excluding the
                                            first Distribution Date).

Form of Security........................    Book-entry Certificates with The
                                            Depository Trust Company ("DTC"),
                                            except in certain limited
                                            circumstances. See "Description of
                                            the Certificates-Definitive
                                            Certificates." Distributions thereon
                                            will be settled in [immediately
                                            available (same-day)] [clearinghouse
                                            (next-day)] funds.

Trustee.................................    [     ], as trustee.

Ratings.................................    [ ] by [   ] [and [ ] by [    ]].
                                            [Specify specific ratings
                                            requirements for particular classes,
                                            including the extent to which the
                                            issuance of the Certificates of a
                                            given class is conditioned upon
                                            satisfaction of the ratings of each
                                            other class of Certificates.] See
                                            "Ratings."

Collection Period.......................    With respect to any Distribution
                                            Date, the period beginning on [   ]
                                            and ending at the close of business
                                            of [   ].

THE UNDERLYING SECURITIES
-------------------------

Underlying Securities...................    [A [ ]% [floating rate] [publicly
                                            issued [treasury] [debt] security
                                            due [ ] [A pool of publicly issued
                                            [treasury securities] [debt
                                            securities of various United States
                                            government sponsored entities]
                                            [Government Trust Certificates
                                            ("GTCs") [provided that such GTCs,
                                            together with any AID-Guaranteed
                                            Underlying Securities (as defined
                                            below), shall not account for 20% or
                                            more of the aggregate cash flows on
                                            the Underlying Securities securing
                                            any Series of Certificates]]
                                            [obligations guaranteed by the
                                            United States Agency for
                                            International Development
                                            ("AID-Guaranteed Underlying
                                            Securities") [provided that such
                                            AID-Guaranteed Underlying
                                            Securities, together with any GTCs,
                                            shall not account for 20% or more of
                                            the aggregate cash flows on the
                                            Underlying Securities securing any
                                            Series of Certificates]], exclusive
                                            of the Retained Interest]
                                            [in/having] an aggregate principal
                                            amount of [$][ ].

[GSE Issuer]............................    [Specify issuer] [Pool of various
                                            U.S. government sponsored entity
                                            issuers].

Underlying Security
Original Issue Date.....................    [     ].

Underlying Securities
Final Payment Date......................    [     ].

Amortization............................    [Describe amortization schedule, if
                                            any].

Denominations; Underlying
Securities Currency.....................    The Underlying Securities are
                                            denominated and payable in [U.S.
                                            dollars] [ ] (the "Underlying
                                            Securities Currency") and are
                                            available in minimum denominations
                                            of [$][ ] and [integral multiples
                                            thereof] [multiples of [$][ ] in
                                            excess thereof].

Underlying Securities
Payment Dates...........................    [     ], commencing [      ].

Underlying Securities Rate..............    [ % per annum.] [A [Weighted
                                            Average] rate per annum equal to
                                            [specify interest rate formula for
                                            debt security].]

Underlying Securities Interest
Accrual Periods.........................    [Monthly] [Quarterly]
                                            [Semi-annually].

Priority................................    [Describe senior or subordinated
                                            status of Underlying Securities].

Security................................    [Describe existence of any security
                                            for obligations or state that
                                            Underlying Securities are
                                            unsecured].

Redemption/Put/
Other Features..........................    [Describe existence of any
                                            redemption, put or other material
                                            features applicable to the
                                            Underlying Securities].

Form of Security........................    Book-entry debt securities with
                                            [DTC] [Federal Reserve Bank] [listed
                                            on the [New York] [American] Stock
                                            Exchange [specify other listing]].

[Fiscal Agent]..........................    [ ]. [The Underlying Securities have
                                            [not] been issued pursuant to [an
                                            indenture and no trustee is provided
                                            for.] [ ] acts as fiscal agent for
                                            the Outstanding Debt Securities
                                            pursuant to an agreement dated as of
                                            [ ], 19[ ] (the "Fiscal Agency
                                            Agreement"), between the Fiscal
                                            Agent and the GSE Issuer.

Ratings.................................    [ ] by [ ] [and [ ] by [ ]]. [See
                                            "Description of the Underlying
                                            Securities-Ratings of Underlying
                                            Securities."]

[Underlying Securities
Trustee]................................    [Specify]


OTHER DEPOSITED ASSETS
----------------------

[Provide similar tabular summary description of the principal economic terms of any credit support or other ancillary or incidental asset]

                        SUMMARY OF PROSPECTUS SUPPLEMENT


                  The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus.

Depositor...............................    Lehman ABS Corporation (the
                                            "Company"), an indirect wholly-owned
                                            subsidiary of Lehman Brothers Inc.
                                            See "The Company" in the Prospectus.

Certificates............................    The Certificates, each of which
                                            represents a fractional undivided
                                            beneficial interest in the Trust,
                                            will be issued pursuant to the Trust
                                            Agreement. The Certificates will
                                            consist of [ ] classes, designated
                                            as Class [ ] Certificates [and] [,]
                                            Class [ ] Certificates [and [specify
                                            other classes]], [all] of which [all
                                            but the Class [ ] Certificates] are
                                            being offered hereby (collectively,
                                            the "Certificates").

                                            The Certificate Principal Balance of
                                            a Certificate outstanding at any
                                            time represents the maximum amount
                                            that the holder thereof is entitled
                                            to receive as distributions
                                            allocable to principal. The
                                            Certificate Principal Balance of a
                                            Certificate will decline to the
                                            extent distributions allocable to
                                            principal are made to such holder.
                                            [The Notional Amount of the Class [
                                            ] Certificates as of any date of
                                            determination is equal to [specify].
                                            Reference to the Notional Amount of
                                            the Class [ ] Certificates is solely
                                            for convenience in determining the
                                            basis on which distributions on the
                                            Class [ ] Certificates are
                                            calculated [and determining the
                                            relative voting rights of
                                            Certificateholders of Class [ ]
                                            Certificates for purposes of voting
                                            on a class-by-class basis or
                                            otherwise]. The Notional Amount does
                                            not represent the right to receive
                                            any distributions allocable to
                                            principal.]

                                            [The Class [ ] Certificates, which
                                            are not being offered hereby, have
                                            in the aggregate an initial
                                            Certificate Principal Balance of
                                            [$]_____ (approximate) and a
                                            [Variable] Pass- Through Rate [of
                                            ___%]. The Class [ ] Certificates
                                            represent the right to receive
                                            distributions in respect of their
                                            Certificate Principal Balance and
                                            interest thereon at their applicable
                                            Pass- Through Rate.] Shortfalls in
                                            collections with respect to the
                                            Deposited Assets will be allocated
                                            solely to the Class [ ] Certificates
                                            to the extent provided herein and,
                                            thereafter, will be allocated among
                                            the Certificates and the Class [ ]
                                            Certificates, as provided herein.
                                            [The Class [ ] Certificates
                                            will be transferred by the Company
                                            to an affiliate on or about , 1997
                                            (the "Closing Date"), and may be
                                            sold at any time in accordance with
                                            any restrictions in the Trust
                                            Agreement.]

The Underlying Securities...............    Interest on the Underlying
                                            Securities accrues at the Underlying
                                            Securities Rate for each Underlying
                                            Securities Accrual Period and is
                                            payable on each Underlying
                                            Securities Payment Date. The entire
                                            principal amount of the Underlying
                                            Securities will be payable on the
                                            Underlying Securities Final Payment
                                            Date. [The Underlying Securities
                                            have a remaining term to maturity of
                                            approximately    years.] [As of the
                                            Cut-off Date, the pool of Underlying
                                            Securities has a weighted average
                                            interest rate of % and a weighted
                                            average remaining term to maturity
                                            of approximately    years.
                                            Approximately % [specify if greater
                                            than 10%] of such Underlying
                                            Securities consist of debt
                                            securities of [specify U.S.
                                            government sponsored entity or
                                            agency].


                                            [Name such obligor] is a [U.S.
                                            government-sponsored entity]
                                            [specify other] whose principal
                                            executive offices are located at
                                            [specify address]. The obligor
                                            [makes available to the public upon
                                            request certain annual financial and
                                            other information]. See "Description
                                            of the Deposited Assets."

[Other Deposited Assets
and Credit Support......................    The Deposited Assets will also
                                            include [describe any assets which
                                            are ancillary or incidental to the
                                            Underlying Securities, including
                                            hedging contracts such as puts,
                                            calls, interest rate swaps, currency
                                            swaps, floors, caps and collars]
                                            (such assets, together with the
                                            Underlying Securities, the
                                            "Deposited Assets"). See
                                            "Description of the Deposited
                                            Assets."

                                            The Certificateholders of the
                                            [specify particular classes]
                                            Certificates will have the benefit
                                            of [describe credit support] to
                                            support or ensure the [servicing
                                            and] [timely] [ultimate]
                                            distribution of amounts due with
                                            respect to the Deposited Assets,
                                            including providing certain coverage
                                            with respect to losses thereon.]

Distributions...........................    Holders of the Certificates will be
                                            entitled to receive on each
                                            Distribution Date, to the extent of
                                            available funds on such Distribution
                                            Date, after payment of the expenses
                                            of the Trustee and its respective
                                            agents up to the Allowable Expense
                                            Amount, (i) [in the case of each
                                            class of Certificates other than
                                            the Class [ ] Certificates,]
                                            distributions allocable to interest
                                            at the applicable Pass-Through Rate
                                            on the applicable Certificate
                                            Principal Balance, (ii) [in the case
                                            of each class of Certificates other
                                            than the Class [ ] Certificates,]
                                            distributions allocable to principal
                                            and (iii) [in the case of each class
                                            of Certificates other than the Class
                                            [ ] Certificates,] distributions
                                            allocable to premium (if any) in an
                                            amount equal to all payments of
                                            premium (if any) received on the
                                            Underlying Securities for the
                                            applicable Collection Period.
                                            Distributions will be made to
                                            Certificateholders only if, and to
                                            the extent that, payments are made
                                            with respect to the Deposited Assets
                                            or are otherwise covered by any
                                            Credit Support. [The holders of the
                                            Class [ ] Certificates will be
                                            entitled to receive on each
                                            Distribution Date distributions
                                            allocable to interest in an amount
                                            equal to [describe Stripped
                                            Interest].] [The holders of the
                                            Class [ ] Certificates will not be
                                            entitled to receive any
                                            distributions allocable to principal
                                            or premium (if any).] See
                                            "Description of the
                                            Certificates-Distributions."

Special Distribution Dates..............    If a payment with respect to the
                                            Underlying Securities is made to the
                                            Trustee after the Underlying
                                            Securities Payment Date on which
                                            such payment was due, then the
                                            Trustee shall distribute any such
                                            amount received on the next
                                            occurring Business Day (a "Special
                                            Distribution Date") as if such funds
                                            had constituted Available Funds on
                                            the Distribution Date immediately
                                            preceding such Special Distribution
                                            Date; provided, however, that the
                                            Record Date for such Special
                                            Distribution Date shall be [five
                                            Business Days (as such term is
                                            defined in the Prospectus, "Business
                                            Day") prior to the day on] which the
                                            related payment was received from
                                            the Underlying Securities Trustee.

[Subordination..........................    As and to the extent described
                                            herein, the rights of the holders of
                                            the Class [ ] Certificates [and
                                            specify other classes] to receive
                                            distributions of principal, premium
                                            (if any), and interest with respect
                                            to the Deposited Assets will be
                                            subordinated to the rights of the
                                            holders of the other classes of
                                            Certificates with respect to losses
                                            attributable to principal, premium
                                            (if any) and interest realized on a
                                            Deposited Asset (such losses,
                                            "Realized Losses"). [See
                                            "Description of the
                                            Certificates-Allocation of Losses;
                                            Subordination."]

Optional Termination....................    At its option, the [Company] may
                                            purchase all the Deposited Assets in
                                            the Trust, and thereby cause the
                                            termination of the Trust and early
                                            retirement of the Certificates, on
                                            any

                                            Distribution Date on which the
                                            aggregate principal amount of the
                                            Deposited Assets remaining in the
                                            Trust is less than [10%] of the
                                            aggregate principal amount of the
                                            Deposited Assets as of the Cut-off
                                            Date. [Specify any other purchase or
                                            repurchase option of the Company.]
                                            See "Description of the Trust
                                            Agreement-Termination" herein and
                                            "Description of Trust
                                            Agreement-Termination" in the
                                            Prospectus.

Certain Federal
Income Tax
Consequences............................    In the opinion of tax counsel to the
                                            Trust, the Trust will be classified
                                            for Federal income tax purposes [as
                                            a grantor trust] [as a partnership]
                                            [as a financial asset securitization
                                            investment trust ("FASIT")] and not
                                            as an association taxable as a
                                            corporation. See "Certain Federal
                                            Income Tax Consequences."

Ratings.................................    It is a condition to the issuance of
                                            the Certificates that the
                                            Certificates have the ratings
                                            specified above under "Summary of
                                            Principal Economic Terms-The
                                            Certificates-Ratings." A security
                                            rating is not a recommendation to
                                            buy, sell or hold securities and may
                                            be subject to revision or withdrawal
                                            at any time by the assigning rating
                                            agency. A security rating does not
                                            address the occurrence or frequency
                                            of redemptions or prepayments on, or
                                            extensions of the maturity of, the
                                            Deposited Assets, the corresponding
                                            effect on yield to investors [or
                                            whether investors in the Class [ ]
                                            Certificates may fail to recover
                                            fully their initial investment]. See
                                            "Ratings."

ERISA Considerations....................    An employee benefit plan subject to
                                            the Employee Retirement Income
                                            Security Act of 1974, as amended
                                            ("ERISA"), and an individual
                                            retirement account (each, a "Plan")
                                            may purchase Certificates of any
                                            class if either (i) the Company is
                                            able to confirm the existence of at
                                            least 100 independent purchasers of
                                            such class or (ii) the Plan can
                                            represent that its purchase of the
                                            Certificates would not be prohibited
                                            under ERISA or the Code. See "ERISA
                                            Considerations."

                             FORMATION OF THE TRUST

                  The Trust will be formed pursuant to the Trust Agreement (including the Series [ ] Supplement) between the Company and the Trustee. Concurrently with the execution and delivery of the Series [ ] Supplement, the Company will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Company.

                  The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company). The Underlying Securities will not be acquired from any GSE Issuer as part of any distribution by or pursuant to any agreement with such issuer. [No][The] GSE Issuer is [not] participating in this offering and [none] will [not] receive any of the proceeds of the sale of the Underlying Securities to the Company or the issuance of the Certificates. [Neither the Company nor any of its affiliates participated in the initial public offering of the Underlying Securities] [Lehman Brothers Inc., an affiliate of the Company, participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].


                                  RISK FACTORS

                  [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and the particular structure of the Certificates being offered, including factors relating to the yield on the Certificates and risks associated with the Deposited Assets (including any material risks as a result of the inclusion in the Deposited Assets of GTCs or AID-Guaranteed Underlying Securities) and the terms thereof, as described elsewhere herein.] See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                  [The Underlying Securities are not guaranteed by the federal government or any agency or instrumentally thereof, other than the Underlying Securities Issuer.]


                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

                  This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Deposited Assets. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. [Identify publicly available documents]. Although the Company has no reason to believe the information concerning the Underlying Securities, or any GSE Issuer in the Underlying Securities prospectus[es] [and other publicly available information] is not reliable, neither the Company nor any of the Underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or a GSE

Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.


                  [Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors]

                  [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of [treasury securities] [and] [publicly issued debt securities of U.S. government-sponsored entities] [Government Trust Certificates ("GTCs") [provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates]] [obligations guaranteed by the United States Agency for International Development ("AID-Guaranteed Underlying Securities") [provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates]]. The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will be deposited in to the Trust. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

                  The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

                      Composition of the Underlying Securities Pool
                                 as of the Cut-off Date

             Number of Underlying Securities:
             Aggregate Principal Balance:                 [$]
             Average Principal Balance:                   [$]
             Largest Balance:                             [$]
             Weighted Average Interest Rate:                      %
             Weighted Average Original Term
               to Maturity:                                       years
             Weighted Average Remaining Term
               to Maturity:                                       years
             Longest Remaining Term
               to Maturity:                                       years

                         Distribution by Ratings of the
                Underlying Securities Pool as of the Cut-off Date

                                                                    Percent of
                                                  Aggregate         Aggregate
                                                  Principal         Principal
        Rating            Number                  Balance           Balance
        ------            ------                  ---------         ----------

                          ------                  ---------         ----------

        Total
                          ======                  =========         ==========


                   Distribution by Remaining Term to Maturity
            of the Underlying Securities Pool as of the Cut-off Date

                                                                     Percent of
                                                  Aggregate          Aggregate
        Remaining Term                            Principal          Principal
         to Maturity      Number                  Balance            Balance
        --------------    ------                  ---------          -----------

                          ------                  ---------          -----------

        Total
                          ======                  =========          ===========


                      Distribution by Interest Rate of the
                Underlying Securities Pool as of the Cut-off Date

                                                                    Percent of
                                                  Aggregate         Aggregate
                                                  Principal         Principal
        Interest Rate Range         Number        Balance           Balance
        -------------------         ------        ---------         ----------

        % to      %                               [$]                        %

        Greater than      %         ______        _________          __________

        Total                                     [$]                       100%
                                    ======       ===========         ==========


                The Underlying Securities consist of [treasury securities] [debt securities of U.S. government-sponsored entities] [GTCs [provided that such GTCs, together with any AID-Guaranteed Underlying Securities, shall not account for 20% or more of the aggregate cash flows on the

Underlying Securities securing any Series of Certificates]] [AID-Guaranteed Underlying Securities [provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates]]. As of the Cut-off Date, [all of] [approximately % of] such Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and, based on publicly available information, no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein and "Risk Factors -- Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.]

                [The following is a summary of the typical Underlying Security Events of Default for each series of Outstanding Debt Securities. Any additional Underlying Security Events of Default unique to a Concentrated Underlying Security have been described following the summary:

                (a) failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities when the same shall be due;

                (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement continuing for a specified period of time after notice thereof is given to the GSE Issuer by the holders of not less than a specified percentage of the Outstanding Debt Securities;

                (c) certain events of bankruptcy or insolvency relating to the GSE Issuer[; and

                (d) describe any additional common events of default with respect to the pool of Underlying Securities].]

                As of the Cut-off Date, [all of] [approximately __% of] the Underlying Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Underlying Securities]] [and [all of] [approximately % of] the Underlying Securities were [describe the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral.]]

                The [pool of] Underlying Securities, together with any other assets described below and any Credit Support described under "Description of Credit Support", represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.]

[USE THE FOLLOWING WITH RESPECT TO EACH OBLIGOR THE UNDERLYING SECURITIES OF WHICH REPRESENT MORE THAN 10% OF THE TOTAL UNDERLYING SECURITIES AVAILABLE TO MAKE DISTRIBUTIONS IN RESPECT OF

THE CERTIFICATES -- ONLY A SINGLE OBLIGOR IS REFERRED TO FOR PURPOSES OF THIS SECTION OF THE FORM OF PROSPECTUS SUPPLEMENT]

                [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate]
[specify publicly issued debt security] due    of [specify issuer][, exclusive
of the interest therein retained by [the Company] as described below (the "Retained Interest")], having an aggregate principal amount outstanding as of the Cut-off Date of approximately [$] [specify currency] (the "Underlying Securities"). The Underlying Securities (other than Underlying Securities which are issued by the United States of America) will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will be deposited into the Trust. The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, s well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing debt security comprising [ %] of the Underlying Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and, based on publicly available information, the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein and "Risk Factors -- Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.

[THE FEDERAL NATIONAL MORTGAGE ASSOCIATION

                The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgaged-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

                Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from Paul Paquin, Senior Vice President -- Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (telephone: (202) 752-7115). Fannie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]

[THE FEDERAL HOME LOAN MORTGAGE CORPORATION

                The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low-and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the mortgages so purchased in the form of guaranteed mortgage securities. Freddie Mac generally matches and finances its purchases or mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short-and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

                Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160). Freddie Mac is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]

[THE STUDENT LOAN MARKETING ASSOCIATION

                The Student Loan Marketing Association ("Sallie Mae") is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lender for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act of other federal enactments.

                Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. These documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]

[THE RESOLUTION FUNDING CORPORATION

                The Resolution Funding Corporation ("REFCORP") is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (the "FIRRE Act"). The sole purpose of the REFCORP is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCORP is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCORP is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Federal Reserve Board of Governors, the Secretary of Housing and Urban Development and two independent members from different political parties to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFRCORP are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLBs and two members selected by the Oversight Board from among the presidents of twelve FHLBs.

                The RTC was established by the FIRRE Act to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC is to manage and resolve cases for which a receiver or conservator was appointed between January 1, 1989 through August 9, 1992. The RTC is authorized to issue nonvoting capital certificates to REFCORP in exchange for the funds transferred from REFCORP to the RTC. The RTC will terminate on or before December 31, 1996. The FIRRE Act limits the aggregate principal amount of interest bearing obligations which may be issued by REFCORP to $30 billion, which amount of obligations was issued in 1989. Pursuant to the FIRRE Act, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCORP obligations.

                Information concerning REFCORP may be obtained from the Resolution Funding Corporation, Suite 850, 655 Fifteenth Street, N.W., Washington, D.C. 20005. REFCORP is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]

[THE FEDERAL HOME LOAN BANKS

                The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLBs"). The mission of each FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. A primary source of funds for the FHLBs is the proceeds from the sale to the public of debt instruments issued by the Federal Housing Finance Board, which are the joint and several obligations of all of the FHLBs. The FHLBs are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLBs are not obligations of the United States government.

                The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLBs. Questions regarding the Federal Home Loan Banks Combined Financial Statement should be directed to the Deputy Director, Financial Reporting and Operations Divisions, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006, (202) 406-2901. Copies of the Financial Reports will be furnished upon request to the Capital Markets Divisions, Office of Finance.]

[TENNESSEE VALLEY AUTHORITY

                TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1994, TVA received $140 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may only be used to finance its power program.

                TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. These documents can be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer, or by calling (615) 632-3366.]

[FEDERAL FARM CREDIT BANKS

                The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lead to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector and to certain related businesses. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

                The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation"). Each FCB determines its participation in each issue of Systemwide Debt Securities based on its funding and operating requirements, subject to the availability of eligible collateral, to determinations by the Funding Corporation as to conditions of participation and terms of each issuance, and to FCA approval.

                Important information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto (collectively, "Information Statements") and certain press releases issued from time to time by the Funding Corporation. Such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; Telephone: (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information.]

[GOVERNMENT TRUST CERTIFICATES

        Government Trust Certificates ("GTCs") consist of certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "Notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense (the "DSAA"), of the due and punctual payment of 90% of all payments of principal and interest due on the Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government or agencies thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the Notes.

        Many issuances of GTCs were undertaken pursuant to Title III of the Foreign Operations, Export Financing and Related Programs Appropriations Acts (the "Appropriations Acts"), which permit borrowers to prepay certain eligible high-interest loans made by the Federal Financing Bank (the "FFB") under the Foreign Military Sales ("FMS") Credit Program. The Appropriations Acts permit prepayment of the FMS loans with the proceeds of new loans and authorize the issuance of a United States government guaranty covering no more and no less than ninety percent (90%) of the payments due on each such new loan, in accordance with the requirements of the Arms Export Control Act, as amended (the "AECA"). It is a condition to the issuance of Certificates under such program that the DSAA approve the refinancing of any such FMS loan.

        Although 90% of all payments of principal and interest on the Notes are guaranteed by the United States government or agencies thereof, and 10% of such payments are secured by securities of the United States government or agencies thereof, the GTCs themselves are not so guaranteed. In the event of a default on the Notes, the Trustee of the Trust would be required by the operative documents to make a claim against the United States government or an agency thereof or would be required to liquidate the collateral securing the Notes.

        Payments Under the Guaranty. If the borrower under the Notes (the "Borrower") fails to deposit with the related trustee (the "Trustee") all amounts due on the Notes on any Note payment date (each, a "Note Payment Date"), the Trustee will first notify the Borrower and, one business day thereafter, will send a notice to the Director of the DSAA and to the related depositary (the "Depositary") setting forth the amounts due on the Notes on such Note Payment Date and the amounts, if any, received from the Borrower. On the [11th calendar day] following the Note Payment Date, if any amounts due on a Note remain unpaid, the Trustee will demand payment from DSAA on the applicable Guaranty in accordance with its terms. On the day the Trustee receives such payment, it will instruct the Depositary immediately to deliver sufficient funds to pay the amounts remaining unpaid on the Note.

        On the occurrence of an Event of Default (as defined in the related loan agreement), the Trustee in its discretion may proceed to protect and enforce the rights of the GTC holders under the Declaration of Trust by a suit, action or other proceeding. As provided in the loan agreement, the Guaranty and the Depositary Agreement, the Trustee has the legal power to exercise all the rights, powers and privileges of a holder of the Note.

        The Trustee is required to take all necessary action, as permitted by the Declaration of Trust and applicable law (i) to enforce payments due from DSAA under the Guaranty and (ii) to take possession of collateral maturing or paying interest on or prior to the Note payment date on which default occurred, and to apply such funds in accordance with the Declaration of Trust for the benefit of holders of GTCs. The Trustee is required to notify the Borrower upon taking the foregoing actions. Neither the Trust holding a Note nor DSAA has the right to accelerate payment of the Note, notwithstanding any failure of the Borrower to make payment on the Note or other Event of Default with respect to the Note.

        [The applicable Prospectus Supplement will specify, to the extent GTCs are included as Underlying Securities, the waiting period that must elapse before reimbursement for a default on the Notes, and the delay between payment on the Notes and payment on the GTCs that is built into the GTCs to protect against a delay in reimbursement.

        In addition, the related Prospectus Supplement will specify, to the extent applicable: (i) the aggregate principal amount of such GTCs; (ii) the coupon, if any, borne by such GTCs; (iii) the stated maturity of each GTC; (iv) the identity of each underlying obligor; and (v) the conditions under which, and the terms on which, any underlying obligation may be prepaid or redeemed prior to the stated maturity of the obligation.]]

[AID-GUARANTEED UNDERLYING SECURITIES

        General. AID-Guaranteed Underlying Securities consist of notes, bonds, credit facilities and other debt instruments which are issued or arranged by intermediary financial institutions ("IFIs") and guaranteed in whole or in part by AID. Most AID guarantees are established under the auspices of the Private Sector Investment Program (the "Investment Program"), created in 1983 under
Section 108 of the Foreign Assistance Act of 1961 and administered by AID. The Investment Program seeks to promote sustainable economic development by strengthening the private sector in developing countries, primarily through the facilitation of small business financing needs. In 1988 Congress provided the Investment Program with loan guarantee authority, and guarantees have become the Investment Program's principal financing instrument. AID guarantees are backed by the full faith and credit of the United States government.

        AID Housing Guaranty Program. The Housing Guaranty Program (the "Housing Program") is administered by the AID Office of Housing and Urban Programs. The Housing Program facilitates collaboration between AID and host-country housing institution borrowers in both the public and private sectors. Under the Housing Program AID participates in the planning, structuring and execution of a housing or shelter finance program. Through the conclusion of "implementation Agreements" the Housing Program aids developing countries in securing favorable terms in U.S.
capital markets for a U.S. government-guaranteed loan.

        Payments under the AID Guarantees. Pursuant to the Fiscal Agency Agreement, if the Borrower does not deposit with the Fiscal Agent thereunder at or before 12 o'clock noon, New York City time, on any date on which a payment of principal, interest or maturity amount on the guaranteed AID-Guaranteed Underlying Securities is due (each, an "AID-Guaranteed Underlying Security Payment Date"), immediately available funds in an amount sufficient to pay in full any interest and principal, and any maturity amount, due on such AID-Guaranteed Underlying Security Payment Date with respect to the guaranteed AID-Guaranteed Underlying Securities, the Fiscal Agent, acting on behalf of the holders of the guaranteed AID-Guaranteed Underlying Securities, is obligated to make a demand upon AID, not later than 2 o'clock p.m., New York City time, on such AID-Guaranteed Underlying Security Payment Date for payment pursuant to the guarantees.

        Pursuant to the guarantees, AID is required, not later than three (3) Business Days following receipt of such demand, to pay to the demanding AID-Guaranteed Underlying Securityholders the applicable guaranteed amount.

        Upon receipt by the Fiscal Agent of payments from AID pursuant to the guarantees, the Fiscal Agent will be required, if such payments are received at or prior to 12 o'clock noon, New York City time, on any Business Date, to remit such payments to the registered holders of the guaranteed AID-

Guaranteed Underlying Securities entitled thereto on such Business Day and, if such payments are received after such time, to remit such payments to such registered holders on the next such Business Day.

        Each AID-Guaranteed Underlying Securityholder is deemed by the acceptance of a guaranteed AID-Guaranteed Underlying Security to have irrevocably appointed the Fiscal Agent as its agent for the purpose of making a demand for payment upon AID pursuant to the guarantees and receiving any payment to an AID-Guaranteed Underlying Securityholder by AID pursuant to the guarantees. The Regulations also provide that any AID-Guaranteed Underlying Securityholder may make demand for payment on AID under a Guarantee on its own behalf immediately upon the failure of the Borrower to make any payment when due under such AID-Guaranteed Underlying Securityholder's guaranteed AID-Guaranteed Underlying Security. All payments made by AID to the Fiscal Agent pursuant to the guarantees will be held in trust by the Fiscal Agent solely for the benefit of the registered holders of the guaranteed AID-Guaranteed Underlying Securities until remitted to such holders. AID will be discharged from its obligations to make a payment pursuant to the guarantees upon the making of such payment to the Fiscal Agent on behalf of the AID-Guaranteed Underlying Securityholders, provided that such discharge will be effective only as to such payment and to the extent of the amount of such payment.

        Events of Default. As provided by the terms of each AID-Guaranteed Underlying Security, an Event of Default will be deemed to have occurred if the borrower fails to make any payment on such AID-Guaranteed Underlying Security on the applicable Payment Date. On the occurrence of an Event of Default, the trustee of such AID-Guaranteed Underlying Security (the "Underlying Trustee") or the Trustee may make demand on AID under the guarantees. However, none of the Fiscal Agent, the Trustee or AID may accelerate payment of any AID-Guaranteed Underlying Security, notwithstanding any failure of the borrower to make payment on the AID-Guaranteed Underlying Securities.

        [The related Prospectus Supplement will specify, to the extent applicable: (i) the aggregate principal or notional principal amount of such AID-Guaranteed Underlying Securities; (ii) the coupon, if any, borne by such AID-Guaranteed Underlying Securities; (iii) the stated maturity of each underlying obligation; (iv) the identity of each underlying obligor; (v) the credit characteristics of such obligor; (vi) the rating, if any, assigned to each such obligor, whether an actual or a shadow rating; (vii) the conditions under which, and the terms on which, any underlying obligation may be prepaid or redeemed prior to the stated maturity of the obligation; and (viii) the identity of the Fiscal Agent.]

        The Federal Credit Reform Act of 1990, Pub. Law 101-508 (the "Credit Reform Act"), provides that payments in respect of loan guarantee commitments made on or after October 1, 1991, including the guarantee commitments made by AID under the guarantees, will be made by the U.S. Treasury from a "financing account" established under Section 502(7) of the Credit Reform Act. Section 505(c) of the Credit Reform Act authorizes the Secretary of the Treasury to lend or pay to the financing account such amounts as may be necessary to make any payments required to discharge loan guarantee obligations and commitments in the event funds in the financing account are insufficient.]

                The Trust will have no other significant assets [other than any Credit Support or those assets referred to below] from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the Certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor]. All information contained in this Prospectus Supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph. Neither the Company nor [any of] the Underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.

                The Deposited Assets will also include [describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities] (such assets, together with the Underlying Securities, the "Deposited Assets").


                         [DESCRIPTION OF CREDIT SUPPORT]

                For the benefit [solely] of the [Offered] [Class [ ] Certificates [and the Class [ ] Certificates]], Credit Support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.

[THE LETTER OF CREDIT

                Simultaneously with the Company's assignment of the Deposited Assets to the Trust, the Company will obtain the Letter of Credit from [ ] (the "Letter of Credit Bank") in favor of the Trustee on behalf of the Certificateholders. The Letter of Credit will be irrevocable and will [support the [timely] [ultimate] remittance of amounts due with respect to the Deposited Assets]. The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to
         . The initial amount of the Letter of Credit will be [$] . Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) % of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (ii)] the amount of the Letter of Credit on preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Deposited Assets] [describe other methods]. The Letter of Credit expires on , 19 . The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Letter of Credit Bank to the extent of any amounts owing, in the manner and priority specified herein.]

                [Add language regarding the Letter of Credit Bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank. In addition, to the extent that the Letter of Credit will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the Letter of Credit Bank.]]

[THE SURETY BOND

                Simultaneously with the Company's assignment of the Deposited Assets to the Trust, the Company will obtain the Surety Bond from [ ] (the "Surety") in favor of the Trustee on behalf of the Certificateholders. The Surety Bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered] Class [ ]] Certificates. The Surety Bond expires on , 19 . The Trustee will be obligated,in the event of a drawing on the Surety Bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Surety to the extent of any amounts owing, in the manner and priority specified herein.

                [Add language regarding the issuer of the Surety Bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Surety. In addition, to the extent that the Surety Bond will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the issuer of the Surety Bond.]]

[RESERVE ACCOUNT

                The Company will deposit with the Trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the Certificates in the amount of [$] . [Collections with respect to the Deposited Assets not distributed with respect to the Certificates shall be deposited in the Reserve Account.] Amounts so deposited in such Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Company.]


                            YIELD ON THE CERTIFICATES

                [Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the Certificateholders of each class of the Certificates, as described elsewhere herein.] See "Maturity and Yield Considerations" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

                The Certificates will consist of [ ] classes of Certificates, designated as Class [ ] [,] [and] Class [ ] [and Class ____] Certificates. The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The Certificates represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]_________ (approximate) and a [ %] [Variable] Pass-Through Rate. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] _____ (approximate) and a [___%] [Variable] Pass-Through Rate. [The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] _________ (approximate) and a [ %] [Variable] Pass-Through Rate. [The Class [ ] Certificates, which are not being offered hereby, will be transferred by the Company to an affiliate on the Closing Date, and may be sold at any time by the Company in accordance with the terms of the Trust Agreement.]

                The Certificates [(other than the Class [ ] Certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The Class [ ] Certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one Certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

                The Certificates [(other than the Definitive Classes of Certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Company, the "Clearing Agency"), except as provided below. The Company has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "-- Definitive Certificates" below and "Description of Certificates -- Global Securities" in the Prospectus.

                Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified

Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

                Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates [(other than the Definitive Classes)] and the Company is unable to locate a qualified successor or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

                Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates [(other than the Definitive Classes of Certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

DISTRIBUTIONS

                Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                (i) to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;

                (ii) [to the providers of Credit Support ("Credit Support Providers"), any amounts required to be paid or reimbursed to, or deposited with, any such person (collectively, "Credit Support Payments");

                (iii)] to the Certificateholders of each Class of such Series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], second, to the payment of Required Principal and third, to the payment of Required Premium, in each case applicable to such Class, commencing with the most highly ranked Class and, to the extent Available Funds remain available, to each other Class in accordance with the ranking specified herein under ["-- Allocation of Losses; Subordination"];

                [(iii) to the Credit Support Providers, any Credit Support Payments;]

                [(iv)] to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant to clause (i) above;

                [(v)]  all remaining amounts, if any, to the Company].

                There can be no assurance that collections received from the Deposited Assets and any applicable Credit Support relating to the Certificates over a specified period will be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the Certificateholders of the Certificates. To the extent Available Funds are insufficient to make any such distributions due to any such Series or Class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

                For purposes hereof, the following terms have the following meanings:

                ["Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$]__________ and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]


                "Available Funds" for any Distribution Date means the sum of (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as of such Distribution Date pursuant to the Credit Support described herein [and (c) any additional amount that the [Company] may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds].

                "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

                "Eligible Investments" means, with respect to the Certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

                "Required Interest" for the Certificates or any Class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such Certificates, computed at the applicable Pass-Through Rate.

                "Required Premium" for the Certificates or any Class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such Certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

                "Required Principal" for the Certificates or any Class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such Certificates. The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any Credit Support obtained for the benefit of such holder. The Certificate Principal Balance of any class of Certificates [(other than the Class [ ] Certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) [Extraordinary Trust Expenses], as described herein. [The Notional Amount of the Class [ ] Certificates as of any date of determination is equal to [specify amount].] [Holders of the Class [ ] Certificates are not entitled to receive any distributions allocable to principal.]

                [Notwithstanding the priorities described above, holders of the Class [ ] Certificates and the Class [ ] Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the Class [ ] Certificates and the Class [ ] Certificates, if any of the following conditions shall be satisfied: [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[ADVANCES

                Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

                Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

                All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the

Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the Certificates.

[ALLOCATION OF LOSSES; SUBORDINATION            [Specify if necessary]

        ["Extraordinary Trust Expense" -        define if necessary]]


[RESTRICTIONS ON TRANSFER OF THE CLASS [   ] CERTIFICATES

                Because the Class [ ] Certificates are subordinate to the Class
[ ] Certificates and the Class [ ] Certificates to the extent set forth herein, the Class [ ] Certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations."]

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1997-[ ] Supplement) will consist of (i) the Deposited Assets (exclusive of any Retained Interest, which is not part of the Trust), (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and] [(iii) any Credit Support in respect of any class or classes of Certificates] [and (iv) the rights of the Company under the Purchase Agreement between the Company and the Seller]. [In addition, the Certificateholders of the Certificates may also have the benefit of certain Credit Support discussed above. See "Description of Credit Support."] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

                [ ], a [ ] corporation, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ ] and its telephone number is [ ].

                The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

                An event of default with respect to any class of Certificates under the Trust Agreement (an "Event of Default") will consist of [(i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) the occurrence and continuance of such other events specified in the applicable series supplement.] [Describe remedies available to Certificateholders upon the occurrence and continuance of an Event of Default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

                The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates of any class, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such class.

                No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such Series evidencing not less than the "Required Percentage-Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such Series have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such Series evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights of such Series. ["Required Percentage-Remedies" shall mean [ %] of the Voting Rights.]

VOTING RIGHTS

                [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates[,] [and] the Class [ ] Certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective Certificates and [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective Certificates. [Specify whether and under what circumstances voting will be class-by-class].

                [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages]. ["Required
Percentage-Amendment" of Voting Rights necessary to consent to amendment or modification of the Trust shall be [ %].] ["Required Percentage-Waiver" shall mean [ %].]

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF INDENTURE

                The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by [DTC] [Federal Reserve Bank] and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from [DTC] [Federal Reserve Bank], the [Fiscal Agent] or the GSE Issuer for its consent to any amendment, modification or waiver of the Underlying Securities or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the Certificates, as applicable) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default and with the unanimous consent of all holders of Outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding Class of the Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                In the event that an offer is made by the GSE Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Outstanding Debt Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Underlying Securities has occurred, the Trustee is directed by the affirmative vote of all of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above. [Accordingly, a Certificateholder generally would be required to effect a withdrawal of Requested Underlying Securities from the Trust in order to accept such offer. See "Description of Certificates-Optional Exchange" in the Prospectus.]

                If an event of default under the Underlying Securities occurs and is continuing and if directed by all the holders of outstanding Class [ ] Certificates [and, Class [ ] Certificates,] the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the Certificateholders' interests of each Class may differ and the interests of either Class may differ from holders of other Outstanding Debt Securities.

TERMINATION

                [The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of Certificates-Termination" in the Prospectus.] [Describe additional termination provisions.] The Company will have the right to purchase all remaining Deposited Assets in the Trust and thereby effect early retirement of the Certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of the Company at [specify when and on what terms any such option may be exercised]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Company exercises any such option, the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding Certificate Principal Balance or Notional Amount, as applicable, plus with respect to the Certificates [one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of Certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement-Termination" in the Prospectus.


                  CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

                [Describe any applicable legal aspects of the Deposited Assets or relating to the enforceability by the Certificateholders of the security interest, if any, securing such Deposited Assets.]


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                The following is a general discussion of all material Federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates. Such consequences will depend on the terms of the Certificate, whether the Trust is treated as a grantor trust, a partnership or a FASIT for Federal income tax purposes, and the assets collateralizing or otherwise supporting such Certificate. The consequences of owning Certificates which are deemed for Federal income tax purposes to be interests in a grantor trust, in a partnership or in a FASIT are discussed separately below under the captions ["Grantor Trust Certificates"], ["Partnership Certificates"] and ["FASIT Certificates"], respectively. The applicable Trust Agreement would include provisions appropriate to the particulars of the transaction and to the relevant Federal income tax status of the Trust and related Certificates.

                This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. [The Prospectus Supplement for each series of Certificates will describe the consequences that relate to the specific Certificates issued pursuant thereto.]

                The Trust will be provided with an opinion of Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), special Federal tax counsel to the Company ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

[TAX STATUS OF TRUST

                In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificate Owner") will be subject to Federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such Certificates, and as if it paid directly its share of expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificate Owners will not realize OID except with respect to a "stripped interest" (as defined below).

INCOME OF CERTIFICATE OWNERS

                In General. A Certificate Owner will allocate the amount it pays for its Certificate among the Underlying Securities and the Deposited Assets in the Trust other than the Underlying Securities (the "other Deposited Assets") allocable to such Certificate, in proportion to their relative fair market values on the date of purchase of the Certificate. A Certificate Owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

                The Federal income tax treatment of a holder of a particular class of Certificates will depend upon whether the interest in the Underlying Securities represented by such class will be considered, in whole or in part, to be a "stripped bond" or "stripped coupon" (together, a "stripped interest") within the meaning of Section 1286 of the Code. A class of Certificates will not be considered to represent a stripped interest in the underlying Underlying Securities to the extent the

Certificate is entitled to receive a proportionate amount of all principal and interest on the Underlying Securities. A class of Certificates will be considered in its entirety to represent a stripped interest in the underlying Underlying Securities if it is entitled to receive interest on the Underlying Securities which is disproportionately less than the principal which it is entitled to receive on the Underlying Securities, or if it is entitled to receive all or part of the interest on the Underlying Securities but no principal on the Underlying Securities. In addition, if a class of Certificates is entitled to receive interest and principal on the Underlying Securities, but the interest it is entitled to receive on the Underlying Securities is disproportionately more than the principal it is entitled to receive on the Underlying Securities, it could be argued that the Certificates represents (a) an interest in the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Securities and (b) a stripped interest in the Underlying Securities to the extent of any additional interest to which it is entitled on the Underlying Securities. If a Certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of Certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

                Tax Treatment of Certificates to the Extent They Are Not
                --------------------------------------------------------
Stripped Interests. To the extent a class of Certificates does not represent a
------------------
stripped interest in the Underlying Securities, each Certificate Owner will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest and discount earned on the Underlying Securities, income derived from the other Deposited Assets held by the Trust, and any gain or loss upon collection or disposition of the Underlying Securities or other Deposited Assets. The portion of each monthly payment to a Certificate Owner that is allocable to principal on the Underlying Securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such Certificate Owner's undivided interest in the Underlying Securities.

                To the extent that the portion of the purchase price of a Certificate allocated to a Certificate Owner's undivided interest in a Underlying Security is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. In determining whether a Certificate Owner has purchased its interest in the Underlying Securities at a premium or discount, a portion of the purchase price for a Certificate will be allocated to (i) the other Deposited Assets (including any accrued interest thereon) held by the Trust and (ii) the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Certificate Owner's undivided interest in the Underlying Securities (the "allocated Purchase Price"). To the extent that the allocated Purchase Price is less than the principal balance of an Underlying Security, the Certificate Owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the allocated Purchase Price exceeds the principal balance of an Underlying Security, the Certificate Owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

                For example, if the allocated Purchase Price paid by a Certificate Owner who purchases a Certificate in the initial public offering were equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the Certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a Certificate is equal to the principal amount of the Underlying Securities allocable to the Certificate, because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust, in the aggregate a Certificate Owner's interest in the Underlying Securities will have been purchased at a discount.

                In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of an Underlying Security or upon the sale or other disposition of a Certificate, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deduction attributable to any indebtedness treated as incurred or continued to purchase or carry an Underlying Security (or a Certificate) must be deferred. The ordinary income treatment on principal payments and dispositions and deferral of interest deductions described in the preceding sentence will not apply if a Certificate Owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the Certificate. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation.

                Tax Treatment of Certificates to the Extent They Are Stripped
                -------------------------------------------------------------
Interests. To the extent a class of Certificates represents a stripped interest
---------
in the underlying Underlying Securities, each such Certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the Certificate allocable to the stripped interest.

                Under the Treasury regulations issued under Section 1286 of the Code (the "Regulations"), the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the Underlying Securities to which the stripped interest (i.e., the Certificate Owner) is also entitled. If none of the amounts payable to a Certificate Owner with respect to a stripped interest constitute qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the Certificate allocable to the stripped interest. Moreover, in determining the amount paid for the stripped interest, a portion of the purchase price for a Certificate must be allocated to the Certificate Owner's share of other Deposited Assets and to accrued interest.

                The tax treatment of a Certificate Owner will depend upon whether the amount of OID on the stripped interest represented by the Certificate is less than a statutorily defined de minimis amount. In general, under the Regulations, the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" and the number of full years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity and the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. In general, "stated redemption price at maturity" means the sum of all amounts payable on the stripped interest other than qualified stated interest.

                If the amount of OID on the stripped interest represented by the Certificate is de minimis under the rules discussed above, the stripped interest would not be treated as having OID. Each Certificate Owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest on the Underlying Securities and any gain upon sale or disposition by the Trust of the Underlying Securities. Such gross income would exceed the Pass- Through Rate on the Certificate by an amount equal to the Certificate Owner's share of the expenses of the Trust for the period during which it owns a Certificate. Each Certificate Owner would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest; such income would be capital gain, short-term or long-term depending upon the Certificate Owner's holding period in the Certificate. The Certificate Owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Certificate Owner from any Credit Support or any subordination feature will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

                Except as described below, a Certificate Owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, except as described below, interest on an underlying Underlying Security would be includible in a Certificate Owner's gross income when it accrues on the Underlying Securities, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Administrative Agent, if any, or otherwise the Trustee on behalf of Certificate Owners. Because the interest collected on the Underlying Securities generally is paid to Certificate Owners in the following month, the amount of interest includible in a Certificate Owner's gross income during any calendar month will not equal the interest distributed in that month.

                If the OID with respect to the stripped interest in the Underlying Securities represented by a Certificate is not treated as being de minimis, a Certificate Owner will be required to include in income, in addition to any qualified stated interest on the stripped interest as described above, any OID on the stripped interest. OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such Certificate Owner prior to the receipt of cash by such Certificate Owner. Under the rules described below, the amounts includible in income by a Certificate Owner on a stripped interest that has OID are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

                In general, if a stripped interest has OID the Certificate Owner will be required, whether such Certificate Owner uses the cash or the accrual method of tax accounting, to include in ordinary gross income the sum of the "daily portions" of OID on the stripped interest for all days during the taxable year that the Certificate Owner owns the Certificate. The daily portions of OID on a stripped interest are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID on a stripped interest allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest (if any) payable on the stripped interest during (or allocable to) such accrual period.

                An "accrual period" would generally be each period ending on an interest payment date on the Underlying Securities, although Treasury regulations allow a Certificate Owner to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Underlying Securities occurs at the end of an accrual period.

                The "adjusted issue price" of a stripped interest at the beginning of any accrual period is the purchase price for a Certificate allocable to the stripped interest (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments (if any) in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

                The Trustee intends to account for OID, if any, reportable by Certificate Owners by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

                Bond Premium. In the event that a Certificate represents either an unstripped interest in an Underlying Security, or a stripped interest which includes qualified stated interest, and the stripped or unstripped interest is treated as having been purchased at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the Certificateholder other than qualified stated interest), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the underlying Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

                Election to Treat All Interest as Original Issue Discount. Any Certificate Owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the Certificate Owner's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such Certificate Owner.

                Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

OTHER DEPOSITED ASSETS OF THE TRUST

                [Describe tax consequences of the other Deposited Assets.]

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

                In computing its Federal income tax liability, a Certificate Owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Certificate Owner is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE

                A Certificate Owner's tax basis in a Certificate generally will equal the cost of such Certificate, increased by any amounts of undistributed taxable income (e.g., OID or market discount) and reduced by any amortized premium (each as described above) and any payments other than payments of qualified stated interest on an underlying Underlying Security made on such Certificate.

                If a Certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the assets of the Trust and the Certificate Owner's adjusted basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Certificate Owner's interest in accrued market discount not previously taken into income on Underlying Securities.

BACKUP WITHHOLDING

                Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATE OWNERS

                To the extent that amounts paid to Certificate Owners that are not United States persons ("Foreign Certificate Owners") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificate Owner (i) fulfills certain certification requirements, (ii) does not own at least 10% of the total combined voting power of all classes of stock of the Underlying Securities Issuer (or 10% of the capital or profits of an issuer which is a partnership for federal income tax purposes) and (iii) is not a "related controlled foreign corporation." Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

                [Describe the Federal income tax consequences to Foreign Certificate Owners of an interest in any other Deposited assets of the Trust.]

                A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.]

[TAX CHARACTERIZATION OF THE TRUST

                The Company and the Administrative Agent, if any, have agreed, and the Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal, state and local income, franchise and any other tax measured in whole or in part by income. However, the proper characterization of the arrangement involving the Trust, the Certificate Owners, the Company and the Administrative Agent, if any, is not entirely clear because there is no directly comparable authority.

                If the Trust were deemed to be a "publicly traded partnership" it could be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificate Owners could be liable for any such tax that is unpaid by the Trust).

                A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. In the opinion of Federal Tax Counsel, because of the nature of the income of the Trust, the Trust will not be a publicly traded partnership taxable as a corporation.

PARTNERSHIP TAXATION

                As a partnership, the Trust will not be subject to Federal income tax, but each Certificate Owner will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of [ ] and any gain upon collection or disposition [ ]. The Trust's deductions will consist primarily of [ ].

                The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that each class of Certificate Owners will be allocated taxable income of the Trust for each monthly period equal to the sum of (i) the amount payable (or accruing) at the Pass-Through Rate on such class of Certificates for such month (to the extent such amount would not economically represent a return of capital); (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such class of Certificates but not yet distributed;
(iii) any Trust income for such month attributable to discount on the Underlying Securities that corresponds to any excess of the principal amount of such class of Certificates over their initial issue price; and (iv) [any other income economically accruing for such class of Certificates during such month. [All remaining taxable income of the Trust will be allocated to the [ ]]. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, holders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders in effect could be required to report income from the Certificates on the accrual basis. In addition, tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, even though their Certificates may have been purchased at different times and at different prices.

                An individual taxpayer's miscellaneous itemized deductions (which do not include interest expenses) are subject to limitations and as a result may be disallowed in whole or in part. Those limitations, which also apply to estates and trusts, would apply to a Certificate Owner's share of expenses of the Trust (including fees to the Administrative Agent, if any) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

                If the Trust holds a large number of Underlying Securities, it intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. Were the Service to require that such calculations be made separately for each Underlying Security, the Trust might be required to incur additional expense but the Depositor believes that there would not be a material adverse effect on Certificate Owners.

                A Certificate Owner would increase or decrease its tax basis in its Certificate for its allocable share of the Trust's income or loss, respectively. Any cash distributions by the Trust to a Certificate Owner will constitute (i) first, a return of capital to the extent of such Certificate Owner's tax basis in the Certificate (with a corresponding dollar-for-dollar reduction in such tax basis), and (ii) thereafter, to the extent in excess thereof, gain on the sale or exchange of such Certificate Owner's Certificate. See "Disposition of Certificates" below.

DISCOUNT AND PREMIUM

                The Depositor believes that the Underlying Securities were not issued with original issue discount ("OID") and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Underlying Securities may be greater or less than the remaining principal balance of the Underlying Securities at the time of purchase. If so, the Underlying Securities will have been acquired at a premium or discount, as the case may be. (As indicated above, if the Trust acquires a large number of Underlying Securities it will make this calculation on an aggregate basis, but might be required to recompute it on an instrument-by- instrument basis.)

                The Trust will make an election that will result in any market discount on the Underlying Securities being included in income currently as such discount accrues over the life of the Underlying Securities. As indicated above in the discussion of "Partnership Taxation," a portion of such market discount income may be allocated to Certificate Owners.

MODIFICATION OR EXCHANGE OF UNDERLYING SECURITIES

                Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

TAX CONSEQUENCES OF OTHER ASSETS HELD BY TRUST

                The manner in which income with respect to the other assets of the Trust should be accrued will depend on the nature of those assets.

[Discuss specific tax consequences of other assets.]

SECTION 708 TERMINATION

                Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Were such a termination to occur, the Trust would be considered to have contributed its assets to a new partnership and distributed the interests in the new partnership in liquidation to the Certificate Owner. If any such constructive termination occurs, the Trust does not intend to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses. Moreover, the Schedule K-1 information thereafter distributed to the Certificate Owners may be incorrect.

DISPOSITION OF CERTIFICATES

                Generally, capital gain or loss will be recognized on a sale or other disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by his share of Trust income includible in his income (including for the taxable year of sale) and decreased by his share of deductible Trust losses and any distributions received with respect to such Certificate. In addition, both his tax basis in, and the amount realized on a sale of, a Certificate would include the holder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificate and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

                On the sale of a Certificate, any gain attributable to the holder's share of any accrued market discount on the Underlying Securities that has not otherwise been included in the holder's income would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

                If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificate.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

                In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month allocable to a particular class of Certificates will be apportioned among holders of such Certificates in proportion to the principal amount of such Certificates owned by them as of the first business day following the end of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

                The use of such a monthly convention may not be permitted by existing regulations. If such a convention is not allowed (or only applies to transfers of less than all of a partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 754 ELECTION

                In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling

Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

ADMINISTRATIVE MATTERS

                The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Service for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties, unless the holder notifies the Service of all such inconsistencies.

                Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is not a United States person, a tax-exempt entity, or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

                The Company, as the tax matters partner, will be responsible for representing the Certificate Owners in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income (or loss) of the Trust.

TAX CONSEQUENCES TO FOREIGN CERTIFICATE OWNERS

                It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. [Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust expects to withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.]

                [Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.]

                [The foregoing summary will be modified, as necessary, to reflect differences caused by the precise nature of the Deposited Assets relating to a given Series of Certificates.]

BACKUP WITHHOLDING

                Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

[TAX CHARACTERIZATION OF THE TRUST; FASIT

                Upon the proposed issuance of Certificates representing interests in a FASIT and the promulgation of Treasury regulations relating to the federal income taxation of FASITs and to the federal income tax consequences of the ownership of FASIT interests, the Prospectus Supplement relating to such Certificates will describe the requirements for the classification of the Trust as a FASIT and the consequences to a holder of owning such Certificates.]


                         [CERTAIN STATE TAX CONSEQUENCES

                [Describe any applicable state tax consequences that may arise, including as a result of the specific nature of the Deposited Assets relating to a given Series of Certificates or the degree of servicing required with respect to such Deposited Assets.]]


                              ERISA CONSIDERATIONS

                The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each a "Plan").

                In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

                An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets which, in turn, might mean that certain aspects of such investment, including the operation of the Trust, might be non-exempt prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Regulation states that a beneficial interest in a trust is an equity interest. Thus, if a Plan acquired a Certificate of a particular class the Plan might be considered to own its share of the underlying assets of the Trust unless, among other exceptions set forth in the Regulation,
(1) such Certificate is a "publicly-offered security" or (2) equity participation by benefit plan investors in each class of equity interests is not "significant."

                A publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the conclusion of the initial offering by 100 or more investors independent of the issuer and of one another, and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as a part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which such public offering occurred. The Company does not anticipate that the Certificates of any class will be considered publicly-offered securities within the meaning of the Regulation.

                Participation by benefit plan investors in any class of Certificates would not be significant if, immediately after the most recent acquisition of any equity interest in the Trust (whether or not from the Company or an Agent or Underwriter), less than 25 percent of the value of each class of equity interest were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans). For purposes of such less than 25 percent limit, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or any affiliate thereof, shall be disregarded. There can be no assurance that less than 25 percent of the value of any given class of Certificates will be held by benefit plan investors.

                If assets of the Trust were deemed to be Plan assets, certain transactions involving the Trust might be non-exempt prohibited transactions. If, for example, an obligor with respect to any of the Deposited Assets were a party in interest or disqualified person with respect to a Plan holding a Certificate, the acquisition of the Certificate could be construed as a prohibited indirect loan from the Plan to the obligor. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Certificates were acquired pursuant to and in accordance with a prohibited transaction class exemption ("PTCE") issued by the DOL, such as PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95- 60 (an exemption for certain transactions involving insurance company general accounts) and PTCE 96-23 (an exemption for certain in-house asset managers).

                Any Plan acquiring Certificates should consult with its counsel regarding the applicability of ERISA and Code Section 4975 to its acquisition and holding of Certificates. In addition, any Plan acquiring Certificates shall be deemed to have represented that its acquisition and holding of Certificates would not be prohibited under ERISA and the Code because an exemption is applicable to the acquisition and holding of the Certificates and the activities of the Trust. To the extent an insurance company invests assets treated as assets of a Plan, it will be required to make the foregoing representation as a condition to the acquisition of a Certificate.

                             METHOD OF DISTRIBUTION

                Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of [ ]. 199[ ] (the "Underwriting Agreement"), the Company has agreed to sell and [Lehman Brothers Inc. (an affiliate of the Company)] [each of the Underwriters named below, including Lehman Brothers Inc. (an affiliate of the Company)] (the "Underwriter[s]")[,] has [severally] agreed to purchase, the [Certificates] [the principal amount of each class of Certificates set forth below opposite its name].


                                      Class [  ]     Class [  ]     Class [  ]

Lehman Brothers Inc............... $               $               $

   Total.......................... $               $               $
                                     ===========    ===========      ===========

[Lehman Brothers Inc. has] [The several Underwriters have] agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased. [In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.]

                  The Company has been advised by the Underwriter[s] that [it] [they] propose[s] to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of Certificates for whom they may act as agents. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                  The Underwriting Agreement provides that the Company will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter[s] may be required to make in respect thereof.

                  Lehman Brothers Inc. is an affiliate of the Company, and the participation by Lehman Brothers Inc. in the offering of the Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

                  It is a condition to the issuance of the Certificates that the Certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Corporation ("Standard & Poor's)] [Moody's Investors Service, Inc. ("Moody's)] [Fitch Investors Service, L.P. ("Fitch")] [and] [Duff & Phelps Credit Rating Company ("Duff & Phelps")] (the Rating [Agency] [Agencies]"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of Credit Support, as well as on the relative priorities of the Certificateholders of each class of the Certificates with respect to collections and losses with respect to the Deposited Assets. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the Class [ ] Certificates [specify class with Notional Amount] may fail to recover fully their initial investment.

                  A security rating is not a recommendation to buy sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

                  The Company has not requested a rating on the Certificates by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by the Rating [Agency] [Agencies].


                                 LEGAL OPINIONS

                  Certain legal matters relating to the Certificates will be passed upon for the Company and the Underwriter[s] by [Weil, Gotshal & Manges LLP, New York, New York].

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


Prospectus
                               Trust Certificates
                              (Issuable in Series)
                             Lehman ABS Corporation
                                    Depositor

The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons
("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Lehman ABS Corporation (the "Company") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Company, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company), and will not be acquired from the obligor with respect thereto or pursuant to any distribution by or agreement with any such obligor. The Underlying Securities discussed herein and in the related Prospectus Supplement represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, (ii) an obligation of one or more U.S. government sponsored entities, (iii) Government Trust Certificates ("GTCs") (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ("AID-Guaranteed Underlying Securities") (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support."


                                 LEHMAN BROTHERS

                                  July 25, 1997

Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Company's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is specified in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

Prospective investors should consider the factors set forth herein under "Risk Factors," beginning on page 5.

                             -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------


The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

                  The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount or, if applicable, notional amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series,
(g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal (if any), (i) the date of issue, (j) the Final Scheduled Distribution Date (as defined below), if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company does not intend to send any financial reports to Certificateholders.

                  Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The  Company  has filed  with the  Commission  a  registration
statement  on  Form  S-3  (together  with  all  amendments  and  exhibits,   the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.
                          REPORTS TO CERTIFICATEHOLDERS

                  Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

                  Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                  References herein to "U.S. dollars," "U.S.$," USD, "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

                  Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

                  Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

                  Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any person affiliated with the Company or the Trust or any other person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase an Underlying Security with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Company, or from a reserve fund established to provide funds for such repurchases. Unless otherwise specified in the applicable Prospectus Supplement, the Company has no obligation to establish or maintain any such reserve fund.

                  Credit Support; Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Company, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Company, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

                  Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

                  Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

                  Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

                  Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and any further description contained in the related Prospectus Supplement.

                  Currency Risks. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This
Prospectus does not describe all the risks of an investment in such Certificates, and the Company disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See "Currency Risks."

                  Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any GSE Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

                  In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                   THE COMPANY

                  The Company was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Company is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

                  The Certificate of Incorporation of the Company provides that the Company may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Company provides that any securities, except for subordinated securities, issued by the Company must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Company of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Company may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.


                                 USE OF PROCEEDS

                  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company to purchase the related Deposited Assets and arrange certain Credit
Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Company for general corporate purposes.

                             FORMATION OF THE TRUST

                  The Company will assign the  Deposited  Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement -- Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

                  Unless otherwise stated in the Prospectus Supplement, the Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under

"Description of the Trust Agreement -- Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

                  Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support
- Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement - Advances in Respect of Delinquencies."

                  In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.


                        MATURITY AND YIELD CONSIDERATIONS

                  Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

                  The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a GSE Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a GSE Issuer will be repaid prior to its stated maturity.

                  Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "Description of the Deposited Assets Underlying Securities."

                  The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

                  The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of government debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

                  The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.


                           DESCRIPTION OF CERTIFICATES

                  Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust

Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

                  A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Company as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

General

                  There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support -- Collections."

                  Reference is made to the related  Prospectus  Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates;
(ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiii) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xiv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xv) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvi) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

                  Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

                  The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. Furthermore, after September 1, 1997 an election may be made to treat a Trust as a "financial asset securitization investment trust" ("FASIT"). To date, Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The Prospectus Supplement relating to any Class or Series of Certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such Certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

                  Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

                  Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such

Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

                  Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks -- Payment Currency" below.

                  Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01).

                  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

                  Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

                  General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different
Pass-Through Rate, which may be a Fixed or Variable Pass- Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

                  Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"),
(iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

                  As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

                  The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

                  The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the Prospectus Supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

                  With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

                  Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                  Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

                  Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

                  (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite

Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                  (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate
Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such

Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                   Money Market  Yield = D X 360 X 100
                                         -------------
                                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

                  The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                  (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the
Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate

Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

                  The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

                  (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

                  (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which

Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

                  The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

                  Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

                  If the  specified  currency  of any  Certificate  is not  U.S.
dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

Indexed Certificates

                  From time to time, the Trust may offer a Series of Certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the "Indexed Currency") specified therein; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates; (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

                  Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Dual Currency Certificates

                  Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

Optional Exchange

                  If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, an "Exchangeable Series," the terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement and/or the related Trust Agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

                  (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

                  (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

                  (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement, if applicable.

                  Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

                  Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

                  Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Global Securities

                  Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

                  The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

                  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

                  So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

                  Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the
Certificateholder of such Global Security. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any paying
agent  or  the   Certificate   registrar   for  such   Certificates   will  have
responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                  The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

                  If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary of such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Certificates registered in its name (if the

Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof (Section 5.03).

                  The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.


               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

                  Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. Each Underlying Security will represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities"), (ii) an obligation of one or more U.S. government sponsored entities created pursuant to federal statute (a "GSE"), (iii) Government Trust Certificates ("GTCs") (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ("AID-Guaranteed Underlying Securities") (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), Resolution Funding Corporation ("REFCORP"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority ("TVA") and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) such organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). GTCs and AID-Guaranteed Obligations will have been registered under the Securities Act of 1933 (or will qualify for an exemption from registration) and will have been acquired by the Company in purely secondary market transactions. Based on information contained in the prospectus pursuant to which any GSE Issuer's securities were originally offered (an "Underlying Security Prospectus"), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any GSE Issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any Series of Certificates as of the date of such Prospectus Supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related Prospectus Supplement.

                  This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Company is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security and is qualified in its entirety by reference to the applicable
Prospectus Supplement, Underlying Security Prospectus, if any, and, to the extent applicable, the statement of terms or similar document with respect to any Underlying Security.

Underlying Securities

                  General. Unless otherwise specified in the related Prospectus Supplement, none of the Underlying Securities will have been issued pursuant to an indenture, and no trustee is provided for with respect to any Underlying Security. There will generally be a fiscal agent ("Fiscal Agent") for a GSE Issuer with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related Prospectus Supplement, the Underlying Securities with respect to any GSE Issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

                  Contractual and Statutory Restrictions. A GSE Issuer and the related Underlying Securities may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related Prospectus Supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require such GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

                  Neither the United States nor any agency thereof is obligated to finance any GSE Issuer's operations or to assist a GSE Issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE Issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

                  Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect thereto. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or authorizing legislation or regulation, as the case may be, which failure is materially adverse to securityholders and continues for a specified period after notice thereof; and (iii) certain events of insolvency or bankruptcy with respect to the GSE Issuer. The Underlying Securities will generally provide that, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities may declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable.

                  Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security (as defined below) ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

Principal Economic Terms of Underlying Securities

                  Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities issuer to redeem the securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

                  With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cutoff Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

                  In  addition   to  the   foregoing,   with   respect  to  each
Concentrated Underlying Security issued by a GSE Issuer the applicable Prospectus Supplement will disclose the identity of the applicable obligor, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such information will typically consist of such obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such obligor identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement with respect to any such obligor.

Other Deposited Assets

                  In addition to the Underlying Securities, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

                  Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

                  As specified in the  applicable  Prospectus  Supplement  for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any
Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

                  Subordination. As discussed below under "-- Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account.

Amounts held in any reserve account may be applied as described below under "-- Reserve Accounts" and in the related Prospectus Supplement.

                  If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

                  Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable
Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

                  Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

                  Reserve  Accounts.  If so provided  in the related  Prospectus
Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts deposited in such Reserve Account may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

Collections

                  The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing such collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the Classes of any Series of Certificates, if applicable.

                  The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

                  The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

                  At the time of issuance of any Series of Certificates, the Company will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates ("Concentrated Underlying Securities"), such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

                  In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

                  Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

                  General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

                  Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub- Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

                  The agreement between any Administrative Agent or Trustee and a Sub- Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

                  The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related

Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "-- Retained Interest; Administrative Agent Compensation and Payment of Expenses."

                  The Administrative Agent or Trustee, as applicable, may require any Sub- Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

                  Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

                  Unless  otherwise   provided  in  the  applicable   Prospectus
Supplement, if recovery on a defaulted Deposited Asset and any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the
Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

                  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

                  The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

                  If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.11).

Advances in Respect of Delinquencies

                  Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein or the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent or the Trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate
Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the Prospectus Supplement) and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's or the Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

                  Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's or Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent or

Trustee shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent or Trustee from excess funds in the Certificate Account for any Series, such Administrative Agent or Trustee will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.04). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent or Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Company

                  An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

                  The Trust Agreement will provide that an Administrative Agent, if any, may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

                  The Trust Agreement will further provide that neither such an Administrative Agent, if any, the Company nor any director, officer, employee, or agent or the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.02). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

                  Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events;
Rights Upon Administrative Agent Termination Event

                  Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events," if applicable, under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, so long as an Administrative Agent Termination Event, if applicable, under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage-- Administrative Agent Termination" (as defined in the Prospectus Supplement, if applicable) of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

                  No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage-- Remedies" (as defined in the Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

                  Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement,
(iii)  to  add  or  supplement  any  Credit  Support  for  the  benefit  of  any
Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

                  Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

                  Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the
Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

                  (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass- Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

                  (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

                  (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

                  In the case of  information  furnished  pursuant to subclauses
(i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

                  Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate register.

Evidence as to Compliance

                  If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

                  The Trust Agreement may also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

                  Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

                  Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

Termination

                  The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices-- Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

                  Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

Duties of the Trustee

                  The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 7.01).

The Trustee

                  The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.


                                 CURRENCY RISKS

Exchange Rates and Exchange Controls

                  An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

                  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates-- General" or as otherwise specified in the applicable Prospectus Supplement.

                  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

                  The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

                  Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

                  Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

                  If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

                  The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

                  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

                  All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

                  Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                              PLAN OF DISTRIBUTION

                  Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed and the place and time of delivery of the Certificates to be offered thereby.

                  If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

                  Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

                  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

                  Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

                  Lehman Brothers Inc. is an affiliate of the Company. Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                  As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

                  Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.


                                 LEGAL OPINIONS

                  Certain legal matters with respect to the Certificates will be passed upon for the Company and the underwriters by Weil, Gotshal & Manges LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

            No dealer, salesman or other person has been authorized to given any information or to make any representation not contained in the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or Lehman Brothers Inc. The Prospectus does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of the Prospectus.

                            TABLE OF CONTENTS
                               Prospectus
Prospectus Supplement..................................................3
Available Information..................................................3
Incorporation of Certain Documents by Reference........................4
Reports to Certificateholders..........................................4
Important Currency Information ........................................5
Risk Factors...........................................................5
The Company............................................................7
Use of Proceeds........................................................8
Formation of the Trust.................................................8
Maturity and Yield Considerations......................................9
Description of Certificates...........................................10
Description of Deposited Assets and Credit Support....................29
Description of the Trust Agreement....................................36
Currency Risks........................................................47
Plan of Distribution..................................................49
Legal Opinions........................................................51

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    Subject to Completion Dated July 25, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 25, 1997)

                      TRUST CERTIFICATES, SERIES 1997 - [ ]
      $ [PRINCIPAL OR NOTIONAL AMOUNT] [(APPROXIMATE)], CLASS    CERTIFICATES,
                        [ %] [VARIABLE] PASS THROUGH RATE
      $ [PRINCIPAL OR NOTIONAL AMOUNT] [(APPROXIMATE)], CLASS    CERTIFICATES,
                        [ %] [VARIABLE] PASS THROUGH RATE

                             LEHMAN ABS CORPORATION
                                    DEPOSITOR

Each Trust Certificate Series 1995-[ ] offered hereby will consist of    classes
of Certificates, designated as Class    Certificates[,] [and] Class
Certificates [and list others], [all] of which [only the Class    Certificates
[,] [and] Class   Certificates [and list others]] are being offered hereby
(collectively, the "Certificates") and will represent a fractional undivided beneficial interest in the Series 1997-[ ] Trust (the "Trust") to be formed pursuant to the Trust Agreement dated as of [ ], between Lehman ABS Corporation (the "Company") and [ ], as trustee (the "Trustee"), as supplemented by the Series 1997-[ ] Supplement dated as of [ ] (collectively, the "Trust Agreement"). The property of the Trust will consist in part of [$][ ] aggregate principal amount of [a [ %] [floating rate] [specify publicly issued debt
security] due     of [specify issuer]] [a pool of [ %] [floating rate] publicly
issued debt securities having a term of [not less than    years and not more
than   years] issued by one or more [foreign governments, foreign political subdivisions or agencies and instrumentalities thereof] [(other than the Retained Interest referred to herein)] (collectively, the "Underlying Securities"), and having the characteristics described herein under "Description of the Deposited Assets." Terms used but not otherwise defined herein are defined in the Prospectus attached hereto (the "Prospectus").

The Underlying Securities will be acquired by the Company and, pursuant to the Trust Agreement, deposited into the Trust for the benefit of Certificateholders. [The Underlying Securities were issued and sold as part of an underwritten public offering in [ ].] The Underlying Securities are obligations of the Underlying Securities Issuer and [explain whether senior or subordinate, whether secured or unsecured and whether subject to any redemption or put rights]. [Describe any required principal payments of Underlying Securities.]

Distributions on the Certificates will be made [monthly] [quarterly] [semi-annually] on [[ ] of each year] [to be conformed to interest payment dates for Underlying Securities], or, if any such date is not a business day, then on the immediately following business day (each, a "Distribution Date") commencing [ ]. The last day on which distributions are scheduled to be made on the Certificates is [ ] (the "Final Distribution Date"), by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates or, to the extent specified herein, a pro rata share of any remaining Underlying Securities.

SEE "RISK FACTORS" HEREIN ON PAGES [__] TO [__] AND IN THE PROSPECTUS ON PAGES 5
TO 8.                                          (cover continued on next page)

                              --------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

The Underwriter has agreed to purchase the Certificates from the Company at [ ]% of the Certificate Principal Balance thereof ($[ ] aggregate proceeds to the Company, before deducting expenses estimated at $[ ]) plus accrued interest, if any, at the Pass-Through Rate calculated from [ ], 1997 (the "Expected Settlement Date"), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Method of Distribution."

The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Method of Distribution."

The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the [specify applicable classes] Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about the Expected Settlement Date.

                                 LEHMAN BROTHERS
                                  July   , 1997

(cover page continued)

As and to the extent described herein, collections received by the Trustee with respect to the Deposited Assets will be distributed to Certificateholders [of each class] in the manner and priority described herein. [The rights of the
holders of the Class    Certificates [and specify other classes] to receive
distributions of such collections are subordinated to the rights of the holders
of the Class    Certificates [and specify other classes].] As and to the extent described herein, losses realized on the Deposited Assets will be borne by the
holders of the Class    Certificates [and specify other classes] before such
losses will be borne by the holders of the other classes of Offered Certificates
[and the Class    Certificates [and specify other classes]]. To the extent
described herein, the relative priorities of each class of Certificates with respect to collections from and losses on the Deposited Assets may each change over time, either permanently or temporarily, upon the occurrence of certain circumstances specified herein. See "Description of the Certificates-Allocation of Losses; Subordination."

The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, this offering.

There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

The [specify applicable classes] Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates-Definitive Certificates."

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED ___________, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

UNTIL     ,1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS


                  The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates", "Description of the Deposited Assets" and "Description of Credit Support." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


THE CERTIFICATES

The Trust...............................    Series 1997-[ ] Trust. The Trust
                                            will be formed pursuant to the Trust
                                            Agreement dated as of [ ] (the "Base
                                            Trust Agreement"), between the
                                            Company and the Trustee, as
                                            supplemented by the Series 1997-[ ]
                                            Supplement dated as of the Expected
                                            Settlement Date (the "Series
                                            Supplement" and, together with the
                                            Base Trust Agreement, the "Trust
                                            Agreement").

Securities Offered......................    Trust Certificates, Series 1997-[ ],
                                            consisting of Class [ ]
                                            Certificates[,] [and] Class [ ]
                                            Certificates [and specify others]
                                            (collectively, the "Certificates").

[Initial Certificate
Principal Balance]
[Notional Amount].......................    Class [ ]: [$][ ].
                                            Class [ ]: [$][ ].

Final Scheduled
Distribution Date.......................    Class [  ].
                                            Class [  ].

Pass-Through Rates......................    [The Variable Pass-Through Rates
                                            applicable to the calculation of the
                                            interest distributable on any
                                            Distribution Date on the
                                            Certificates [(other than the Class
                                            [ ] Certificates)] are equal to
                                            [describe method for determining
                                            variable rates]. The initial
                                            Variable Pass-Through Rates for the
                                            Class [ ] Certificates[,] [and] the
                                            Class [ ] Certificates [and specify
                                            others] are approximately ___%[,]
                                            [and] ___% [and ___%] per annum,
                                            respectively.] [The Pass-Through
                                            Rate applicable to the calculation
                                            of the interest distributable on any

                                            Distribution Date on the [specify
                                            classes] Certificates is fixed at
                                            ___% [and ___%, respectively,] per
                                            annum.]

Deposited Assets........................    The Deposited Assets shall consist
                                            of the Underlying Securities [and
                                            describe any assets which are
                                            ancillary or incidental to the
                                            Underlying Securities]. See "-The
                                            Underlying Securities" [, "-Other
                                            Deposited Assets"] and "Description
                                            of the Deposited Assets" below.

Original Issue Date.....................    [          ].

Cut-off Date............................    [          ].

Distribution Date.......................    [          ], commencing [        ].

Record Date.............................    The [  ] day immediately preceding
                                            each Distribution Date.

Denominations;
Specified Currency......................    The Class [ ] Certificates[,] [and]
                                            Class [ ] Certificates [and specify
                                            others] will be denominated and
                                            payable in [U.S. dollars] [ ] (the
                                            "Specified Currency") and will be
                                            available for purchase in minimum
                                            denominations of [$][ ] and
                                            [integral multiples thereof]
                                            [multiples of [$][ ] in excess
                                            thereof].

Interest Accrual Periods................    [Monthly] [Quarterly]
                                            [Semi-annually] (or, in the case of
                                            the first Interest Accrual Period,
                                            from and including the Original
                                            Issue Date to but excluding the
                                            first Distribution Date).

Form of Security........................    Book-entry Certificates with The
                                            Depository Trust Company ("DTC"),
                                            except in certain limited
                                            circumstances. See "Description of
                                            the Certificates-Definitive
                                            Certificates." Distributions thereon
                                            will be settled in [immediately
                                            available (same-day)] [clearinghouse
                                            (next-day)] funds.

Trustee.................................    [         ], as trustee.

Ratings.................................    [ ] by [ ] [and [ ] by [ ]].
                                            [Specify specific ratings
                                            requirements for particular classes,
                                            including the extent to which the
                                            issuance of the Certificates of a
                                            given class is conditioned upon
                                            satisfaction of the ratings of each
                                            other class of Certificates.] See
                                            "Ratings."

Collection Period.......................    With respect to any Distribution
                                            Date, the period beginning on [ ]
                                            and ending at the close of business
                                            on [ ].


THE UNDERLYING SECURITIES

Underlying Securities...................    [A [ ]% [floating rate] [publicly
                                            issued debt security due [ ] [A pool
                                            of publicly issued debt securities
                                            of various issuers, exclusive of the
                                            Retained Interest] [in/having] an
                                            aggregate principal amount of [$][].

Underlying Securities Issuer............    [Specify issuer] [Pool of various
                                            Foreign Government Issuers].

[Foreign Government
Guarantor]..............................    [Specify guarantor, if any.]

Underlying Securities
Original Issue Date.....................    [     ].

Underlying Securities Final
Payment Date............................    [     ].

Amortization............................    [Describe amortization schedule,
                                            if any].

Denominations; Underlying
Securities Currency.....................    The Underlying Securities are
                                            denominated and payable in [U.S.
                                            dollars] [ ] (the "Underlying
                                            Securities Currency") and are
                                            available in minimum denominations
                                            of [$][ ] and [integral multiples
                                            thereof] [multiples of [$][ ] in
                                            excess thereof].

Underlying Securities
Payment Dates...........................    [     ], commencing [      ].

Underlying Securities Rate..............    [ % per annum.] [A [Weighted
                                            Average] rate per annum equal to
                                            [specify interest rate formula for
                                            debt security].]

Underlying Securities
Interest Accrual Periods................    [Monthly] [Quarterly]
                                            [Semi-annually].

Priority................................    [Describe senior or subordinated
                                            status of Underlying Securities].

Security................................    [Describe existence of any security
                                            for obligations or state that
                                            Underlying Securities are
                                            unsecured].

Redemption/Put/
Other Features..........................    [Describe existence of any
                                            redemption, put or other material
                                            features applicable to the
                                            Underlying Securities].

Form of Security........................    Book-entry debt securities with DTC
                                            [listed on the [New York] [American]
                                            Stock Exchange [specify other
                                            listing]].

Underlying Securities
Trustee [Fiscal
and Paying Agent].......................    [ ]. [The Underlying Securities have
                                            [not] been issued pursuant to [an
                                            indenture dated as of [ ], 19[ ]
                                            (the "Indenture"), between the
                                            Underlying Securities Trustee and
                                            the Underlying Securities Issuer] [a
                                            fiscal and paying agency agreement
                                            dated as of [ ], 19[ ] (the "Fiscal
                                            and Paying Agency Agreement"),
                                            between the Fiscal and Paying Agent
                                            and the Underlying Securities
                                            Issuer] [specify other agreement].

Ratings.................................    [ ] by [ ] [and [ ] by [ ]]. [See
                                            "Description of the Underlying
                                            Securities-Ratings of Underlying
                                            Securities."]

[Underlying Securities
Trustee]................................    [Specify].


OTHER DEPOSITED ASSETS

[Provide similar tabular summary description of the principal economic terms of any credit support or other ancillary or incidental asset]

                        SUMMARY OF PROSPECTUS SUPPLEMENT


                  The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus.

Depositor...............................    Lehman ABS Corporation (the
                                            "Company"), an indirect wholly-owned
                                            subsidiary of Lehman Brothers Inc.
                                            See "The Company" in the Prospectus.

Certificates............................    The Certificates, each of which
                                            represents a fractional undivided
                                            beneficial interest in the Trust,
                                            will be issued pursuant to the Trust
                                            Agreement. The Certificates will
                                            consist of [ ] classes, designated
                                            as Class [ ] Certificates [and] [,]
                                            Class [ ] Certificates [and [specify
                                            other classes]], [all] of which [all
                                            but the Class [ ] Certificates] are
                                            being offered hereby (collectively,
                                            the "Certificates").

                                            The Certificate Principal Balance of
                                            a Certificate outstanding at any
                                            time represents the maximum amount
                                            that the holder thereof is entitled
                                            to receive as distributions
                                            allocable to principal. The
                                            Certificate Principal Balance of a
                                            Certificate will decline to the
                                            extent distributions allocable to
                                            principal are made to such holder.
                                            [The Notional Amount of the Class [
                                            ] Certificates as of any date of
                                            determination is equal to [specify].
                                            Reference to the Notional Amount of
                                            the Class [ ] Certificates is solely
                                            for convenience in determining the
                                            basis on which distributions on the
                                            Class [ ] Certificates are
                                            calculated [and determining the
                                            relative voting rights of
                                            Certificateholders of Class [ ]
                                            Certificates for purposes of voting
                                            on a class-by-class basis or
                                            otherwise]. The Notional Amount does
                                            not represent the right to receive
                                            any distributions allocable to
                                            principal.]

                                            [The Class [ ] Certificates, which
                                            are not being offered hereby, have
                                            in the aggregate an initial
                                            Certificate Principal Balance of
                                            [$]_____ (approximate) and a
                                            [Variable] Pass- Through Rate [of
                                            ___%]. The Class [ ] Certificates
                                            represent the right to receive
                                            distributions in respect of their
                                            Certificate Principal Balance and
                                            interest thereon at their applicable
                                            Pass- Through Rate.] Shortfalls in
                                            collections with respect to the
                                            Deposited Assets will be allocated
                                            solely to the Class [ ] Certificates
                                            to the extent provided herein and,
                                            thereafter, will be allocated among
                                            the Certificates and the Class [ ]

                                            Certificates, as provided herein.
                                            [The Class [ ] Certificates will be
                                            transferred by the Company to an
                                            affiliate on or about    , 1997 (the
                                            "Closing Date"), and may be sold at
                                            any time in accordance with any
                                            restrictions in the Trust
                                            Agreement.]

The Underlying Securities...............    Interest on the Underlying
                                            Securities accrues at the Underlying
                                            Securities Rate for each Underlying
                                            Securities Accrual Period and is
                                            payable on each Underlying
                                            Securities Payment Date. The entire
                                            principal amount of the Underlying
                                            Securities will be payable on the
                                            Underlying Securities Final Payment
                                            Date. [The Underlying Securities
                                            have a remaining term to maturity of
                                            approximately    years.] [As of the
                                            Cut-off Date, the pool of Underlying
                                            Securities has a weighted average
                                            interest rate of % and a weighted
                                            average remaining term to maturity
                                            of approximately   years.
                                            Approximately % [specify if greater
                                            than 10%] of such Underlying
                                            Securities consist of debt
                                            securities of [specify foreign
                                            governments or their political
                                            subdivisions or agencies and
                                            instrumentalities.]

                                            [Name such obligor] is a [identify
                                            nature of foreign government] whose
                                            principal executive offices are
                                            located at [specify address]. The
                                            obligor [is subject to the
                                            informational requirements of the
                                            Exchange Act and in accordance
                                            therewith files reports and other
                                            information (including financial
                                            information) with the Commission]
                                            [makes available to the public upon
                                            request certain annual financial and
                                            other information]. See "Description
                                            of the Deposited Assets."

[Other Deposited Assets
and Credit Support......................    The Deposited Assets will also
                                            include [direct obligations of the
                                            United States of America] [describe
                                            any assets which are ancillary or
                                            incidental to the Underlying
                                            Securities, including hedging
                                            contracts such as puts, calls,
                                            interest rate swaps, currency swaps,
                                            floors, caps and collars] (such
                                            assets, together with the Underlying
                                            Securities, the "Deposited Assets").
                                            See "Description of the Underlying
                                            Securities."

                                            The Certificateholders of the
                                            [specify particular classes]
                                            Certificates will have the benefit
                                            of [describe credit support] to
                                            support or ensure the [servicing
                                            and] [timely] [ultimate]
                                            distribution of amounts due with
                                            respect to the Deposited Assets,
                                            including providing certain coverage
                                            with respect to losses thereon.]

Distributions...........................    Holders of the Certificates will be
                                            entitled to receive on each
                                            Distribution Date, to the extent of
                                            available funds on such Distribution
                                            Date, after payment of the expenses
                                            of the Trustee and its respective
                                            agents up to the Allowable Expense
                                            Amount, (i) [in the case of each
                                            class of Certificates other than the
                                            Class [ ] Certificates,]
                                            distributions allocable to interest
                                            at the applicable Pass-Through Rate
                                            on the applicable Certificate
                                            Principal Balance, (ii) [in the case
                                            of each class of Certificates other
                                            than the Class [ ] Certificates,]
                                            distributions allocable to principal
                                            and (iii) [in the case of each class
                                            of Certificates other than the Class
                                            [ ] Certificates,] distributions
                                            allocable to premium (if any) in an
                                            amount equal to all payments of
                                            premium (if any) received on the
                                            Underlying Securities for the
                                            applicable Collection Period.
                                            Distributions will be made to
                                            Certificateholders only if, and to
                                            the extent that, payments are made
                                            with respect to the Deposited Assets
                                            or are otherwise covered by any
                                            Credit Support. [The holders of the
                                            Class [ ] Certificates will be
                                            entitled to receive on each
                                            Distribution Date distributions
                                            allocable to interest in an amount
                                            equal to [describe Stripped
                                            Interest].] [The holders of the
                                            Class [ ] Certificates will not be
                                            entitled to receive any
                                            distributions allocable to principal
                                            or premium (if any).] See
                                            "Description of the
                                            Certificates-Distributions."

Special Distribution Dates..............    If a payment with respect to the
                                            Underlying Securities is made to the
                                            Trustee after the Underlying
                                            Securities Payment Date on which
                                            such payment was due, then the
                                            Trustee shall distribute any such
                                            amount received on the next
                                            occurring Business Day (a "Special
                                            Distribution Date") as if such funds
                                            had constituted Available Funds on
                                            the Distribution Date immediately
                                            preceding such Special Distribution
                                            Date; provided, however that the
                                            Record Date for such Special
                                            Distribution Date shall be [five
                                            Business Days (as such term is
                                            defined in the Prospectus, "Business
                                            Day") prior to the day on] which the
                                            related payment was received from
                                            the Underlying Securities Trustee.

[Subordination..........................    As and to the extent described
                                            herein, the rights of the holders of
                                            the Class [ ] Certificates [and
                                            specify other classes] to receive
                                            distributions of principal, premium
                                            (if any), and interest with respect
                                            to the Deposited Assets will be
                                            subordinated to the rights of the
                                            holders of the other classes of
                                            Certificates with respect to losses
                                            attributable to principal, premium
                                            (if any) and interest realized on a
                                            Deposited Asset

                                            (such losses, "Realized Losses").
                                            See "Description of the
                                            Certificates-Allocation of Losses;
                                            Subordination."

Optional Termination....................    At its option, the [Company] may
                                            purchase all the Deposited Assets in
                                            the Trust, and thereby cause the
                                            termination of the Trust and early
                                            retirement of the Certificates, on
                                            any Distribution Date on which the
                                            aggregate principal amount of the
                                            Deposited Assets remaining in the
                                            Trust is less than [10%] of the
                                            aggregate principal amount of the
                                            Deposited Assets as of the Cut-off
                                            Date. [Specify any other purchase or
                                            repurchase option of the Company.]
                                            See "Description of the Trust
                                            Agreement-Termination" herein and
                                            "Description of Trust
                                            Agreement-Termination" in the
                                            Prospectus.

Certain Federal
Income Tax
Consequences............................    In the opinion of tax counsel to the
                                            Trust, the Trust will be classified
                                            for Federal income tax purposes [as
                                            a grantor trust] [as a partnership]
                                            [as a financial asset securitization
                                            investment trust ("FASIT")] and not
                                            as an association taxable as a
                                            corporation. See "Certain Federal
                                            Income Tax Consequences."

Ratings.................................    It is a condition to the issuance of
                                            the Certificates that the
                                            Certificates have the ratings
                                            specified above under "Summary of
                                            Principal Economic Terms-The
                                            Certificates-Ratings." A security
                                            rating is not a recommendation to
                                            buy, sell or hold securities and may
                                            be subject to revision or withdrawal
                                            at any time by the assigning rating
                                            agency. A security rating does not
                                            address the occurrence or frequency
                                            of redemptions or prepayments on, or
                                            extensions of the maturity of, the
                                            Deposited Assets, the corresponding
                                            effect on yield to investors [or
                                            whether investors in the Class [ ]
                                            Certificates may fail to recover
                                            fully their initial investment]. See
                                            "Ratings."

ERISA Considerations....................    An employee benefit plan subject to
                                            the Employee Retirement Income
                                            Security Act of 1974, as amended
                                            ("ERISA"), and an individual
                                            retirement account (each, a "Plan")
                                            may purchase Certificates of any
                                            class if either (i) the Company is
                                            able to confirm the existence of at
                                            least 100 independent purchasers of
                                            such class or (ii) the Plan can
                                            represent that its purchase of the
                                            Certificates would not be prohibited
                                            under ERISA or the Code. See "ERISA
                                            Considerations."

                             FORMATION OF THE TRUST

                  The Trust will be formed pursuant to the Trust Agreement (including the Series [ ] Supplement) between the Company and the Trustee. Concurrently with the execution and delivery of the Series [ ] Supplement, the Company will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Company.

                  The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Company or the issuance of the Certificates. [Neither the Company nor any of its affiliates participated in the initial public offering of the Underlying Securities] [Lehman Brothers Inc., an affiliate of the Company, participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].


                                  RISK FACTORS

                  [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and the particular structure of the Certificates being offered, including factors relating to the yield on the Certificates and risks associated with the Deposited Assets and the terms thereof, as described elsewhere herein.] See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.


                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

                  This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Deposited Assets. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. [Describe publicly available documents and whether the Underlying Securities Issuer is subject to the informational reporting requirements of the Exchange Act.] Although the Company has no reason to believe the information concerning the Underlying Securities or the Underlying Securities Issuer in the Underlying Securities prospectus related to the Underlying Securities is not reliable, neither the Company nor any of the Underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

          [Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors].

                  [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of publicly issued debt securities of [foreign governments, foreign political subdivisions or agencies and instrumentalities thereof]. The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will be deposited in to the Trust. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

                  The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

                  Composition of the Underlying Securities Pool
                             as of the Cut-off Date

              Number of Underlying Securities:
              Aggregate Principal Balance:                 [$]
              Average Principal Balance:                   [$]
              Largest Balance:                             [$]
              Weighted Average Interest Rate:              %
              Weighted Average Original Term
                to Maturity:                                    years
              Weighted Average Remaining Term
                to Maturity:                                    years
              Longest Remaining Term
                to Maturity:                                    years


                         Distribution by Ratings of the
                Underlying Securities Pool as of the Cut-off Date

                                                           Percent of
                                         Aggregate         Aggregate
                                         Principal         Principal
        Rating            Number         Balance           Balance
        ------            ------         ---------         ----------


                          -------        ---------        -----------

        Total

                          ========       =========        ===========

                   Distribution by Remaining Term to Maturity
            of the Underlying Securities Pool as of the Cut-off Date

                                                                    Percent of
                                                  Aggregate         Aggregate
        Remaining Term                            Principal         Principal
         to Maturity               Number           Balance          Balance
        --------------             ------         ---------         ---------


                                   -------        ---------         ---------

        Total                      =======        =========         =========




                      Distribution by Interest Rate of the
                Underlying Securities Pool as of the Cut-off Date

                                                                    Percent of
                                                  Aggregate         Aggregate
                                                  Principal         Principal
        Interest Rate Range         Number        Balance           Balance
        -------------------         ------        ---------         ----------

        % to      %                               [$]                      %

        Greater than      %         _______       ________          ________

        Total                                     [$]                    100%
                                    ===========   ===========       =========


                The Underlying Securities consist of debt securities [issued or guaranteed by foreign governments, foreign political subdivisions or agencies and instrumentalities thereof]. As of the Cutoff Date, [all of] [approximately % of] such Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and, based on publicly available information, no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein and "Risk Factors -- Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.]

[UNDERLYING SECURITIES INDENTURE]

                [The Underlying Securities have been issued pursuant to agreements (each an ["Indenture"] ["Fiscal Agency Agreement"] [specify other]) between the [various] Underlying Securities Issuers and Underlying Securities Trustees [Agents]. The following summary describes certain general terms of such [Indenture[s]] [Fiscal Agency Agreement[s]], but investors should refer to the [Indenture[s]] [Fiscal Agency Agreement[s]] [itself] [themselves] for all the terms governing the Underlying Securities.]

                Each of the Indenture[s] [Fiscal Agency Agreement[s]] limits the [respective] Underlying Securities Issuer's ability to engage in certain activities and transactions and requires that the Underlying Securities Issuer perform certain obligations with respect to the Underlying Securities. [Describe common restrictive, financial and other covenants on the Underlying Securities contained in the Underlying Securities Indenture[s] [Fiscal Agency Agreement[s]].]

                [The following is a summary of the typical Underlying Security Events of Default for each series of Outstanding Debt Securities. [Any additional Underlying Security Events of Default unique to a Concentrated Underlying Security have been described following the summary]:

                (a) failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities in the time periods given in the Indenture[s] [Fiscal Agency Agreement[s]];

                (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement under an Indenture continuing for a specified period of time after notice thereof is given to the Underlying Securities Issuer by the Underlying Securities Trustee or the holders of not less than a specified percentage of the Outstanding Debt Securities;

                (c) failure by the Underlying Securities Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Underlying Securities Issuer or the acceleration by or on behalf of the holders thereof of such securities; [and]

                (d) certain events of bankruptcy or insolvency relating to the Underlying Securities Issuer[s][; and

                [(e) describe any additional common events of default with respect to the pool of Underlying Securities].]

                As of the Cut-off Date, [all of] [approximately __% of] the Underlying Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Underlying Securities]] [and [all of] [approximately % of] the Underlying Securities were [describe the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral.]]

                The [pool of] Underlying Securities, together with any other assets described below and any Credit Support described under "Description of Credit Support", represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.]

[USE THE FOLLOWING WITH RESPECT TO EACH OBLIGOR THE UNDERLYING SECURITIES OF WHICH REPRESENT MORE THAN 10% OF THE TOTAL UNDERLYING SECURITIES AVAILABLE TO MAKE DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES -- ONLY A SINGLE OBLIGOR IS REFERRED TO FOR PURPOSES OF THIS SECTION OF THE FORM OF PROSPECTUS SUPPLEMENT]

                [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate]
[specify publicly issued debt security] due    of [specify issuer][, exclusive
of the interest therein retained by [the Company] as described below (the "Retained Interest")], having an aggregate principal amount outstanding as of the Cut-off Date of approximately [$] [specify currency] (the "Underlying Securities"). The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will be deposited into the Trust. The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing debt security comprising [ %] of the Underlying Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and, based on publicly available information, the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein and "Risk Factors -- Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.

                The Trust will have no other significant assets [other than any Credit Support or those assets referred to below] from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the Certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor]. All information contained in this Prospectus Supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph. Neither the Company nor

[any of] the Underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.]

                [The Deposited Assets will also include [direct obligations of the United States of America] [describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities] (such assets, together with the Underlying Securities, the "Deposited Assets").]


                         [DESCRIPTION OF CREDIT SUPPORT]

                For the benefit [solely] of the [Offered] [Class [ ] Certificates [and the Class [ ] Certificates]], Credit Support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.

[THE LETTER OF CREDIT

                Simultaneously with the Company's assignment of the Deposited Assets to the Trust, the Company will obtain the Letter of Credit from [ ] (the "Letter of Credit Bank") in favor of the Trustee on behalf of the Certificateholders. The Letter of Credit will be irrevocable and will [support the [timely] [ultimate] remittance of amounts due with respect to the Deposited Assets]. The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to
         . The initial amount of the Letter of Credit will be [$] . Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) % of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (ii)] the amount of the Letter of Credit on preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Deposited Assets] [describe other methods]. The Letter of Credit expires on , 19 . The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Letter of Credit Bank to the extent of any amounts owing, in the manner and priority specified herein.]

                [Add language regarding the Letter of Credit Bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank. In addition, to the extent that the Letter of Credit will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the Letter of Credit Bank.]]

[THE SURETY BOND

                Simultaneously with the Company's assignment of the Deposited Assets to the Trust, the Company will obtain the Surety Bond from [ ] (the "Surety") in favor of the Trustee on behalf of the Certificateholders. The Surety Bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered] Class [ ]] Certificates. The Surety Bond expires on , 19 . The Trustee will be obligated,in the event of a drawing on the Surety Bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Surety to the extent of any amounts owing, in the manner and priority specified herein.

                [Add language regarding the issuer of the Surety Bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Surety. In addition, to the extent that the Surety Bond will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the issuer of the Surety Bond.]]

[RESERVE ACCOUNT

                The Company will deposit with the Trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the Certificates in the amount of [$] . [Collections with respect to the Deposited Assets not distributed with respect to the Certificates shall be deposited in the Reserve Account.] Amounts so deposited in such Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Company.]


                            YIELD ON THE CERTIFICATES

                [Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the Certificateholders of each class of the Certificates, as described elsewhere herein.] See "Maturity and Yield Considerations" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

                The Certificates will consist of [ ] classes of Certificates, designated as Class [ ] [,] [and] Class [ ] [and Class ____] Certificates. The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The Certificates represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]_________ (approximate) and a [ %] [Variable] Pass-Through Rate. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] _____ (approximate) and a [___%] [Variable] Pass-Through Rate. [The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] _________ (approximate) and a [ %] [Variable] Pass-Through Rate. [The Class [ ] Certificates, which are not being offered hereby, will be transferred by the Company to an affiliate on the Closing Date, and may be sold at any time by the Company in accordance with the terms of the Trust Agreement.]

                The Certificates [(other than the Class [ ] Certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The Class [ ] Certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one Certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

                The Certificates [(other than the Definitive Classes of Certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Company, the "Clearing Agency"), except as provided below. The Company has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "-- Definitive Certificates" below and "Description of Certificates -- Global Securities" in the Prospectus.

                Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

                Definitive Certificates will be issued to [Certificate Owners] or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates [(other than the Definitive Classes)] and the Company is unable to locate a qualified successor or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

                Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates [(other than the Definitive Classes of Certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

DISTRIBUTIONS

                Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                (i) to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;

                (ii) [to the providers of Credit Support ("Credit Support Providers"), any amounts required to be paid or reimbursed to, or deposited with, any such person (collectively, "Credit Support Payments");

                (iii)] to the Certificateholders of each Class of such Series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], second, to the payment of Required Principal and third, to the payment of Required Premium, in each case applicable to such Class, commencing with the most highly ranked Class and, to the extent Available Funds remain available, to each other Class in accordance with the ranking specified herein under "-- Allocation of Losses; Subordination";

                [(iii) to the Credit Support Providers, any Credit Support Payments;]

                [(iv)] to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant to clause (i) above;

                [(v)  all remaining amounts, if any, to the Company].

                There can be no assurance that collections received from the Deposited Assets and any applicable Credit Support relating to the Certificates over a specified period will be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the Certificateholders of the Certificates. To the extent Available Funds are insufficient to make any such distributions due to any such Series or Class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

                For purposes hereof, the following terms have the following meanings:

                ["Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$]__________ and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]

                "Available Funds" for any Distribution Date means the sum of (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as of such Distribution Date pursuant to the Credit Support described herein [and (c) any additional amount that the [Company] may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds].

                "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

                "Eligible Investments" means, with respect to the Certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

                "Required Interest" for the Certificates or any Class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such Certificates, computed at the applicable Pass-Through Rate.

                "Required Premium" for the Certificates or any Class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such Certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

                "Required Principal" for the Certificates or any Class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such Certificates. The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any Credit Support obtained for the benefit of such holder. The Certificate Principal Balance of any class of Certificates [(other than Class [ ] Certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses, as described herein. [The Notional Amount of the Class [ ] Certificates as of any date of determination is equal to [specify amount].] [Holders of the Class [ ] Certificates are not entitled to receive any distributions allocable to principal.]

                [Notwithstanding the priorities described above, holders of the Class [ ] Certificates and the Class [ ] Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the Class [ ] Certificates and the Class [ ] Certificates, if any of the following conditions shall be satisfied: [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[ADVANCES

                Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

                Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

                All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

                The subordination described herein provided by the Class [ ] Certificates [and the Class [ ] Certificates] is designed to protect holders of the remaining classes of Certificates from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining classes of Certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.

                [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various classes].]

                [An "Extraordinary Trust Expense" is an expense of a given Trust in excess of the Allowable Expense Amount, including certain reimbursements to the Company described in the Prospectus under "Description of Certificates -- [Certain Matters Regarding the Company]" and certain reimbursements to the Trustee described under "Description of the Trust Agreement -- The Trustee" herein.]

[RESTRICTIONS ON TRANSFER OF THE CLASS [   ] CERTIFICATES

                Because the Class [ ] Certificates are subordinate to the Class
[ ] Certificates and the Class [ ] Certificates to the extent set forth herein, the Class [ ] Certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations."]

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1997-[ ] Supplement) will consist of (i) the Deposited Assets (exclusive of any Retained Interest, which is not part of the Trust), (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and] [(iii) any Credit Support in respect of any class or classes of Certificates] [and (iv) the rights of the Company under the Purchase Agreement between the Company and the Seller]. [In addition, the Certificateholders of the Certificates may also have the benefit of certain Credit Support discussed above. See "Description of Credit Support."] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

                [ ], a [ ] corporation, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ ] and its telephone number is [ ].

                The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

                An event of default with respect to any class of Certificates under the Trust Agreement (an "Event of Default") will consist of [(i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) the occurrence and continuance of such other events specified in the applicable series supplement.] [Describe remedies available to

Certificateholders upon the occurrence and continuance of an Event of Default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

                The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates of any class, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such class.

                No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such Series evidencing not less than the "Required Percentage-Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such Series have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such Series evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights of such Series. ["Required Percentage-Remedies" shall mean [ %] of the Voting Rights.]

VOTING RIGHTS

                [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates[,] [and] the Class [ ] Certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective Certificates and [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective Certificates. [Specify whether and under what circumstances voting will be class-by-class].

                [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages]. ["Required
Percentage-Amendment" of Voting Rights necessary to consent to amendment or modification of the Trust shall be [ %].] ["Required Percentage-Waiver" shall mean [ %].]

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF INDENTURE

                The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, [the Indenture] or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the Certificates, as applicable) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a Underlying Securities Event of Default or an event which with the passage of time would become a Underlying Securities Event of Default and with the unanimous consent of holders of all Outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding Class of the Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Outstanding Debt Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless a Underlying Securities Event of Default under the Indenture has occurred, the Trustee is directed by the affirmative vote of all of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above. [Accordingly, a Certificateholder generally would be required to effect a withdrawal of Requested Underlying Securities from the Trust in order to accept such offer. See "Description of Certificates-Optional Exchange" in the Prospectus.]

                If an event of default under the [Indenture] [Underlying Securities] occurs and is continuing and if directed by all the holders of outstanding Class [ ] Certificates and, unless the Class [ ] Certificates are no longer outstanding, by the holders of all outstanding Class [ ] Certificates,] the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate [to direct the Underlying Securities Trustee] to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the Certificateholders' interests of each Class may differ and the interests of either Class may differ from holders of other Outstanding Debt Securities.

TERMINATION

                [The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of Certificates-Termination" in the Prospectus.] [Describe additional termination provisions.] The Company will have the right to purchase all remaining Deposited Assets in the Trust and thereby effect early retirement of the Certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of the Company at [specify when and on what terms any such option may be exercised]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Company exercises any such option, the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding Certificate Principal Balance or Notional Amount, as applicable, plus with respect to the Certificates [one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of Certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement-Termination" in the Prospectus.


                  CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

                [Describe any applicable legal aspects of the Deposited Assets or relating to the enforceability by the Certificateholders of the security interest, if any, securing such Deposited Assets.]


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                The following is a general discussion of all material Federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates. Such consequences will depend on the terms of the Certificate, whether the Trust is treated as a grantor trust, as a partnership or a FASIT for Federal income tax purposes, and the assets collateralizing or otherwise supporting such Certificate. The consequences of owning Certificates which are deemed for Federal income tax purposes to be interests in a grantor trust, in a partnership or in a FASIT are discussed separately below under the captions ["Grantor Trust Certificates"],

["Partnership Certificates"], and ["FASIT Certificates"], respectively. The applicable Trust Agreement would include provisions appropriate to the particulars of the transaction and to the relevant Federal income tax status of the Trust and related Certificates.


                This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. The Prospectus Supplement for each series of Certificates will describe the consequences that relate to the specific Certificates issued pursuant thereto. Accordingly, this discussion should only be read in conjunction with the discussion under "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                The Trust will be provided with an opinion of Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), special Federal tax counsel to the Company ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

TAX STATUS OF TRUST

                In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificate Owner") will be subject to Federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such Certificates, and as if it paid directly its share of expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificate Owners will not realize OID except with respect to a "stripped interest" (as defined below).

INCOME OF CERTIFICATE OWNERS

                In General. A Certificate Owner will allocate the amount it pays for its Certificate among the Underlying Securities and the Deposited Assets in the Trust other than the Underlying Securities (the "other Deposited Assets") allocable to such Certificate, in proportion to their relative fair market values on the date of purchase of the Certificate. A Certificate Owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

                The Federal income tax treatment of a holder of a particular class of Certificates will depend upon whether the interest in the Underlying Securities represented by such class will be considered, in whole or in part, to be a "stripped bond" or "stripped coupon" (together, a "stripped interest") within the meaning of Section 1286 of the Code. A class of Certificates will not be considered to represent a stripped interest in the underlying Underlying Securities to the extent the Certificate is entitled to receive a proportionate amount of all principal and interest on the Underlying Securities. A class of Certificates will be considered in its entirety to represent a stripped interest in the underlying Underlying Securities if it is entitled to receive interest on the Underlying Securities which is disproportionately less than the principal which it is entitled to receive on the Underlying Securities, or if it is entitled to receive all or part of the interest on the Underlying Securities but no principal on the Underlying Securities. In addition, if a class of Certificates is entitled to receive interest and principal on the Underlying Securities, but the interest it is entitled to receive on the Underlying Securities is disproportionately more than the principal it is entitled to receive on the Underlying Securities, it could be argued that the Certificates represents (a) an interest in the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Securities and (b) a stripped interest in the Underlying Securities to the extent of any additional interest to which it is entitled on the Underlying Securities. If a Certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of Certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

                Tax Treatment of Certificates to the Extent They Are Not Stripped Interests. To the extent a class of Certificates does not represent a stripped interest in the Underlying Securities, each Certificate Owner will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest and discount earned on the Underlying Securities, income derived from the other Deposited Assets held by the Trust, and any gain or loss upon collection or disposition of the Underlying Securities or other Deposited Assets. The portion of each monthly payment to a Certificate Owner that is allocable to principal on the Underlying Securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such Certificate Owner's undivided interest in the Underlying Securities.

                To the extent that the portion of the purchase price of a Certificate allocated to a Certificate Owner's undivided interest in a Underlying Security is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. In determining whether a Certificate Owner has purchased its interest in the Underlying Securities at a premium or discount, a portion of the purchase price for a Certificate will be allocated to (i) the other Deposited Assets (including any accrued interest thereon) held by the Trust and (ii) the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Certificate Owner's undivided interest in the Underlying Securities (the "allocated Purchase Price"). To the extent that the allocated Purchase Price is less than the principal balance of an Underlying Security, the Certificate Owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the allocated Purchase Price exceeds the principal balance of an Underlying Security, the Certificate Owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

                For example, if the allocated Purchase Price paid by a Certificate Owner who purchases a Certificate in the initial public offering were equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the Certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a Certificate is equal to the principal amount of the Underlying Securities allocable to the Certificate, because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust, in the aggregate a Certificate Owner's interest in the Underlying Securities will have been purchased at a discount.

                In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of an Underlying Security or upon the sale or other disposition of a Certificate, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deduction attributable to any indebtedness treated as incurred or continued to purchase or carry an Underlying Security (or a Certificate) must be deferred. The ordinary income treatment on principal payments and dispositions and deferral of interest deductions described in the preceding sentence will not apply if a Certificate Owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the Certificate. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation.

                Tax Treatment of Certificates to the Extent They Are Stripped Interests. To the extent a class of Certificates represents a stripped interest in the underlying Underlying Securities, each such Certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the Certificate allocable to the stripped interest.

                Under the Treasury regulations issued under Section 1286 of the Code (the "Regulations"), the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the Underlying Securities to which the stripped interest (i.e., the Certificate Owner) is also entitled. If none of the amounts payable to a Certificate Owner with respect to a stripped interest constitute qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the Certificate allocable to the stripped interest. Moreover, in determining the amount paid for the stripped interest, a portion of the purchase price for a Certificate must be allocated to the Certificate Owner's share of other Deposited Assets and to accrued interest.

                The tax treatment of a Certificate Owner will depend upon whether the amount of OID on the stripped interest represented by the Certificate is less than a statutorily defined de minimis amount. In general, under the Regulations, the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" and the number of full years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity and the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. In general, "stated redemption price at maturity" means the sum of all amounts payable on the stripped interest other than qualified stated interest.

                If the amount of OID on the stripped interest represented by the Certificate is de minimis under the rules discussed above, the stripped interest would not be treated as having OID. Each Certificate Owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest on the Underlying Securities and any gain upon sale or disposition by the Trust of the Underlying Securities. Such gross income would exceed the Pass- Through Rate on the Certificate by an amount equal to the Certificate Owner's share of the expenses of the Trust for the period during which it owns a Certificate. Each Certificate Owner would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest; such income would be capital gain, short-term or long-term depending upon the Certificate Owner's holding period in the Certificate. The Certificate Owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Certificate Owner from any Credit Support or any subordination feature will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

                Except as described below, a Certificate Owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, except as described below, interest on an underlying Underlying Security would be includible in a Certificate Owner's gross income when it accrues on the Underlying Securities, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Administrative Agent, if any, or otherwise the Trustee on behalf of Certificate Owners. Because the interest collected on the Underlying Securities generally is paid to

Certificate Owners in the following month, the amount of interest includible in a Certificate Owner's gross income during any calendar month will not equal the interest distributed in that month.

                If the OID with respect to the stripped interest in the Underlying Securities represented by a Certificate is not treated as being de minimis, a Certificate Owner will be required to include in income, in addition to any qualified stated interest on the stripped interest as described above, any OID on the stripped interest. OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such Certificate Owner prior to the receipt of cash by such Certificate Owner. Under the rules described below, the amounts includible in income by a Certificate Owner on a stripped interest that has OID are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

                In general, if a stripped interest has OID the Certificate Owner will be required, whether such Certificate Owner uses the cash or the accrual method of tax accounting, to include in ordinary gross income the sum of the "daily portions" of OID on the stripped interest for all days during the taxable year that the Certificate Owner owns the Certificate. The daily portions of OID on a stripped interest are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID on a stripped interest allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest (if any) payable on the stripped interest during (or allocable to) such accrual period.

                An "accrual period" would generally be each period ending on an interest payment date on the Underlying Securities, although Treasury regulations allow a Certificate Owner to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Underlying Securities occurs at the end of an accrual period.

                The "adjusted issue price" of a stripped interest at the beginning of any accrual period is the purchase price for a Certificate allocable to the stripped interest (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments (if any) in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

                The Trustee intends to account for OID, if any, reportable by Certificate Owners by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

                Bond Premium. In the event that a Certificate represents either an unstripped interest in an Underlying Security, or a stripped interest which includes qualified stated interest, and the stripped or unstripped interest is treated as having been purchased at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the Certificateholder other than qualified stated interest), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the underlying Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

                Election to Treat All Interest as Original Issue Discount. Any Certificate Owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the Certificate Owner's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such Certificate Owner.

                Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

                Foreign Tax Credits. Any foreign income taxes withheld from payments to the Trust will be includible in the income of Certificate Owners and will likewise be deductible to Certificate Owners, or, alternatively, Certificate Owners may be eligible for a U.S. foreign tax credit subject to various limitations.

OTHER DEPOSITED ASSETS OF THE TRUST

                [Describe tax consequences of the other Deposited Assets.]

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

                In computing its Federal income tax liability, a Certificate Owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a

Certificate Owner is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE

                A Certificate Owner's tax basis in a Certificate generally will equal the cost of such Certificate, increased by any amounts of undistributed taxable income (e.g., OID or market discount) and reduced by any amortized premium (each as described above) and any payments other than payments of qualified stated interest on an underlying Underlying Security made on such Certificate.

                If a Certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the assets of the Trust and the Certificate Owner's adjusted basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Certificate Owner's interest in accrued market discount not previously taken into income on Underlying Securities.

BACKUP WITHHOLDING

                Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATE OWNERS

                To the extent that amounts paid to Certificate Owners that are not United States persons ("Foreign Certificate Owners") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificate Owner (i) fulfills certain certification requirements, (ii) does not own at least 10% of the total combined voting power of all classes of stock of the Underlying Securities Issuer (or 10% of the capital or profits of an issuer which is a partnership for federal income tax purposes) and (iii) is not a "related controlled foreign corporation." Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

                [Describe the Federal income tax consequences to Foreign Certificate Owners of an interest in any other Deposited assets of the Trust.]

                A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.]

[TAX CHARACTERIZATION OF THE TRUST

                The Company and the Administrative Agent, if any, have agreed, and the Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal, state and local income, franchise and any other tax measured in whole or in part by income. However, the proper characterization of the arrangement involving the Trust, the Certificate Owners, the Company and the Administrative Agent, if any, is not entirely clear because there is no directly comparable authority.

                If the Trust were deemed to be a "publicly traded partnership" it could be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificate Owners could be liable for any such tax that is unpaid by the Trust).

                A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. In the opinion of Federal Tax Counsel, because of the nature of the income of the Trust, the Trust will not be a publicly traded partnership taxable as a corporation.

PARTNERSHIP TAXATION

                As a partnership, the Trust will not be subject to Federal income tax, but each Certificate Owner will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of [ ] and any gain upon collection or disposition [ ]. The Trust's deductions will consist primarily of [ ].

                The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that each class of Certificate Owners will be allocated taxable income of the Trust for each monthly period equal to the sum of (i) the amount payable (or accruing) at the Pass-Through Rate on such class of Certificates for such month (to the extent such amount would not economically represent a return of capital); (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such class of Certificates but not yet distributed;
(iii) any Trust income for such month attributable to discount on the Underlying Securities that corresponds to any excess of the principal amount of such class of Certificates over their initial issue price; and (iv) [any other income economically accruing for such class of Certificates during such month. [All remaining taxable income of the Trust will be allocated to the [ ]]. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, holders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders in effect could be required to report income from the Certificates on the accrual basis. In addition, tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, even though their Certificates may have been purchased at different times and at different prices.

                An individual taxpayer's miscellaneous itemized deductions (which do not include interest expense) are subject to limitations and as a result may be disallowed in whole or in part. Those limitations, which also apply to estates and trusts, would apply to a Certificate Owner's share of expenses of the Trust (including fees to the Administrative Agent, if any) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

                If the Trust holds a large number of Underlying Securities, it intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. Were the Service to require that such calculations be made separately for each Underlying Security, the Trust might be required to incur additional expense but the Depositor believes that there would not be a material adverse effect on Certificate Owners.

                A Certificate Owner would increase or decrease its tax basis in its Certificate for its allocable share of the Trust's income or loss, respectively. Any cash distributions by the Trust to a Certificate Owner will constitute (i) first, a return of capital to the extent of such Certificate Owner's tax basis in the Certificate (with a corresponding dollar-for-dollar reduction in such tax basis), and (ii) thereafter, to the extent in excess thereof, gain on the sale or exchange of such Certificate Owner's Certificate. See "Disposition of Certificates" below.

DISCOUNT AND PREMIUM

                The Depositor believes that the Underlying Securities were not issued with original issue discount ("OID") and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Underlying Securities may be greater or less than the remaining principal balance of the Underlying Securities at the time of purchase. If so, the Underlying Securities will have been acquired at a premium or discount, as the case may be. (As indicated above, if the Trust acquires a large number of Underlying Securities it will make this calculation on an aggregate basis, but might be required to recompute it on an instrument-by- instrument basis.)

                The Trust will make an election that will result in any market discount on the Underlying Securities being included in income currently as such discount accrues over the life of the Underlying Securities. As indicated above in the discussion of "Partnership Taxation," a portion of such market discount income may be allocated to Certificate Owners.

MODIFICATION OR EXCHANGE OF UNDERLYING SECURITIES

                Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

FOREIGN TAX CREDITS

                Any foreign income taxes withheld from payments to the Trust will be includible in the income of Certificate Owners and will likewise be deductible to Certificate Owners, or, alternatively, Certificate Owners may be eligible for a U.S. foreign tax credit subject to various limitations.

TAX CONSEQUENCES OF OTHER ASSETS HELD BY TRUST

                The manner in which income with respect to the other assets of the Trust should be accrued will depend on the nature of those assets.

[Discuss specific tax consequences of other assets.]

SECTION 708 TERMINATION

                Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Were such a termination to occur, the Trust would be considered to have contributed its assets to a new partnership and distributed the interests in the new partnership to the Certificate Owner. If any such constructive termination occurs, the Trust does not intend to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses. Moreover, the Schedule K-1 information thereafter distributed to the Certificate Owners may be incorrect.

DISPOSITION OF CERTIFICATES

                Generally, capital gain or loss will be recognized on a sale or other disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by his share of Trust income includible in his income (including for the taxable year of sale) and decreased by his share of deductible Trust losses and any distributions received with respect to such Certificate. In addition, both his tax basis in, and the amount realized on a sale of, a Certificate would include the holder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificate and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

                On the sale of a Certificate, any gain attributable to the holder's share of any accrued market discount on the Underlying Securities that has not otherwise been included in the holder's income would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

                If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificate.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

                In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month allocable to a particular class of Certificates will be apportioned among holders of such Certificates in proportion to the principal amount of such Certificates owned by them as of the first business day following the end of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

                The use of such a monthly convention may not be permitted by existing regulations. If such a convention is not allowed (or only applies to transfers of less than all of a partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 754 ELECTION

                In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

ADMINISTRATIVE MATTERS

                The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Service for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties, unless the holder notifies the Service of all such inconsistencies.

                Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is not a United States person, a tax-exempt entity, or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

                The Company, as the tax matters partner, will be responsible for representing the Certificate Owners in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income (or loss) of the Trust.

TAX CONSEQUENCES TO FOREIGN CERTIFICATE OWNERS

                It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. [Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust expects to withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.]

                [Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.]

                [The foregoing summary will be modified, as necessary, to reflect differences caused by the precise nature of the Deposited Assets relating to a given Series of Certificates.]

BACKUP WITHHOLDING

                Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

[TAX CHARACTERIZATION OF THE TRUST; FASIT

                Upon the proposed issuance of Certificates representing interests in a FASIT and the promulgation of Treasury regulations relating to the federal income taxation of FASITs and to the federal income tax consequences of the ownership of FASIT interests, the prospectus supplement relating to such Certificates will describe the requirements for the classification of the Trust as a FASIT and the consequences to a holder of owning such Certificates.]

                         [CERTAIN STATE TAX CONSEQUENCES

                [Describe any applicable state tax consequences that may arise, including as a result of the specific nature of the Deposited Assets relating to a given Series of Certificates or the degree of servicing required with respect to such Deposited Assets.]]


                              ERISA CONSIDERATIONS

                The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each a "Plan").

                In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

                An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets which, in turn, might mean that certain aspects of such investment, including the operation of the Trust, might be non-exempt prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Regulation states that a beneficial interest in a trust is an equity interest. Thus, if a Plan acquired a Certificate of a particular class the Plan might be considered to own its share of the underlying assets of the Trust unless, among other exceptions set forth in the Regulation,
(1) such Certificate is a "publicly-offered security" or (2) equity participation by benefit plan investors in each class of equity interests is not "significant."

                A publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the conclusion of the initial offering by 100 or more investors independent of the issuer and of one another, and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as a part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which such public offering occurred. The Company does not anticipate that the Certificates of any class will be considered publicly-offered securities within the meaning of the Regulation.

                Participation by benefit plan investors in any class of Certificates would not be significant if, immediately after the most recent acquisition of any equity interest in the Trust (whether or not from the Company or an Agent or Underwriter), less than 25 percent of the value of each class of equity interest were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans). For purposes of such less than 25 percent limit, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or any affiliate thereof, shall be disregarded. There can be no assurance that less than 25 percent of the value of any given class of Certificates will be held by benefit plan investors.

                If assets of the Trust were deemed to be Plan assets, certain transactions involving the Trust might be non-exempt prohibited transactions. If, for example, an obligor with respect to any of the Deposited Assets were a party in interest or disqualified person with respect to a Plan holding a Certificate, the acquisition of the Certificate could be construed as a prohibited indirect loan from the Plan to the obligor. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Certificates were acquired pursuant to and in accordance with a prohibited transaction class exemption ("PTCE") issued by the DOL, such as PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95- 60 (an exemption for certain transactions involving insurance company general accounts) and PTCE 96-23 (an exemption for certain in-house asset managers).

                Any Plan acquiring Certificates should consult with its counsel regarding the applicability of ERISA and Code Section 4975 to its acquisition and holding of Certificates. In addition, any Plan acquiring Certificates shall be deemed to have represented that its acquisition and holding of Certificates would not be prohibited under ERISA and the Code because an exemption is applicable to the acquisition and holding of the Certificates and the activities of the Trust. To the extent an insurance company invests assets treated as assets of a Plan, it will be required to make the foregoing representation as a condition to the acquisition of a Certificate.


                             METHOD OF DISTRIBUTION

                Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of [ ]. 199[ ] (the "Underwriting Agreement"), the Company has agreed to sell and [Lehman Brothers Inc. (an affiliate of the Company)] [each of the Underwriters named below, including Lehman Brothers Inc. (an affiliate of the Company)] (the "Underwriter[s]")[,] has [severally] agreed to purchase, the [Certificates] [the principal amount of each class of Certificates set forth below opposite its name].


                                    Class [  ]     Class [  ]      Class [  ]

Lehman Brothers Inc................ $              $                $

   Total........................... $              $                $
                                    ===========   ==========       ===========


[Lehman Brothers Inc. has] [The several Underwriters have] agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased. [In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.]

                  The Company has been advised by the Underwriter[s] that [it] [they] propose[s] to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of Certificates for whom they may act as agents. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                  The Underwriting Agreement provides that the Company will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter[s] may be required to make in respect thereof.

                  Lehman Brothers Inc. is an affiliate of the Company, and the participation by Lehman Brothers Inc. in the offering of the Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.


                                     RATINGS

                  It is a condition to the issuance of the Certificates that the Certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Corporation ("Standard & Poor's)] [Moody's Investors Service, Inc. ("Moody's")] [Fitch Investors Service, L.P. ("Fitch")] [and] [Duff & Phelps Credit Rating Company ("Duff & Phelps")] (the Rating [Agency] [Agencies]"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of Credit Support, as well as on the relative priorities of the Certificateholders of each class of the Certificates with respect to collections and losses with respect to the Deposited Assets. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the Class [ ] Certificates [specify class with Notional Amount] may fail to recover fully their initial investment.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

                  The Company has not requested a rating on the Certificates by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating [Agency] [Agencies].


                                 LEGAL OPINIONS

                  Certain legal matters relating to the Certificates will be passed upon for the Company and the Underwriter[s] by [Weil, Gotshal & Manges LLP, New York, New York].

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



Prospectus
                               Trust Certificates
                              (Issuable in Series)
                             Lehman ABS Corporation
                                    Depositor

The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons
("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Lehman ABS Corporation (the "Company") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Company, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company), and will not be acquired from the issuer thereof as part of any distribution by or pursuant to any agreement with such issuer. Each of the Underlying Securities discussed herein and in the related Prospectus Supplement represents an obligation issued by or guaranteed by one or more foreign governments, foreign political subdivisions or agencies or instrumentalities thereof. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support."

Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

                               LEHMAN BROTHERS

                                 July 25, 1997

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Company's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is specified in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

Prospective investors should consider the factors set forth herein under "Risk Factors," beginning on page 5.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

                  The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount or, if applicable, notional amount (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series,
(g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal (if any), (i) the date of issue, (j) the Final Scheduled Distribution Date (as defined below), if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company does not intend to send any financial reports to Certificateholders.

                  Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The  Company  has filed  with the  Commission  a  registration
statement  on  Form  S-3  (together  with  all  amendments  and  exhibits,   the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.
                          REPORTS TO CERTIFICATEHOLDERS

                  Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

                  Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                  References herein to "U.S. dollars," "U.S.$," USD, "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

                  Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

                  Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

                  Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any person affiliated with the Company or the Trust, or any other person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase an Underlying Security with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Company, or from a reserve fund established to provide funds for such repurchases. Unless otherwise specified in the applicable Prospectus Supplement, the Company has no obligation to establish or maintain any such reserve fund.

                  Credit Support; Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Company, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Company, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

                  Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from any moratorium or similar circumstance with respect to a Underlying Securities Issuer (as defined below)) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social, political and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

                  Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related Prospectus Supplement. Purchasers of the Certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

                  Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

                  Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

                  Foreign Government Issuer. The Underlying Securities will include obligations of, or guaranteed by, foreign governments, foreign political subdivisions, or agencies and instrumentalities thereof (each such issuer and guarantor, if any, sometimes referred to herein as a "Foreign Government Issuer" and a "Foreign Government Guarantor," respectively; and collectively referred to as "Foreign Governments"). Consequently, it may be difficult for the applicable Trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against such obligor. In the absence of a waiver of immunity by a Foreign Government, it would not be possible to obtain a United States judgment against such Foreign Government unless a court were to determine that such issuer is not entitled under the Sovereign Immunities Act of 1976 (the "Immunities Act") to sovereign immunity with respect to such action. Even if such an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities represent direct or indirect obligations of foreign governments, Certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign government which are not typically associated with an investment in securities of a domestic issuer. Such risks include future political and economic developments, governmental repudiation, moratorium on payment or rescheduling of external debts, confiscatory taxation, imposition of any withholding tax, exchange rate fluctuations, political or social instability or diplomatic developments and the imposition of additional governmental laws or restrictions. While a Foreign
Government Issuer may make certain information available by filing periodic reports and other information with the Commission, such information

(including financial information) may differ in timing, form and substance from that normally available with respect to domestic issuers.

                  Currency Risks. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Company disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are certain risks associated with Underlying Securities denominated in a currency other than the local currency of a Foreign Government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

                  Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

                  In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                   THE COMPANY

                  The Company was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Company is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

                  The Certificate of Incorporation of the Company provides that the Company may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Company provides that any securities, except for subordinated securities, issued by the Company must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Company of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the

Company may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.


                                 USE OF PROCEEDS

                  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company to purchase the related Deposited Assets and arrange certain Credit
Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Company for general corporate purposes.

                             FORMATION OF THE TRUST

                  The Company will assign the  Deposited  Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement -- Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

                  Unless otherwise stated in the Prospectus Supplement, the Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual-administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement -- Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

                  Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support -- Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

                  In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.


                        MATURITY AND YIELD CONSIDERATIONS

                  Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

                  The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of political, economic, social, tax, accounting and other factors influence whether a Foreign Government will exercise any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a Foreign Government will be repaid prior to its stated maturity.

                  Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "Description of the Deposited Assets -- Underlying Securities." If a Foreign Government Issuer or Foreign Government Guarantor, as applicable, repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the Certificates may be materially and adversely affected. A variety of factors could influence a Foreign Government's willingness or ability to satisfy its obligations under the related Underlying Securities, and no assurance can be given as to the probability of a moratorium or other action affecting any Underlying Security.

                  The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

                  The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of foreign government debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

                  A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related Prospectus Supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity, in each case to the extent applicable, of any Underlying Security. The applicable Prospectus Supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                           DESCRIPTION OF CERTIFICATES

                  Each Series (or,  if more than one Class  exists,  the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the
Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

                  A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Company as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

General

                  There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support -- Collections."

                  Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates;
(ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class);
(vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class, including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any;
(viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Certificates or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer
Certificates of such Series or Class may be exchanged for Registered Certificates of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xix) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

                  Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

                  The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. Furthermore, after September 1, 1997 an election may be made to treat a Trust as a "financial asset securitization investment trust" ("FASIT"). To date, Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The Prospectus Supplement relating to any Class or Series of Certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such Certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Bearer Certificates or Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

                  Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Certificates may not be exchanged for Bearer Certificates. The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

                  Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

                  Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks -- Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

                  Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York or (in the case of Bearer Certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable Prospectus Supplement, no distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

                  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered
Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding
Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

                  Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

                  General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different
Pass-Through Rate, which may be a Fixed or Variable Pass- Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

                  Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"),
(iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

                  As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

                  The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

                  The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the Prospectus Supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

                  With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

                  Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                  Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

                  Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

                  (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                  (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate
Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money  Market Yield = D X 360 X 100
                                        -------------
                                        360 - (D X M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

                  The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                  (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the
Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

                  The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

                  (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

                  (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

                  The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

                  Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

                  If the  specified  currency  of any  Certificate  is not  U.S.
dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

Indexed Certificates

                  From time to time, the Trust may offer a Series of Certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the "Indexed Currency") specified therein; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates; (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

                  Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Dual Currency Certificates

                  Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

Optional Exchange

                  If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, an "Exchangeable Series," the terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement and/or the related Trust Agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

                  (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

                  (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

                  (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement.

                  Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

                  Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

                  Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Global Securities

                  Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

                  The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New

York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

                  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

                  So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

                  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Company, the Adminis-trative Agent, if any, the Trustee for such Certificates, any paying agent or the Certificate registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                  The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

                  If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary of such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued (a) as Registered Certificates in denominations, unless otherwise specified by the Company or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Certificates of such Class are issuable as Registered Certificates, (b) as Bearer Certificates in the denomination or denominations specified by the Company or in the related Prospectus Supplement if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form (Section 5.03). See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

                  The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.


               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

                  Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. Each Underlying Security will represent an obligation issued or guaranteed by a foreign government, political subdivision or agency or instrumentality thereof. Any pool of such publicly offered foreign government debt securities may include both registered and unregistered offerings. Each Underlying Security, or Underlying Securities in the case of debt securities with a common obligor, that represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates as of the date of the related Prospectus Supplement ("Concentrated Underlying Securities") will represent an obligation issued or guaranteed by a foreign government, one of its political subdivisions or an agency or instrumentality of the foregoing which has offered debt securities in the United States pursuant to a registration statement filed with the Commission containing information required by Schedule B of the Securities Act ("Schedule B"), that qualifies as a "seasoned" issuer under Commission practice and which issuer or guarantor the Company reasonably believes (based on publicly available information) is eligible to use Schedule B as of the time of any offering of Certificates hereunder. The Underlying Securities may include obligations of any or all of the following Foreign Governments (which may include obligations guaranteed by the following): Austria, Australia, Canada, Canadian Provinces, Denmark, Finland, France, Germany, Ireland, Japan, Norway, Italy, Spain, Sweden and the United Kingdom. The Prospectus Supplement for any series will set forth the Foreign Government obligations included in the related Trust.

                  This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Company is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security and is qualified in its entirety by reference to the applicable Prospectus Supplement, Underlying Security prospectus and Underlying Securities themselves.

Underlying Securities

                  General. Unless otherwise specified in the related Prospectus Supplement, none of the Underlying Securities will have been issued pursuant to an indenture and no trustee is provided for with respect to any Underlying Security. Generally, there will be a fiscal agent (each, a "Fiscal Agent") for the Foreign Government Issuer with respect to the Underlying Securities whose actions will be governed by a fiscal agency agreement. A Fiscal Agent does not have the same responsibilities or duties to act on behalf of the holders of a Foreign Government's debt securities as would a trustee. Unless otherwise specified in the related Prospectus Supplement, the due and punctual payment of each Underlying Security and the due and timely performance of all obligations with respect thereto will be backed by the full faith and credit of the related Foreign Government Issuer or unconditionally guaranteed by the related Foreign Government Guarantor, as the case may be.

                  Contractual Restrictions. There will generally be few, if any, contractual restrictions on the Foreign Government Issuers or Foreign Government Guarantors in respect of the Underlying Securities. The Underlying Securities by their terms and provisions may, however, restrict certain actions of the related Foreign Governments and may also require, among other things, the creation or maintenance of reserves or a sinking fund or contain an undertaking or pledge of the Foreign Government not to encumber its assets to secure any other external indebtedness without providing like security for the related Underlying Securities. Certain actions in respect of the debt securities of Foreign Governments may also be subject to proper executive, legislative or administrative approval.

                  The Prospectus Supplement used to offer any Series of Certificates will describe material covenants or undertakings in relation to any [Concentrated Underlying Security] and, as applicable, will describe material covenants or undertakings which are common to any pool of Underlying Securities. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses. In the event of a breach of any such covenant or undertaking, it may not be possible to force any action in respect of the Underlying Securities or to obtain an enforceable judgment against a Foreign Government.

                  Events of Default. Debt securities issued by foreign governments generally provide that any one of a number of specified events will constitute an event of default with respect to such securities. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities, which failure is materially adverse to security holders and continues for a specified period after notice thereof; (iii) the declaration of a moratorium on payment of interest or principal in respect of external indebtedness; and (iv) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer (including other external indebtedness) or the acceleration by or on behalf of the holders thereof of such securities.

                  Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying

Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

                  Remedies. Generally, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities of a Foreign Government may enforce their rights under the securities, including in some cases, the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable. A fiscal agency agreement will not typically provide for the agent to enforce the rights of the security holders as would an indenture trustee. Consequently, any rights in respect of the Underlying Securities must be pursued through the Trustee as a holder thereof in the manner prescribed with respect to the Underlying Securities. There can be no assurance that the Trustee will be able to enforce any contractual obligation against a Foreign Government. Additionally, where action may be taken in respect of the Underlying Securities only by a specified percentage of the holders of the Outstanding Debt Securities, the Trustee's ability to influence such action will be limited by the proportion of such securities held by the Trust.

Principal Economic Terms of Underlying Securities

                  Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer to redeem the securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

                  With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cutoff Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

                  In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor.

                  Certain Foreign Government Issuers have obtained no-action letters from the Commission which condition a Foreign Government Issuer's eligibility to continue to use shelf procedures for delayed offerings and incorporation of certain documents by reference on such Foreign Government Issuer periodically filing with the Commission on Form 18-K under the Exchange Act. However, a Foreign Government Issuer is not required to use these delayed offering procedures to offer securities in the United States and is not subject to the reporting requirements of the Exchange Act by reason of having filed a registration statement under Schedule B. Foreign Government Issuers are subject to the reporting requirements of the Exchange Act only if, and for so long as, their securities are listed on a U.S. exchange. With respect to any Foreign Government Issuer whose obligations represent ten percent or more of the total Underlying Securities of a Trust, the applicable Prospectus Supplement will set forth whether the prospectus offering the related Underlying Securities states that such obligor is subject to the informational requirements of the Exchange Act or if such obligor files periodic reports with the Commission on a voluntary basis. The precise source and nature of publicly available information and where and how it may be obtained with respect to any such Foreign Government Issuer will vary, and, as described above will be set forth in the applicable Prospectus Supplement with respect to any such obligor. If any Foreign Government Issuer of Concentrated Underlying Securities ceases to file periodic reports with the Commission, the Company, on behalf of the related Trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such Foreign Government Issuer may be unavailable.

Other Deposited Assets

                  In addition to the Underlying Securities, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

                  Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

                  As specified in the  applicable  Prospectus  Supplement  for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any
Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

                  Subordination. As discussed below under "- Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "-Reserve Accounts" and in the related Prospectus Supplement.

                  If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

                  Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable
Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

                  Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

                  Reserve  Accounts.  If so provided  in the related  Prospectus
Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts deposited in such Reserve Account may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

Collections

                  The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing such collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the Classes of any Series of Certificates, if applicable.

                  The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

                  The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

                  At the time of issuance of any Series of Certificates, the Company will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

                  In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

                  Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

                  General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

                  Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub- Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

                  The agreement between any Administrative  Agent or Trustee and
a  Sub-  Administrative  Agent  (a   "Sub-Administration   Agreement")  will  be
consistent with the terms of the

Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

                  The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

                  The Administrative Agent or Trustee, as applicable, may require any Sub- Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

                  Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

                  Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

                  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

                  The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

                  If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any; and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.11).

Advances in Respect of Delinquencies

                  Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein or the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent or the Trustee will advance on or before each

Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the Prospectus Supplement) and were delinquent on the related Determination Date, subject to (i) any such
Administrative Agent's or the Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

                  Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's or Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent or Trustee shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent or Trustee from excess funds in the Certificate Account for any Series, such Administrative Agent or Trustee will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.04). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent or Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Company

                  An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to the Company.

                  The Trust Agreement will provide that an Administrative Agent, if any, may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

                  The Trust Agreement will further provide that neither such an Administrative Agent, if any, the Company nor any director, officer, employee, or agent or the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.02). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

                  Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events;
Rights Upon Administrative Agent Termination Event

                  Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events," if applicable, under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required
Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, so long as an Administrative Agent Termination Event, if applicable, under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage-- Administrative Agent Termination" (as defined in the Prospectus Supplement, if applicable) of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

                  No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage-- Remedies" (as defined in the Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

                  Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Trust Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

                  Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

                  Unless  otherwise  specified  in  the  applicable   Prospectus
Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

                  Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the
Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

                  (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass- Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

                  (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

                  (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

                  In the case of  information  furnished  pursuant to subclauses
(i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

                  Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate register. Any notice required to be given to a holder of a Bearer Certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

Evidence as to Compliance

                  [If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited

Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

                  The Trust Agreement may also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

                  Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

                  Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable
Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

Termination

                  The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--

Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

                  Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

Duties of the Trustee

                  The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 7.01).

The Trustee

                  The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

                  In compliance with United States Federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States; except to the extent permitted under U.S. Treasury regulations.

                  Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

                  As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                  Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                 CURRENCY RISKS

Exchange Rates and Exchange Controls

                  An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

                  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates-- General" or as otherwise specified in the applicable Prospectus Supplement.

                  As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the Certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related Trust of payments in the Underlying Securities Currency. An investment in Certificates supported by
Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

                  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

                  The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

                  Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

                  Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

                  If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

                  The equivalent of the ECU in U.S.  dollars as of any date (the
"Day of Valuation") shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

                  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

                  All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

                  Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                              PLAN OF DISTRIBUTION

                  Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

                  If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

                  Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

                  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

                  Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

                  Lehman Brothers Inc. is an affiliate of the Company.
Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Section 2720 of the Conduct Rules of the
National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                  As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

                  Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.


                                 LEGAL OPINIONS

                  Certain legal matters with respect to the Certificates will be passed upon for the Company and the underwriters by Weil, Gotshal & Manges LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

            No dealer, salesman or other person has been authorized to given any information or to make any representation not contained in the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or Lehman Brothers Inc. The Prospectus does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of the Prospectus.

                            TABLE OF CONTENTS
                               Prospectus
Prospectus Supplement..................................................3
Available Information..................................................3
Incorporation of Certain Documents by Reference........................4
Reports to Certificateholders..........................................4
Important Currency Information ........................................5
Risk Factors...........................................................5
The Company............................................................8
Use of Proceeds........................................................9
Formation of the Trust.................................................9
Maturity and Yield Considerations.....................................10
Description of Certificates...........................................12
Description of Deposited Assets and Credit Support....................31
Description of the Trust Agreement....................................38
Limitations on Issuance of Bearer Certificates........................50
Currency Risks........................................................51
Plan of Distribution..................................................53
Legal Opinions........................................................55

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:


         SEC Registration Fee.........................................  $303.03*
         Legal Fees and Expenses......................................  $**
         Accounting Fees and Expenses.................................  $**
         Trustee's Fees and Expenses
           (including counsel Fees)...................................  $**
         Blue Sky Qualification Fees
            and expenses..............................................  $**
         Printing and Engraving Fees..................................  $**
         Rating Agency Fees...........................................  $**
         Miscellaneous................................................  $**
                                                                        ---

         Total.........................................................  $**

------------------
*        $100,144.83 was previously paid
**       To be provided by amendment

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Certification of Incorporation of the Registrant provides that no Director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising under Section 174 of the General Corporation Law of the State of Delaware and (iv) for any transaction from which the Director derives an improper personal benefit. The Bylaws of the Registrant require that the Registrant indemnify each of its Directors and officers, who serve as a Director or officer of the Registrant, or as a director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

         Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits:

   1.1      Form of Underwriting Agreement.

   3.1 Certificate of Incorporation of Lehman ABS Corporation as currently in effect

  **3.2     Bylaws of Lehman ABS Corporation as currently in effect

   4.1      Form of Trust Agreement, with form of Certificate attached thereto.

   5.1 Opinion of Weil, Gotshal & Manges LLP as to legality (including consent of such firm)

   8.1 Opinion of Weil, Gotshal & Manges LLP as to certain tax matters (including consent of such firm)

   23.1     Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5.1 and 8.1)

   24.1     Power of Attorney (included on Signature Page)

   25.1(a)  Statement of eligibility of Trustee


-----------------
 *  To be filed by amendment.
**  Previously filed; incorporated by reference.

Item 17.  Undertakings.

A.       Undertaking Pursuant to Rule 415.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Filing Incorporating Subsequent Exchange Act Documents By Reference.

 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.       Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.       Undertaking in respect of the eligibility of the Trustee.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned hereby certifies on behalf of Lehman ABS Corporation (the "Company") that he has reasonable grounds to believe that the Company meets all of the requirements for filing on Form S-3 and the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of July, 1997.


                                                      LEHMAN ABS CORPORATION

                                                      By: /s/ Mark L. Zusy
                                                          ----------------------
                                                              Mark L. Zusy
                                                           Senior Vice President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints Mark L. Zusy his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                     Position                            Date
---------                     --------                            ----


/s/ Theodore P. Janulis       President                           July 25, 1997
------------------------
Theodore P. Janulis           (Principal Executive Officer);
                              and Director

/s/ Charles B. Hintz          Chief Financial Officer             July 25, 1997
------------------------
Charles B. Hintz              (Principal Financial Officer)


/s/ David Goldfarb            Controller                          July 25, 1997
------------------------
David Goldfarb


/s/ James J. Sullivan         Director                            July 25, 1997
----------------------
James J. Sullivan


/s/ Mark L. Zusy              Director                            July 25, 1997
----------------------
Mark L. Zusy

                                  EXHIBIT INDEX
                                  -------------


         Exhibit No.                                 Description          Page


  1.1                             Form of Underwriting Agreement.

  3.1                             Certificate of Incorporation of
                                  Lehman ABS Corporation as currently
                                  in effect

**3.2                             Bylaws of Lehman ABS Corporation
                                  as currently in effect

  4.1                             Form of Trust Agreement, with form of
                                  Certificate attached

  5.1 Opinion of Weil, Gotshal & Manges LLP as to legality (including consent of such firm)

  8.1 Opinion of Weil, Gotshal & Manges LLP as to certain tax matters (including consent of such firm)

  23.1                            Consent of Weil, Gotshal & Manges LLP
                                  (included in Exhibits 5.1 and 8.1)

  24.1 Power of Attorney (included on Signature Page to Registration Statement)

  25.1(a)                         Statement of eligibility of Trustee


----------------
*  Incorporated by reference from the Registration Statement.
** Previously filed; incorporated by reference.